Exhibit 10.1

THE BON-TON DEPARTMENT STORES, INC.,
and
THE ELDER-BEERMAN STORES CORP.,
as Borrowers
SECOND LIEN LOAN AND SECURITY AGREEMENT
Dated as of November 18, 2009
$75,000,000
EACH OF THE OTHER OBLIGORS PARTY HERETO,
THE FINANCIAL INSTITUTIONS PARTY HERETO FROM TIME TO TIME,
as Lenders
and
SANKATY ADVISORS, LLC,
as Agent
BANC OF AMERICA SECURITIES LLC,
as Lead Arranger and Bookrunner
GB MERCHANT PARTNERS, LLC,
as Collateral Agent
GA CAPITAL, LLC,
as Documentation Agent
and
BANK OF AMERICA, N.A.,
as Co-Documentation Agent

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Page

14.13. Consent to Forum	87
14.13.1. Forum	87
14.14. Waivers by Borrowers	87
14.15. Patriot Act Notice	88
14.16. Survival of Representations and Warranties	88
14.17. No Advisory or Fiduciary Responsibility	88
14.18. Intercreditor Agreement Prevails	88

LIST OF EXHIBITS AND SCHEDULES

Exhibit A Term Note
Exhibit B Form of Borrowing Base Certificate
Exhibit C Assignment and Assumption Agreement
Exhibit D Compliance Certificate
Exhibit E Credit Card Notification
Exhibit F Guaranty

Schedule 1.1(a)	Commitments of Lenders
Schedule 1.1(b)	Restricted Investments Existing on the Closing Date
Schedule 1.1(c)	[Reserved]
Schedule 2.3.2	[Reserved]
Schedule 7.1(c)	Commercial Tort Claims
Schedule 7.2.1	Secondary Operating Deposit Accounts
Schedule 7.3	Mortgaged Real Estate
Schedule 8.2.1	Existing Credit Card Arrangements
Schedule 8.5	Deposit Accounts
Schedule 8.5(a)	Excluded Deposit and Disbursement Accounts
Schedule 8.5(b)	Excluded Trust Accounts
Schedule 8.6.1	Chief Executive Offices and other Business Locations
Schedule 9.1.4	Names and Capital Structure
Schedule 9.1.5	Former Corporate Names and Trade Names
Schedule 9.1.12	Intellectual Property
Schedule 9.1.15	Environmental Matters
Schedule 9.1.16	Restrictive Agreements
Schedule 9.1.17	Litigation
Schedule 9.1.22	Labor Contracts
Schedule 10.2.1	Existing Debt
Schedule 10.2.2	Existing Liens
Schedule 10.2.2(c)	Existing Tax Liens
Schedule 10.2.17	Existing Affiliate Transactions

SECOND LIEN LOAN AND SECURITY AGREEMENT
THIS SECOND LIEN LOAN AND SECURITY AGREEMENT (this “Loan Agreement” or “Agreement”) is dated as of November 18, 2009, among THE BON-TON DEPARTMENT STORES, INC. (“Bon-Ton”), a Pennsylvania corporation and THE ELDER-BEERMAN STORES CORP., an Ohio corporation (“Elder-Beerman” and together with Bon-Ton, collectively, the “Borrowers”), Borrowers”), each of the other Obligors party hereto, the financial institutions party to this Loan Agreement from time to time as lenders (collectively, “Lenders”), and SANKATY ADVISORS, LLC, a Delaware limited liability company (“Sankaty”), as administrative agent for the Lenders (“Agent”), with GB MERCHANT PARTNERS, LLC, a Delaware limited liability company (“GB Merchant Partners”), as collateral agent for the Lenders (“Collateral Agent”) and GA CAPITAL, LLC, a Delaware limited liability company (“GA Capital”), as documentation agent for the Lenders (“Documentation Agent”).
R E C I T A L S:
Borrowers have requested that Lenders make available a credit facility, to be used by Borrowers to finance their mutual and collective business enterprise. Lenders are willing to provide such credit facility on the terms and conditions set forth in this Loan Agreement.
NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties agree as follows:
SECTION 1. DEFINITIONS; RULES OF CONSTRUCTION
1.1. Definitions. As used herein, the following terms have the meanings set forth below:
Account — as defined in the UCC, including all rights to payment for goods sold or leased, or for services rendered.
Account Control Agreements — each deposit account control agreement and other bank account control agreement required pursuant to Section 7.2.1 or Section 8.5, in each case, in form and substance reasonably satisfactory to First Lien Agent (and, following the Bank Loan Termination Date, Agent).
Account Debtor — a Person who is obligated under an Account, Chattel Paper or General Intangible.
Adjusted LIBOR — for any Interest Period, with respect to the LIBOR Term Loan, the per annum rate of interest (rounded upward, if necessary, to the nearest 1/16th of 1%) equal to the highest of (a) the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, (b) the rate determined in accordance with clause (a) of this sentence calculated based on an Interest Period of three months and (c) 3.00%. If such rate is not available at such time for any reason, then “Adjusted LIBOR” for such Interest Period shall be the rate per annum (rounded upward, if necessary, to the nearest 1/16th of 1%) equal to the highest of (a) the rate determined by Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the LIBOR Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period), (b) the rate determined in accordance with clause (a) of this sentence calculated based on an Interest Period of three months and (c) 3.00%.

Affiliate — with respect to any Person, another Person (a) who directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such first Person; (b) who beneficially owns 10% or more of the voting securities or any class of Equity Interests of such first Person; (c) at least 10% of whose voting securities or any class of Equity Interests is beneficially owned, directly or indirectly, by such first Person; or (d) who is an officer, director, partner or managing member of such first Person. “Control” means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through ownership of Equity Interests, by contract or otherwise.
Agent — as defined in the Preamble.
Agent Indemnitees — Agent and its Related Parties.
Agent Parties — as defined in Section 10.1.2.
Agent Professionals — attorneys, accountants, appraisers, auditors, business valuation experts, environmental engineers or consultants, turnaround consultants, and other professionals and experts retained by Agent.
Allocable Amount — as defined in Section 5.10.3.
Anti-Terrorism Laws — any laws relating to terrorism or money laundering, including the Patriot Act.
Applicable Law — all laws, rules, regulations and governmental guidelines applicable to the Person, conduct, transaction, agreement or matter in question, including all applicable statutory law, common law and equitable principles, and all provisions of constitutions, treaties, statutes, rules, regulations, orders and decrees of Governmental Authorities.
Applicable Margin — means 12.75%.
Approved Fund — any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
Asset Disposition — a sale, lease, license, consignment, transfer or other disposition of Property of an Obligor, including a disposition of Property in connection with a sale-leaseback transaction or synthetic lease; provided, however, that in no event shall a termination of a lease be deemed to be an Asset Disposition.
Assignee Group — two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.
Assignment and Assumption Agreement — an assignment and assumption agreement between a Lender and Eligible Assignee, substantially in the form of Exhibit C.
Available Basket Amount — means, on any date of determination, an amount equal to the result of (i) net cash proceeds actually received by an Obligor from the issuance of any Equity Interests (or capital contributions in respect of Equity Interests held in an Obligor) after the Closing Date (“net equity issuance proceeds”), minus (ii) such net equity issuance proceeds which have been utilized by the Obligors and their Subsidiaries to make Investments.

Bank of America — Bank of America, N.A., a national banking association, and its successors and permitted assigns.
Bank Product Debt — as defined in the First Lien Loan Agreement.
Bankruptcy Code — Title 11 of the United States Code, as amended and in effect.
Bank Loan Termination Date — as defined in the Intercreditor Agreement.
Base Rate — for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” (c) the Adjusted LIBOR (without giving effect to clause (c) of such definition) for a one-month Interest Period in effect for such day (or if such day is not a Business Day, the immediately preceding Business Day) and (d) 3.00%. Any change in the Base Rate due to a change in any of the foregoing shall take effect at the opening of business on the day specified in the public announcement of such change. In the event the Base Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Base Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate.
Base Rate Term Loan — a Term Loan to the extent the interest rate is calculated by reference to the Base Rate plus the Applicable Margin.
Board of Directors — (a) with respect to a corporation, the board of directors of the corporation or, except in the context of the definitions of “Change of Control” and “Continuing Directors,” a duly authorized committee thereof; (b) with respect to a partnership, the Board of Directors of the general partner of the partnership or, if the partnership has more than one general partner, the managing general partner of the partnership; and (c) with respect to any other Person, the board or committee of such Person serving a similar function.
Board of Governors — the Board of Governors of the Federal Reserve System.
Bon-Ton — as defined in the Preamble.
Borrowed Money — with respect to any Obligor, without duplication, its (a) Debt that (i) arises from the lending of money by any Person to such Obligor, (ii) is evidenced by notes, drafts, bonds, debentures, credit documents or similar instruments, (iii) accrues interest or is a type upon which interest charges are customarily paid (excluding trade payables owing in the Ordinary Course of Business), or (iv) was issued or assumed as full or partial payment for Property; (b) Capital Leases; (c) reimbursement obligations with respect to letters of credit; and (d) guaranties of any Debt of the foregoing types owing by another Person.
Borrower Account — a special account established by Borrowers, at Bank of America or another bank reasonably acceptable to First Lien Agent (and, following the Bank Loan Termination Date, Agent), subject to a control agreement in favor of First Lien Agent, for the benefit of the First Lien Lenders (and, following the Bank Loan Termination Date, Lenders), in form and substance reasonably satisfactory to First Lien Agent (and, following the Bank Loan Termination Date, Agent).
Borrower Agent — as defined in Section 4.4.
Borrowing Base Certificate — as defined in the First Lien Loan Agreement, in the form of Exhibit B hereto.

Business Day — any day (a) excluding Saturday, Sunday and any other day on which banks are permitted to be closed under the laws of the State of New York and (b) when used with reference to a LIBOR Term Loan, also excluding any day on which banks do not conduct dealings in Dollar deposits on the London interbank market.
Capital Adequacy Regulation — any law, rule, regulation, guideline, request or directive of any central bank or other Governmental Authority, whether or not having the force of law, regarding capital adequacy of a bank or any Person controlling a bank.
Capital Expenditures — all liabilities incurred, expenditures made or payments due (whether or not made) by Parent or any Subsidiary for the acquisition of any fixed assets, or any improvements, replacements, substitutions or additions thereto, in each case that are required to be capitalized for financial reporting purposes in accordance with GAAP.
Capital Lease — any lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.
Capital Stock — (a) in the case of a corporation, corporate stock; (b) in the case of an association or other business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
Cash Equivalents — (a) marketable obligations issued or unconditionally guaranteed by, and backed by the full faith and credit of, the United States government, maturing within 12 months of the date of acquisition; (b) certificates of deposit, time deposits and bankers’ acceptances maturing within 12 months of the date of acquisition, and overnight bank deposits, in each case which are issued by a commercial bank organized under the laws of the United States or any state or district thereof, rated A-1 (or better) by S&P or P-1 (or better) by Moody’s at the time of acquisition, and (unless issued by a Lender or a First Lien Lender) not subject to offset rights; (c) repurchase obligations with a term of not more than 30 days for underlying investments of the types described in clauses (a) and (b) entered into with any bank meeting the qualifications specified in clause (b); (d) commercial paper rated A-1 (or better) by S&P or P-1 (or better) by Moody’s, and maturing within nine months of the date of acquisition; and (e) shares of any money market fund that has substantially all of its assets invested continuously in the types of investments referred to above, has net assets of at least $500,000,000 and has the highest rating obtainable from either Moody’s or S&P.
CERCLA — the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. § 9601 et seq.).
Change of Control — means the occurrence of any of the following: (a) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Parent and the other Obligors, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934); (b) the adoption by the shareholders of Parent of a plan relating to the liquidation or dissolution of the Parent; (c) the Parent (by way of a report or any other filing pursuant to Section 13(d) of the Securities Exchange Act of 1934, proxy, vote, written notice or otherwise) becomes aware of the acquisition by any “person” or “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Securities Exchange Act of 1934, or any successor provision), other than the Permitted Holders, in a single transaction or in a series of related transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, or any successor provision) of 50% or more of the total voting power of the Voting Stock of the Parent; (d) the first day on which a majority of the members of the Board of Directors of the Parent are not Continuing Directors; (e) the Parent consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Parent, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Parent or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where (A) the Voting Stock of the Parent outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the voting power of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance) and (B) immediately after such transaction, no “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934) other than a Permitted Holder becomes, directly or indirectly, the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, or any successor provision) of 50% or more of the voting power of the Voting Stock of the surviving or transferee Person or (f) the failure of (x) Bon-Ton to be a wholly-owned direct Subsidiary of the Parent or (y) the failure of any other Borrower to be a wholly-owned indirect Subsidiary of the Parent.
Chattel Paper — as defined in the UCC.
Claims — as defined in Section 14.2.
Closing Date — as defined in Section 6.1.
Collateral — all Property described in Section 7.1, all Property described in any Security Documents as security for any Obligations, and all other Property that now or hereafter secures (or is intended to secure) any Obligations.
Collateral Agent — as defined in the Preamble.
Commercial Tort Claim — as defined in the UCC.
Commitment — for any Lender, the aggregate principal amount of such Lender’s Term Loan Commitment. “Commitments” means the aggregate principal amount of all Term Loan Commitments.
Compliance Certificate — a certificate, substantially in the form of Exhibit D hereto, by which Borrowers certify compliance with Section 10.3.
Consolidated EBITDA — for any period prior to the Restatement Date, as defined in the First Lien Loan Agreement as in effect on the date hereof, and for any period on or after the Restatement Date, for the Parent and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Fixed Charges for such period, (ii) the provision for Federal, state, local and foreign income taxes of the Parent and its Subsidiaries for such period, (iii) depreciation and amortization expense, (iv) all cash proceeds of business interruption insurance received by the Obligors to the extent not included in Consolidated Net Income, (v) non-cash losses in respect to obligations under Hedging Agreements, (vi) cost savings in connection with any Permitted Acquisition to the extent (A) actually realized, (B) projected or anticipated and permitted or required under Regulation S-K under the Securities Laws or Regulation S-X under the Securities Laws or (C) reasonably expected to be realized (and, in the case of clause (c), reasonably approved by the Agent as such) within the next four (4) Fiscal Quarters after such Permitted Acquisition is effected; provided that all such cost savings shall be set forth in an officer’s certificate from a Senior Officer of the Borrowers in reasonable detail describing and quantifying such cost savings, (vii) non-cash impairment charges, asset write-offs or charges due to the disposal of long-lived assets under GAAP to the extent such impairment charge, asset write-off or charge reduced Consolidated Net Income, (viii) the cumulative non-cash effect of accounting changes to the extent such changes result in a reduction of Consolidated Net Income, (ix) any non-cash losses, expenses or charges reducing Consolidated Net Income, excluding any non-cash charge that, in the ordinary course of business, results in an accrual of a reserve for cash charges in any future period, (x) expenses reducing Consolidated Net Income incurred to the extent reimbursed in cash by indemnification provisions in any agreement in connection with any Permitted Acquisition and such reimbursed amount was not included within the calculation of Consolidated Net Income, (xi) non-cash losses recognized and expenses incurred in connection with the effect of currency and exchange rate fluctuations on intercompany balances and other balance sheet items, and (xii) other non-recurring or unusual expenses of the Obligors and their Subsidiaries which are allowed in accordance with GAAP to be classified as non-recurring or unusual expenses to the extent reducing such Consolidated Net Income; provided that such expenses shall not exceed $20,000,000 in any period of four consecutive fiscal quarters and minus (b) the following to the extent included in calculating such Consolidated Net Income: (i) Federal, state, local and foreign income tax credits of the Parent and its Subsidiaries for such period, (ii) all non-cash items increasing Consolidated Net Income for such period, (iii) amounts paid in cash in respect of non-cash charges which were added back to Consolidated EBITDA in a prior period and (iv) other non-recurring or unusual income of the Obligors and their Subsidiaries which are allowed in accordance with GAAP to be classified as non-recurring or unusual income to the extent increasing such Consolidated Net Income and in excess of $20,000,000 in any period of four consecutive fiscal quarters.
Consolidated Fixed Charges — for any period, for the Parent and its Subsidiaries on a consolidated basis, the sum of cash payments made or required to be made on a pro forma basis for (a) all scheduled permanent principal payments, interest, premium payments, debt discount, fees (excluding any fees incurred in connection with the closing of the First Lien Debt Documents or the Loan Documents), charges and related expenses of the Parent and its Subsidiaries in connection with Borrowed Money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case determined in accordance with GAAP and (b) the portion of rent expense of the Parent and its Subsidiaries with respect to such period under Capital Leases determined in accordance with GAAP.
Consolidated Fixed Charge Coverage Ratio — as of any date of determination, the ratio of (a) the result of (i) Consolidated EBITDA for the four prior fiscal quarter period ending on such date, minus (ii) Capital Expenditures (net of landlord or vendor contributions for Capital Expenditures) for such period (but not less than zero), minus (iii) cash Federal, state, local or foreign income taxes (net of tax refunds in cash) of the Parent and its Subsidiaries paid for such period (but not less than zero), to (b) Consolidated Fixed Charges for such period.
Consolidated Net Income — for any period, for the Parent and its Subsidiaries on a consolidated basis, the net income of the Parent and its Subsidiaries (excluding extraordinary gains and extraordinary losses, in each case determined in accordance with GAAP) for that period.

Contingent Obligation — any obligation of a Person arising from a guaranty, indemnity or other assurance of payment or performance of any Debt, lease, dividend or other obligation (“primary obligations”) of another obligor (“primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person under any (a) guaranty, endorsement, co-making or sale with recourse of an obligation of a primary obligor; (b) obligation to make take-or-pay or similar payments regardless of nonperformance by any other party to an agreement; and (c) arrangement (i) to purchase any primary obligation or security therefor, (ii) to supply funds for the purchase or payment of any primary obligation, (iii) to maintain or assure working capital, equity capital, net worth or solvency of the primary obligor, (iv) to purchase Property or services for the purpose of assuring the ability of the primary obligor to perform a primary obligation, or (v) otherwise to assure or hold harmless the holder of any primary obligation against loss in respect thereof; provided that “Contingent Obligation” shall not include any product warranties given in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be the stated or determinable amount of the primary obligation (or, if less, the maximum amount for which such Person may be liable under the instrument evidencing the Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto.
Continuing Directors — as of any date of determination, those members of the Board of Directors of the Parent, each of whom: (1) was a member of such Board of Directors on the Closing Date; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.
Convertible Note Debt — unsecured Debt of Bon-Ton and any other Obligor which may be convertible, exercisable or exchangeable for or into Capital Stock of Bon-Ton or any other Obligor (other than Disqualified Stock).
Convertible Note Debt Documents — all agreements, instruments and documents from time to time executed in favor of all or any of the holders of the Convertible Note Debt.
Copyright Security Agreements — each memorandum of grant of security interest in copyrights or other copyright security agreement pursuant to which an Obligor grants to Agent, for the benefit of Secured Parties, a Lien on such Obligor’s interests in copyrights, as security for the Obligations.
Credit Card Issuer — collectively (x) MasterCard International, Inc., Visa, U.S.A., Inc., Visa International and American Express, World Financial Network National Bank and Discover and (y) HSBC, as issuer of the Borrowers’ private label credit card program and any replacement thereof that is reasonably acceptable to First Lien Agent (and, following the Bank Loan Termination Date, Agent).
Credit Card Notification — as defined in Section 6.1(p).
Credit Card Processor — any Person that acts as a credit card clearinghouse or processor with respect to any sales transactions involving credit card purchases by customers using credit cards issued by any Credit Card Issuer.
Credit Card Receivables — collectively, all present and future rights of Obligors to payment from (a) any Credit Card Issuer or Credit Card Processor arising from sales of goods or rendition of services to customers who have purchased such goods or services using a credit or debit card and (b) any Credit Card Issuer or Credit Card Processor in connection with the sale or transfer of Accounts arising pursuant to the sale of goods or rendition of services to customers who have purchased such goods or services using a credit card or a debit card, including, but not limited to, all amounts at any time due or to become due from any Credit Card Issuer or Credit Card Processor under the Credit Card Notifications or otherwise.

CWA — the Clean Water Act (33 U.S.C. §§ 1251 et seq.).
Debt — as applied to any Person, without duplication, whether or not included as indebtedness or liabilities in accordance with GAAP (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments; (c) net obligations of such Person under any Hedging Agreement; (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business); (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; (f) Capital Leases and synthetic lease obligations; (g) all obligations of such Person in respect of Disqualified Stock; and (h) all Guarantees of such Person in respect of any of the foregoing. For all purposes hereof, the Debt of any Person shall include the Debt of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Debt is expressly made non-recourse to such Person.
Default — an event or condition that, with the lapse of time or giving of notice, would constitute an Event of Default.
Default Rate — for any Obligation (including, to the extent permitted by law, interest not paid when due), 2% plus the interest rate otherwise applicable thereto.
Defaulting Lender — any Lender that (a) has failed to pay over to any Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due unless the subject of a good faith dispute or unless such failure has been cured or (b) has been deemed insolvent or become the subject of an Insolvency Proceeding.
Deposit Account — as defined in the UCC.
Disqualified Institution — a business competitor of the Borrowers and their Subsidiaries identified by the Borrower Agent in its reasonable discretion and in writing to the Agent from time to time, and their known Affiliates.
Disqualified Stock — any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is six months after the Termination Date. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Parent to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Parent may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 10.2.4. The term “Disqualified Stock” shall also include any options, warrants or other rights that are convertible into Disqualified Stock or that are redeemable at the option of the holder, or required to be redeemed, prior to the date that is six months after the Termination Date.

Distribution — any declaration or payment of a distribution, interest or dividend on any Equity Interest (other than payment-in-kind); any distribution, advance or repayment of Debt to a holder of Equity Interests; or any purchase, redemption, or other acquisition or retirement for value of any Equity Interest.
Distribution Center — as defined in the First Lien Loan Agreement.
Document — as defined in the UCC.
Documentation Agent — as defined in Preamble.
Dollars — lawful money of the United States.
Dominion Account — each special account established by Borrowers at Bank of America or another bank reasonably acceptable to First Lien Agent (and, following the Bank Loan Termination Date, Agent), over which First Lien Agent (and, following the Bank Loan Termination Date, Agent) has exclusive control (subject to the Intercreditor Agreement) for withdrawal purposes.
Eligible Assignee — a Person that is (a) a Lender, U.S.-based Affiliate of a Lender or Approved Fund; (b) any other financial institution approved by Agent (such approval not to be unreasonably withheld or delayed) and, so long as no Event of Default has occurred and is continuing, Borrower Agent (which approval by Borrower Agent shall not be unreasonably withheld or delayed, and shall be deemed given if no objection is made within two Business Days after notice of the proposed assignment), that is organized under the laws of the United States or any state or district thereof, has total assets in excess of $500,000,000, extends asset-based lending facilities in its ordinary course of business and whose becoming an assignee would not constitute a prohibited transaction under Section 4975 of ERISA or any other Applicable Law; and (c) during any Event of Default, any Person; provided that notwithstanding the foregoing, “Eligible Assignee” shall not include (i) any Obligor or any Affiliate or Subsidiary of any Obligor and (ii) on and after the Restatement Date, any Disqualified Institution who is identified by the Borrower Agent as such prior to an assignment.
Enforcement Action — any rightful action to enforce any Obligations or Loan Documents or to realize upon any Collateral (whether by judicial action, self-help, notification of Account Debtors, exercise of setoff or recoupment, or otherwise).
Environmental Agreement — each agreement of Obligors with respect to any Real Estate subject to a Mortgage, pursuant to which Obligors agree to indemnify and hold harmless Agent and Lenders from liability under any Environmental Laws, except for liability caused by any actions of Agent or the Lenders which are in violation of the Environmental Laws.
Environmental Laws — all Applicable Laws (including all programs, permits and guidance promulgated by regulatory agencies), relating to public health (but excluding occupational safety and health, to the extent regulated by OSHA) or the protection or pollution of the environment, including CERCLA, RCRA and CWA.
Environmental Notice — a notice (whether written or oral) from any Governmental Authority or other Person of any possible noncompliance with, investigation of a possible violation of, litigation relating to, or potential fine or liability under any Environmental Law, or with respect to any Environmental Release, environmental pollution or hazardous materials, including any complaint, summons, citation, order, claim, demand or request for correction, remediation or otherwise.

Environmental Release — a release as defined in CERCLA or under any other Environmental Law.
Equipment — as defined in the UCC, including all machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles and other tangible personal Property (other than Inventory), and all parts, accessories and special tools therefor, and accessions thereto and, in any event, including all such Person’s machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment including embedded software and peripheral equipment and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.
Equity Interest — the interest of any (a) shareholder in a corporation, (b) partner in a partnership (whether general, limited, limited liability or joint venture), (c) member in a limited liability company, or (d) other Person having any other form of equity security or ownership interest.
ERISA — the Employee Retirement Income Security Act of 1974.
Event of Default — as defined in Section 11.
Excess Availability — determined as of any date, the amount of Tranche A Excess Availability plus the amount of Tranche A-1 Excess Availability.
Excess Availability Trigger Event — prior to the Bank Loan Termination Date, the first date on which Excess Availability for five (5) consecutive days is less than the greater of (i) $77,000,000 or (ii) 15% of the lesser of (x) the Tranche A Revolver Commitments, plus the Tranche A-1 Revolver Commitments or (y) the Tranche A Borrowing Base, plus the Tranche A-1 Borrowing Base.
Excess Availability Trigger Period — any period (a) commencing upon the occurrence of a Excess Availability Trigger Event and (b) ending on the date that Excess Availability for a period of ninety (90) consecutive calendar days exceeds the greater of (i) $77,000,000 or (ii) 15% of the lesser of (x) the Tranche A Revolver Commitments, plus the Tranche A-1 Revolver Commitments or (y) the Tranche A Borrowing Base, plus the Tranche A-1 Borrowing Base.
Excluded Tax — Tax on the net income or gross receipts of a Lender or any franchise or capital stock tax.
Extraordinary Expenses — all reasonable and documented out-of-pocket costs, expenses or advances that Agent, Collateral Agent or Documentation Agent may incur during a Default or Event of Default, or during the pendency of an Insolvency Proceeding of an Obligor, including those relating to (a) any audit, inspection, repossession, storage, repair, appraisal, insurance, manufacture, preparation or advertising for sale, sale, collection, or other preservation of or realization upon any Collateral; (b) any action, arbitration or other proceeding (whether instituted by or against Agent, any Lender, any Obligor, any representative of creditors of an Obligor or any other Person) in any way relating to any Collateral (including the validity, perfection, priority or avoidability of Agent’s Liens with respect to any Collateral), Loan Documents or

Obligations, including any lender liability or other Claims; (c) the exercise, protection or enforcement of any rights or remedies of Agent in, or the monitoring of, any Insolvency Proceeding; (d) settlement or satisfaction of any taxes, charges or Liens with respect to any Collateral; (e) any Enforcement Action; or (f) negotiation and documentation of any modification, waiver, workout, restructuring or forbearance with respect to any Loan Documents or Obligations. Such costs, expenses and advances include transfer fees, taxes, storage fees, insurance costs, permit fees, utility reservation and standby fees, legal fees, financial advisor fees, appraisal fees, brokers’ fees and commissions, auctioneers’ fees and commissions, accountants’ fees, environmental study fees, wages and salaries paid to employees of any Obligor or independent contractors in liquidating any Collateral, and travel expenses.
Federal Funds Rate — for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as reasonably determined by the Agent.
First Lien Affiliate — with respect to any First Lien Lender or First Lien Agent, another Person who directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such First Lien Lender or the First Lien Agent, as the case may be.
First Lien Agent — the agent under the First Lien Debt Documents, and its successors and permitted assigns in such capacity.
First Lien Debt — Priority Bank Debt (as defined in the Intercreditor Agreement).
First Lien Lenders — the lenders under the First Lien Debt Documents, and their successors and permitted assigns.
First Lien Loan Agreement — the Loan and Security Agreement, dated as of March 6, 2006, by and among the Borrowers, the Guarantors, the First Lien Agent, the First Lien Lenders and each other party thereto, as amended by that certain Amendment No. 1 to Loan and Security Agreement dated as of November 20, 2007, as further amended by that certain Amendment No. 2 to Loan and Security Agreement dated as of November 18, 2009, as it may be further amended, restated, supplemented, modified, renewed, replaced or Refinanced in whole or in part from time to time and any other agreement extending the maturity of, consolidating, otherwise renewing, replacing or Refinancing all or any portion of the Debt under the First Lien Debt Documents or all or any portion of the amounts owed under any other agreement that itself is the First Lien Loan Agreement hereunder and whether by the same or any other agent, lender or group of lenders and whether or not increasing the amount of Debt under the First Lien Debt Documents that may be incurred thereunder, in each case in a manner not inconsistent with the Intercreditor Agreement.
First Lien Debt Documents — collectively, the First Lien Loan Agreement and each of the other documents (including, without limitation, all guaranties and security documents), agreements, instruments, filings and certificates from time to time executed in favor of the First Lien Agent and/or the First Lien Lenders, as any of the same may be amended, restated, supplemented, modified, renewed, replaced or Refinanced in whole or in part from time to time, in each case in a manner not inconsistent with the Intercreditor Agreement.

First Lien Refinancing — means no later than January 6, 2011, either (i) the maturity date of the First Lien Loan Agreement is extended to a date no earlier than three and one-half (3.5) years from the Restatement Date or (ii) the First Lien Loan Agreement is Refinanced in full, in a manner not inconsistent with the Intercreditor Agreement or on terms and conditions reasonably satisfactory to all Lenders.
Fiscal Quarter — each successive period of thirteen weeks, commencing on the first day of a Fiscal Year.
Fiscal Total Stores — in respect of any Fiscal Year, an amount of Stores equal to the sum of (x) the aggregate number of Stores open on the first Business Day of such Fiscal Year, plus (y) the aggregate number of Stores acquired or opened during such Fiscal Year.
Fiscal Year — the fiscal year of Parent and Subsidiaries, for accounting and tax purposes, which is the 52 or 53 week period ending on the Saturday nearer January 31 of each calendar year (e.g., a reference to fiscal 2004 is a reference to the fiscal year ended January 29, 2005).
Fixtures — as such term is defined in the UCC, now owned or hereafter acquired by any Obligor located at a parcel of Real Estate subject to a Mortgage.
FLSA — the Fair Labor Standards Act of 1938, as amended.
Force Majeure — an event or force beyond the reasonable control of the Obligors, including, without limitation, acts of God, acts of public enemy, terrorism, wars, riots and civil disturbances, explosions, epidemics, natural disasters, fires, vandalism, strikes, lock-outs or other labor difficulties, embargoes, shortages or unavailability of materials, supplies, labor, equipment or systems, or fuel or energy shortage.
Foreign Lender — any Lender that is organized under the laws of a jurisdiction other than the laws of the United States, or any state or district thereof.
Foreign Plan — any employee benefit plan or arrangement maintained or contributed to by any Obligor or Subsidiary that is not subject to the laws of the United States, or any employee benefit plan or arrangement mandated by a government other than the United States for employees of any Obligor or Subsidiary.
Foreign Subsidiary — a Subsidiary that is a “controlled foreign corporation” under Section 957 of the Internal Revenue Code, such that a guaranty by such Subsidiary of the Obligations or a Lien on the assets of such Subsidiary to secure the Obligations would result in tax liability to the Obligors.
Full Payment — with respect to any Obligations, the full and indefeasible cash payment thereof (other than contingent indemnification Obligations with respect to which no claim has been asserted in writing), including any interest, fees and other charges accruing during an Insolvency Proceeding (whether or not allowed in the proceeding).
Fund — any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
GAAP — generally accepted accounting principles in the United States in effect from time to time.

General Intangibles — as defined in the UCC, including choses in action, causes of action, company or other business records, inventions, blueprints, designs, patents, patent applications, trademarks, trademark applications, trade names, trade secrets, service marks, goodwill, brand names, copyrights, registrations, licenses, franchises, customer lists, permits, tax refund claims, computer programs, operational manuals, internet addresses and domain names, insurance refunds and premium rebates, all rights to indemnification, contract rights and all other intangible Property of any kind.
Goods — as defined in the UCC.
Governmental Approvals — all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and required reports to, all Governmental Authorities.
Governmental Authority — any federal, state, municipal, foreign or other governmental department, agency, commission, board, bureau, court, tribunal, instrumentality, political subdivision, or other entity or officer exercising executive, legislative, judicial, regulatory or administrative functions for or pertaining to any government or court, in each case whether associated with the United States, a state, district or territory thereof, or a foreign entity or government.
Guarantor Payment — as defined in Section 5.10.3.
Guarantors — each of (a) the Parent, (b) the Bon-Ton Giftco, Inc., (c) The Bon-Ton Stores of Lancaster, Inc., (d) The Bon-Ton Trade, LLC, (e) Carson Pirie Scott II, Inc., (f) Bon-Ton Distribution, Inc., (g) McRIL, LLC, and each other Person who guarantees payment or performance of any Obligations.
Guaranty — each guaranty agreement executed by a Guarantor in favor of Agent, substantially in the form of Exhibit F hereto.
Hedging Agreement — an agreement relating to any swap, cap, floor, collar, option, forward, cross right or obligation, or combination thereof or similar transaction, with respect to interest rate, foreign exchange, currency, commodity, credit or equity risk.
Indemnitees — Agent Indemnitees and Lender Indemnitees.
Initial Lenders — means each of (i) the Initial Sankaty Lenders until such time as the Initial Sankaty Lenders, collectively, beneficially own (which shall for the purposes of this definition include voting and economic interests) less than 70% of the amount of the Term Loans initially held by such Initial Sankaty Lenders (without giving effect to any prepayments) either as provided on Schedule 1.1(a) as of the Closing Date or as acquired by way of assignment within 5 Business Days after the Closing Date, (ii) the Initial GB Merchant Partners Lenders until such time as the Initial GB Merchant Partners Lenders, collectively, beneficially own (which shall for the purposes of this definition include voting and economic interests) less than 70% of the amount of the Term Loans initially held by such Initial GB Merchant Partners Lenders (without giving effect to any prepayments) either as provided on Schedule 1.1(a) as of the Closing Date or as acquired by way of assignment within 5 Business Days after the Closing Date and (iii) the Initial Stone Tower Lenders until such time as the Initial Stone Tower Lenders, collectively, beneficially own (which shall for the purposes of this definition include voting and economic interests) less than 70% of the amount of the Term Loans initially held by such Initial Stone Tower Lenders (without giving effect to any prepayments) either as provided on Schedule 1.1(a) as of the Closing Date or as acquired by way of assignment within 5 Business Days after the Closing Date.

Initial GB Merchant Partners Lenders — means 1903 Onshore Funding, LLC and its Affiliates which control, are controlled by, or are under common control with 1903 Onshore Funding, LLC.
Initial Sankaty Lenders — means Sankaty Credit Opportunities II, L.P., Sankaty Credit Opportunities III, L.P., Sankaty Credit Opportunities IV, L.P., Sankaty Credit Opportunities (Offshore Master) IV, L.P. and their respective Affiliates which control, are controlled by, or are under common control with any of the foregoing.
Initial Stone Tower Lenders — means Stone Tower Credit Funding I Ltd. and its Affiliates which control, are controlled by, or are under common control with Stone Tower Credit Funding I Ltd. (which includes, without limitation, for the avoidance of doubt, Stone Tower Debt Advisors, LLC).
Insolvency Proceeding — any case or proceeding commenced by or against a Person under any state, federal or foreign law for, or any agreement of such Person to, (a) the entry of an order for relief under the Bankruptcy Code, or any other insolvency, debtor relief or debt adjustment law; (b) the appointment of a receiver, trustee, liquidator, administrator, conservator or other custodian for such Person or any part of its Property; or (c) an assignment or trust mortgage for the benefit of creditors.
Instrument — as defined in the UCC.
Intellectual Property — all intellectual and similar Property of a Person, including inventions, designs, patents, patent applications, copyrights, trademarks, service marks, trade names, trade secrets, confidential or proprietary information, customer lists, know-how, software and databases; all embodiments or fixations thereof and all related documentation, registrations and franchises; all books and records describing or used in connection with the foregoing; and all licenses or other rights to use any of the foregoing.
Intellectual Property Claim — any claim or assertion (whether in writing, by suit or otherwise) that the Parent or any Subsidiary’s ownership, use, marketing, sale or distribution of any Inventory, Equipment, Intellectual Property or other Property violates another Person’s Intellectual Property.
Intercreditor Agreement — the intercreditor agreement by and among Agent, the First Lien Agent, each of the Borrowers and the Guarantors, dated as of November 18, 2009, as it may be amended, restated, supplemented or otherwise modified from time to time.
Interest Period — as defined in Section 3.1.3.
Inventory — as defined in the UCC, including all goods intended for sale, lease, display or demonstration; all work in process; and all raw materials, and other materials and supplies of any kind that are or could be used in connection with the manufacture, printing, packing, shipping, advertising, sale, lease or furnishing of such goods, or otherwise used or consumed in such Person’s business (but excluding Equipment).

Investment — any (a) acquisition of all or substantially all assets of, or any line of business or division of, a Person; (b) acquisition of record or beneficial ownership of any Equity Interests of a Person; (c) any advance or capital contribution to, guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor guarantees Debt of such other Person, or (d) other investment in a Person. For purposes of the Loan Documents, on or after the Restatement Date the outstanding amount of any Investment made by any Person at any time shall be calculated as the excess of the initial amount of such Investment made by such Person (including the fair market value of all property transferred by such Person as part of such Investment) over all returns of principal or capital thereof received in cash on or prior to such time by such Person (including all cash dividends, cash distributions and cash repayments of Debt received by such Person).
Investment Property — as defined in the UCC.
IRC — means the Internal Revenue Code of 1986, as amended, and any successor thereto.
Landlord Lien State — (i) the states of Washington, Virginia, Pennsylvania and (ii) such other state(s) or jurisdictions in which a landlord’s claim for rent or other obligations has priority over the Lien of Agent in any of the Collateral.
Large Inventory Location — any distribution center (including each Distribution Center), warehouse, cross-docking station or storage facility at which Inventory is located.
Lender Indemnitees — Lenders and their officers, directors, employees, Affiliates, agents, advisors and attorneys.
Lenders — as defined in the preamble to this Loan Agreement, including any other Person who hereafter becomes a “Lender” pursuant to an Assignment and Assumption Agreement.
Letter-of-Credit Right — as defined in the UCC.
LIBOR Term Loan — a Term Loan to the extent the interest rate is calculated by a reference to Adjusted LIBOR plus the Applicable Margin.
License — any license or agreement under which an Obligor is authorized to use Intellectual Property in connection with any manufacture, marketing, distribution or disposition of Collateral, any use of Property or any other conduct of its business.
Licensor — any Person from whom an Obligor obtains the right to use any Intellectual Property.
Lien — any Person’s interest in Property securing an obligation owed to, or a claim by, such Person, whether such interest is based on common law, statute or contract, including liens, security interests, pledges, hypothecations, statutory trusts, reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Property.
Lien Waiver — an agreement, in form and substance reasonably satisfactory to First Lien Agent (or, following the Bank Loan Termination Date, Agent), by which (a) for any material Collateral located on leased premises, the lessor waives or subordinates any Lien it may have on the Collateral, and agrees to permit First Lien Agent (and, following the Bank Loan Termination Date, Agent) to enter upon the premises and remove the Collateral or to use the premises to store or dispose of the Collateral; (b) for any Collateral held by a warehouseman, processor, shipper, customs broker or freight forwarder, such Person waives or subordinates any Lien it may have on the Collateral, agrees to hold any Documents in its possession relating to the Collateral as agent for First Lien Agent (and, following the Bank Loan Termination Date, Agent), and agrees to deliver the Collateral to First Lien Agent (and, following the Bank Loan Termination Date, Agent) upon request; (c) for any Collateral held by a repairman, mechanic or bailee, such Person acknowledges Agent’s Lien, waives or subordinates any Lien it may have on the Collateral, and agrees to deliver the Collateral to First Lien Agent (and, following the Bank Loan Termination Date, Agent) upon request; and (d) for any Collateral subject to a Licensor’s Intellectual Property rights, the Licensor grants to First Lien Agent (and, following the Bank Loan Termination Date, Agent) the right, vis-à-vis such Licensor, to enforce Liens of Agent and First Lien Agent with respect to the Collateral, including the right to dispose of it with the benefit of the Intellectual Property, whether or not a default exists under any applicable License.

Loan Account — the loan account established by each Lender on its books pursuant to Section 5.7.
Loan Agreement — as defined in the Preamble.
Loan Documents — this Loan Agreement, Other Agreements and Security Documents.
Loan Year — each calendar year commencing on the Closing Date and on each anniversary of the Closing Date.
Margin Stock — as defined in Regulation U of the Board of Governors.
Master Lease Agreement — collectively, (i) Master Lease dated as of March 6, 2006 between Bonstores Realty One, LLC, a Delaware limited liability company, as landlord, and Bon-Ton, as successor by merger to Herberger’s Department Stores, LLC, a Minnesota limited liability company, as tenant, as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with the Loan Documents, (ii) Master Lease dated as of March 6, 2006 between Bonstores Realty One, LLC, a Delaware limited liability company, as landlord, and Carson Pirie Scott II, Inc., formerly known as McRae’s, Inc., a Mississippi corporation, as tenant, as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with the Loan Documents, (iii) Master Lease dated as of March 6, 2006 between Bonstores Realty One, LLC, a Delaware limited liability company, as landlord, and McRIL, LLC, a Virginia limited liability company, as tenant, as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with the Loan Documents, (iv) Master Lease dated as of March 6, 2006 between Bonstores Realty One, LLC, a Delaware limited liability company, as landlord, and Bon-Ton, as successor by merger to Parisian, Inc., an Alabama corporation, as tenant, as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with the Loan Documents, (v) Master Lease dated as of March 6, 2006 currently between Bonstores Realty One, LLC, a Delaware limited liability company, as landlord, and Bon-Ton Distribution, Inc., formerly known as Saks Distribution Centers, Inc., an Illinois corporation, as tenant, as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with the Loan Documents, (vi) Master Lease dated as of March 6, 2006 between Bonstores Realty One, LLC, a Delaware limited liability company, as landlord, and The Elder-Beerman Stores, Corp., an Ohio corporation, as tenant, as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with the Loan Documents, (vii) Master Lease dated as of March 6, 2006 between Bonstores Realty Two, LLC, a Delaware limited liability company, as landlord, and Carson Pirie Scott II, Inc., formerly known as McRae’s, Inc., a Mississippi corporation, as tenant, as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with the Loan Documents, (viii) Master Lease dated as of March 6, 2006 between Bonstores Realty Two, LLC, a Delaware limited liability company, as landlord, and McRIL, LLC, a Virginia limited liability company, as tenant, as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with the Loan Documents, (ix) Master Lease dated as of March 6, 2006 between Bonstores Realty Two, LLC, a Delaware limited liability company, as landlord, and Bon-Ton, as successor by merger to Parisian, Inc., an Alabama corporation, as tenant, as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with the Loan Documents and (x) such other leases and subleases as may be entered into between an SPE and an Obligor from time to time.

Material Adverse Effect — the effect of any event or circumstance occurring after January 31, 2009 (except for general economic or political conditions or conditions generally applicable to the department store industry, or terrorist events or wars) that, taken as a whole, has or could be reasonably expected to have a material adverse effect on: (a) the business, operations, liabilities (actual or contingent), Properties, or financial condition of the Obligors and their Subsidiaries considered as a whole, or the value of the Collateral, taken as a whole, the enforceability of any Loan Documents, or on the validity or priority of Agent’s Liens on any Collateral; (b) the ability of the Obligors taken as a whole to perform any obligations under the Loan Documents, including repayment of any Obligations; or (c) the rights or remedies of Agent or any Lender to enforce or collect the Obligations or to realize upon the Collateral.
Material Contract — any agreement or arrangement to which Parent or a Subsidiary is party (other than the Loan Documents) (a) that is deemed to be a material contract under the Securities Exchange Act of 1934, (b) for which breach, termination, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect, or (c) that relates to the Mortgage Loan Debt, the Senior Note Debt, the Debt under the First Lien Debt Documents, the Convertible Note Debt or other Debt in an aggregate principal amount of $5,750,000 or more.
Moody’s — Moody’s Investors Service, Inc., and its successors.
Mortgage — each mortgage, deed of trust or deed to secure debt pursuant to which an Obligor grants to Agent, for the benefit of Secured Parties, Liens upon the Real Estate owned by such Obligor, as security for the Obligations.
Mortgage Loan Debt — (a) the Debt of SPEs in an aggregate principal amount not to exceed $260,000,000, represented by the Mortgage Loan Debt Documents, (b) the Debt evidenced by each guaranty of a Master Lease Agreement, executed by the Parent in favor of the Mortgage Loan Lender, as in effect on the date hereof and as may be further amended, restated, supplemented or otherwise modified from time to time in accordance with the Loan Documents and (c) the Debt evidenced by each Exceptions to Non-Recourse Guaranty, entered into on the March 6, 2006, by the Parent in favor of the Mortgage Loan Lender, as in effect on the date hereof and as may be further amended, restated, supplemented or otherwise modified from time to time in accordance with the Loan Documents.
Mortgage Loan Debt Documents — the (a) Loan Agreement (the “Bonstores One Agreement”), dated as of March 6, 2006, as amended on May 4, 2006, and as it may be further amended, restated, supplemented or otherwise modified from time to time in accordance with the Loan Documents, between Bonstores Realty One, LLC and the Mortgage Loan Lender, (b) the Loan Agreement (the “Bonstores Two Agreement”), dated as of March 6, 2006, as amended on May 4, 2006, and as it may be further amended, restated, supplemented or otherwise modified from time to time in accordance with the Loan Documents, between Bonstores Realty Two, LLC and the Mortgage Loan Lender, (c) each of the Loan Documents (as defined in the Bonstores One Agreement), (d) each of the Loan Documents (as defined in the Bonstores Two Agreement), (e) each Master Lease Agreement and (f) each guaranty of a Master Lease Agreement by the Parent in favor of the Mortgage Loan Lender.
Mortgage Loan Lender — Bank of America, in its capacity as indenture trustee under the Mortgage Loan Debt Documents.

Multiemployer Plan — any employee benefit plan or arrangement described in Section 4001(a)(3) of ERISA that is maintained or contributed to by any Obligor or Subsidiary.
Net Proceeds — with respect to an Asset Disposition, proceeds (including, when received, any deferred or escrowed payments) received by Parent or a Subsidiary in cash from such disposition, net of (a) reasonable and customary costs and expenses actually incurred in connection therewith, including legal fees and sales commissions; (b) amounts applied to repayment of Debt secured by a Permitted Lien; (c) taxes due as a result of, or in connection with, such Asset Disposition; and (d) reserves for indemnities, until such reserves are no longer needed.
Notes — each Term Note or other promissory note executed by a Borrower to evidence any Obligations.
Notice of Conversion/Continuation — a Notice of Conversion/Continuation to be provided by Borrower Agent to request a conversion or continuation of any Term Loans as LIBOR Term Loans, in form reasonably satisfactory to Agent.
Obligations — all (a) principal of and premium, if any, on the Term Loans, (b) interest, expenses, fees and other sums payable by Obligors under Loan Documents, (c) obligations of Obligors under any indemnity for Claims, (d) Extraordinary Expenses and (e) other Debts, obligations and liabilities of any kind owing by Obligors pursuant to the Loan Documents, whether now existing or hereafter arising, whether evidenced by a note or other writing, whether allowed in any Insolvency Proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several.
Obligor — each Borrower, Guarantor, or other Person that is liable for payment of any Obligations or that has granted a Lien in favor of Agent on its assets to secure any Obligations.
OFAC — has the meaning specified in Section 9.1.27.
OID — has the meaning specified in Section 2.1.4.
Ordinary Course of Business — the ordinary course of business of Parent or any Subsidiary, consistent with past practices and undertaken in good faith.
Organic Documents — with respect to any Person, its charter, certificate or articles of incorporation, bylaws, articles of organization, limited liability agreement, operating agreement, members agreement, shareholders agreement, partnership agreement, certificate of partnership, certificate of formation, voting trust agreement, or similar agreement or instrument governing the formation or operation of such Person.
OSHA — the Occupational Safety and Hazard Act of 1970, as amended.
Other Agreement — each Note, Guaranty, Lien Waiver, Real Estate Related Document, Compliance Certificate, the Intercreditor Agreement, the Perfection Certificate, the Post-Closing Agreement, financial statement or report delivered hereunder, or other document, instrument or agreement (other than this Loan Agreement or a Security Document) now or hereafter delivered by an Obligor or other Person to Agent or a Lender in connection with any transactions relating hereto.
Parent — The Bon-Ton Stores, Inc., a Pennsylvania corporation and parent company of Bon-Ton.

Participant — as defined in Section 13.3.1.
Passive Company — collectively, The Bon-Ton Properties- Eastview G.P., Inc., The Bon-Ton Properties- Marketplace G.P., Inc., The Bon-Ton Properties- Greece Ridge G.P., Inc., The Bon-Ton Properties- Eastview L.P., The Bon-Ton Properties- Marketplace L.P., and The Bon-Ton Properties- Greece Ridge L.P.
Patriot Act — the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001).
Payment Intangible — as defined in the UCC.
Payment Item — each check, draft or other item of payment payable to an Obligor, including those constituting proceeds of any Collateral.
Perfection Certificate — that certain Perfection Certificate dated as of the date hereof, and delivered by the Obligors to Agent.
Permitted Acquisition — any acquisition by any Obligor, whether by purchase, merger or otherwise, of all or substantially all of the assets of, the Equity Interests of, or a business line or unit or a division of, any Person; provided that:
(i) immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom;
(ii) all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable laws and in conformity with all applicable Governmental Approvals;
(iii) such acquisition shall be consensual and shall have been approved by the Board of Directors of such Person;
(iv) in the case of the acquisition of Equity Interests, the issuer of such Equity Interests shall become a Subsidiary of the applicable Obligor immediately after consummation of the applicable transaction, and such Obligor shall have taken, or caused to be taken, as of the date such Person becomes a Subsidiary of such Obligor, the actions set forth in Section 10.1.9;
(v) Prior to the Bank Loan Termination Date, Excess Availability on the date of the making of such acquisition on a pro forma basis after giving effect to such acquisition, and projected Excess Availability on a pro forma basis for the upcoming twelve month period (after giving effect to such acquisition) is, in each case, greater than or equal to 17% of the lesser of (A) the Tranche A Revolver Commitments, plus the Tranche A-1 Revolver Commitments or (B) the Tranche A Borrowing Base, plus the Tranche A-1 Borrowing Base;
(vi) Prior to the Bank Loan Termination Date, except if such acquisition is made within 180 days of an equity issuance and solely with the cash proceeds in an aggregate amount not to exceed the Available Basket Amount then in effect, as of the monthly fiscal period most recently then ended, the Consolidated Fixed Charge Coverage Ratio (on a pro forma trailing 12 fiscal month basis, giving effect to the making of such acquisition, and any Debt under the First Lien Debt Documents incurred in connection therewith, determined as though such acquisition and such Debt under the First Lien Debt Documents had been incurred on the first day of the twelve (12) fiscal month period ended prior to such acquisition) is not less than 0.85 to 1.00;

(vii) any Person or assets or division as acquired in accordance herewith shall be in same business or lines of business in which the Borrowers and/or their Subsidiaries are engaged as of the Closing Date or a line of business reasonably related or incidental thereto; and
(viii) the Borrower Agent shall have delivered to Agent not less than then (10) days prior to the consummation of such acquisition a certificate, in form and substance reasonably satisfactory to Agent, from a Senior Officer of the Borrower Agent certifying that the conditions set forth in clauses (i) through (vii) above are satisfied (which certificate shall attach supporting projections, information and calculations with respect to the requirements set forth in clause (v) and (vi) above (all based on projections of the financial performance of the Obligors believed to be fair and reasonable at the time made)).
Permitted Asset Disposition — as long as no Default or Event of Default exists or would result therefrom, and, if so required pursuant to Section 5.2, all Net Proceeds are remitted to Agent (in accordance with Section 5.2 and the Intercreditor Agreement) for application to the Obligations pursuant to Section 5.5, an Asset Disposition that is (a) a sale of Inventory or Equipment in the Ordinary Course of Business; (b) a disposition of Equipment so long as (x) the Equipment subject to such disposition has a fair market value or book value (whichever is more) of $575,000 or less and (y) all Equipment disposed of pursuant to this clause (b) in the aggregate during any fiscal year of the Parent has a fair market or book value (whichever is more) of $3,500,000 or less, (c) a disposition of Equipment or Inventory that is obsolete, unmerchantable or otherwise unsalable in the Ordinary Course of Business, (d) the licensing of Intellectual Property to third Persons on reasonable and customary terms in the ordinary course of business consistent with past practice; provided that such licensing does not materially interfere with the business of the Parent or any other Obligor, (e) the sale or other disposition of Cash Equivalents, (f) dispositions of accounts receivable (other than Credit Card Receivables) in connection with the compromise, settlement or collection thereof in the Ordinary Course of Business or in bankruptcy or similar proceedings (it being understood that customary chargebacks and offsets, discounts, allowances and credits by Credit Card Processors made in the ordinary course of business shall not constitute a disposition of a Credit Card Receivable for the purposes of this clause (f)), (g) any Permitted Distribution, (h) any Investment which is not a Restricted Investment, (i) the unwinding of any Hedging Agreements, (j) subleases entered into in the ordinary course of business of any Obligor, (k) the disposition of any Real Estate which, pursuant to Section 7.3, is not required to be subject to a Mortgage hereunder, (l) the disposition of any Real Estate which is required to be subject to a Mortgage hereunder, so long as (x) no Default or Event of Default has occurred and is continuing or would result therefrom and (y) the Obligors receive, at the consummation of such Asset Disposition, gross proceeds, in cash, from such sale in an amount not less than 70% of the appraised value of such Real Estate, as set forth in the most recent appraisal provided to the First Lien Agent (and, following the Bank Loan Termination Date, Agent), (m) the disposition by Borrower Agent of 100% of the membership interests in Bonstores Realty One, LLC to Bonstores Holdings One, LLC, (n) the disposition by Borrower Agent of 100% of the membership interests in Bonstores Realty Two, LLC to Bonstores Holdings Two, LLC, (o) a Permitted Store Closure, (p) a sale or other disposition of any property in connection with any transaction covered by, but not prohibited by, Section 10.2.23, (q) a disposition of assets acquired in a Permitted Acquisition so long as (i) such disposition is consummated within 180 days after the consummation of such Permitted Acquisition and (ii) such assets do not constitute Inventory or Accounts; and (r) a transfer of condemned property as a result of the exercise of “eminent domain” or other similar policies to the respective Governmental Authority or agency that has condemned the same (whether by deed in lieu of condemnation or otherwise), and transfers of properties that have been subject to a casualty to the respective insurer of such property as part of an insurance settlement; provided that clauses (o) through (r) shall only apply after the Restatement Date.

Permitted Business — any business conducted or proposed to be conducted by the Parent and the other Obligors on the Closing Date and other businesses reasonably related or ancillary thereto.
Permitted Contingent Obligations — Contingent Obligations (a) arising from endorsements of Payment Items for collection or deposit in the Ordinary Course of Business; (b) arising from Hedging Agreements permitted hereunder; (c) existing on the Closing Date, and any extension or renewal thereof that does not increase the amount of such Contingent Obligation when extended or renewed; (d) incurred in the Ordinary Course of Business with respect to surety, appeal or performance bonds, or other similar obligations; (e) arising from customary indemnification obligations in favor of purchasers in connection with dispositions of Equipment permitted hereunder; (f) arising under the Loan Documents; or (g) in an aggregate amount of $1,150,000 or less at any time.
Permitted Distribution — prior to the Restatement Date, as defined in the First Lien Loan Agreement as in effect on the date hereof, and on and after the Restatement Date, (a) a dividend by the Parent or redemption or repurchase of equity securities of the Parent so long as (i) no Default or Event of Default shall have occurred and be continuing or would result after giving effect to any such Distribution, (ii) prior to the Bank Loan Termination Date, Excess Availability on the date of the making of such Distribution on a pro forma basis after giving effect to such Distribution, and projected Excess Availability on a pro forma basis for the upcoming twelve month period (after giving effect to such Distribution) is, in each case, greater than or equal to 21% of the lesser of (A) the Tranche A Revolver Commitments, plus the Tranche A-1 Revolver Commitments or (B) the Tranche A Borrowing Base, plus the Tranche A-1 Borrowing Base, (iii) prior to the Bank Loan Termination Date, as of the monthly fiscal period most recently then ended, the Consolidated Fixed Charge Coverage Ratio (on a pro forma trailing 12 fiscal month basis, giving effect to the making of such Distribution, and Debt under the First Lien Debt Documents incurred in connection therewith, determined as though such Distribution and Debt under the First Lien Debt Documents had been incurred occurred on the first day of the twelve (12) fiscal month period ended prior to such Distribution) is not less than 1.10 to 1.00 and (iv) the Borrowers shall have provided the Agent with a certificate not less than ten (10) days prior to the making of such Permitted Distribution executed by a Senior Officer, evidencing compliance, after giving effect to such Distribution, with the requirements set forth in clauses (i) through (iii) above (which certificate shall attach supporting projections, information and calculations with respect to the requirements set forth in clauses (ii) and (iii) above (all based on projections of the financial performance of the Obligors believed to be fair and reasonable at the time made)), (b) dividends by the Parent or redemptions or repurchases of equity securities of the Parent in an aggregate amount not to exceed (x) $5,750,000 in any fiscal year of the Parent or (y) $23,000,000 during the term of this Loan Agreement, (c) the purchase, repurchase, redemption, acquisition or retirement for value of any capital stock of the Parent upon the exercise of warrants, options or similar rights if such capital stock constitutes all or a portion of the exercise price or is surrendered in connection with satisfying any federal or state income tax obligation incurred in connection with such exercise; provided that no cash payment in respect of such purchase, repurchase, redemption, acquisition, retirement or exercise shall be made by any Obligor, (d) so long as no Default has occurred and is continuing or would result therefrom, payments to Parent to permit Parent, and which are used by Parent, to redeem equity interests of Parent held by any current or former employee, officer, director or consultant of Parent (or any other Obligor) or their respective estates, spouses, former spouses or family members pursuant to the terms of any employee equity subscription agreement, stock option agreement or similar agreement entered into in the ordinary course of business; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired equity interests in any fiscal year will not exceed $3,450,000, (e) a repurchase of capital stock deemed to occur upon the cashless exercise of stock options and warrants, and (f) distributions to Parent to enable Parent to pay, and which are used by Parent to pay, customary and reasonable costs and expenses of an offering of securities of Parent so long as the Parent reimburses the applicable Obligor promptly upon the consummation of such offering.

Permitted Holders — (1) Tim Grumbacher and his immediate family members (as defined by the National Association of Security Dealers Automatic Quotation system listing requirements) or the spouses and former spouses (including widows and widowers), heirs or lineal descendants of any of the foregoing; (2) an estate, trust (including a revocable trust, declaration of trust or a voting trust), guardianship, other legal representative relationship or custodianship for the primary benefit of one or more individuals described in clause (1) above or controlled by one or more individuals described in clause (1) above; (3) a corporation, partnership, limited liability company, foundation, charitable organization or other entity if a majority of the voting power and, if applicable, a majority of the value of the equity ownership of such corporation, partnership, limited liability company, foundation, charitable organization or other entity is directly or indirectly owned by or for the primary benefit of one or more individuals or entities described in clauses (1) or (2) above; (4) a corporation, partnership, limited liability company, foundation, charitable organization or other entity controlled directly or indirectly by one or more individuals or entities described in clauses (1), (2) or (3) above; and (5) any “person” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, or any successor provision) acting on behalf of the Parent as underwriter pursuant to an offering that is temporarily holding securities in connection with such offering.
Permitted Lien — as defined in Section 10.2.2.
Permitted Purchase Money Debt — Purchase Money Debt of Parent and Subsidiaries that is unsecured or secured only by a Purchase Money Lien, as long as the aggregate principal amount does not exceed $28,750,000 at any time.
Permitted Store Closures — the closure or liquidation of a Store by the Borrowers or any Subsidiary; provided that (a) neither the Borrowers nor any of their Subsidiaries shall close or liquidate, as of any date of determination, in any Fiscal Year (x) Stores representing more than 10% of the Fiscal Total Stores for such Fiscal Year (this clause (x) determined by the result of (i) the sum of (A) the number of Stores closed or liquidated during such Fiscal Year, plus (B) the number of Stores that Borrowers or its Subsidiaries intend to close on or about such date of determination during such Fiscal Year, divided by (ii) Fiscal Total Stores for such Fiscal Year) and (y) Stores representing more than 25% of the Total Stores (this clause (y) determined by the result of (i) the sum of (A) the number of Stores closed or liquidated since the Closing Date plus (B) the number of Stores that the Borrowers or its Subsidiaries intend to close on or about such date of determination, divided by (ii) Total Stores) and (b) if the number of Stores that the Borrowers or their Subsidiaries intend to close or liquidate on any date of determination in a Fiscal Year when aggregated with the number of Stores closed or liquidated by the Borrowers or their Subsidiaries prior to such date within the same Fiscal Year exceed twenty (20) Stores, then all such Stores that are being closed or liquidated on such date plus any Stores closed or liquidated on any date thereafter in the same Fiscal Year shall be closed or liquidated by a liquidator or under the supervision of a consultant (such liquidator or consultant shall be reasonably acceptable to the Agent) and pursuant to liquidation or consulting arrangements reasonably acceptable to Agent. For purposes of this defined term and any other defined term included herein, Store relocations shall be ignored.
Person — any individual, corporation, limited liability company, partnership, joint venture, joint stock company, land trust, business trust, unincorporated organization, Governmental Authority or other entity.

Plan — an employee pension benefit plan that is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and that is either (a) maintained by Parent or Subsidiary for employees or (b) maintained pursuant to a collective bargaining agreement, or other arrangement under which more than one employer makes contributions and to which Parent or Subsidiary is making or accruing an obligation to make contributions or has within the preceding five years made or accrued such contributions.
Pledge Agreement — each pledge agreement pursuant to which an Obligor pledges to Agent, for the benefit of Secured Parties, such Obligor’s equity interests, as security for the Obligations.
Post-Closing Agreement — means that certain letter agreement dated as of the Closing Date among Agent and the Obligors setting forth any applicable conditions reasonably required by Lenders to be fulfilled by Obligors, as applicable, subsequent to the Closing Date in time periods as set forth therein, as amended, restated, supplemented or otherwise modified from time to time.
Priority Lien Agent — as defined in the Intercreditor Agreement.
Pro Rata — (a) with respect to any Lender, a percentage (expressed as a decimal, rounded to the ninth decimal place) determined by dividing the outstanding principal amount of such Lender’s Term Loan by the aggregate outstanding principal amount of all Term Loans.
Properly Contested — with respect to any obligation of an Obligor, (a) the obligation is subject to a bona fide dispute regarding amount or the Obligor’s liability to pay; (b) the obligation is being properly contested in good faith by appropriate proceedings promptly instituted and diligently pursued; (c) appropriate reserves have been established in accordance with GAAP; (d) non-payment could not reasonably be expected to have a Material Adverse Effect, nor result in forfeiture or sale of any assets of the Obligor; (e) no Lien is imposed on assets of the Obligor, unless bonded and stayed to the reasonable satisfaction of Agent; and (f) if the obligation results from entry of a judgment or other order, such judgment or order is stayed pending appeal or other judicial review.
Property — any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.
Purchase Money Debt — (a) Debt (other than the Obligations) for payment of any of the purchase price of fixed assets; (b) Debt (other than the Obligations) incurred within 10 days before or after acquisition of any fixed assets, for the purpose of financing any of the purchase price thereof; (c) Capital Leases and (d) any renewals, extensions or refinancings (but not increases) thereof.
Purchase Money Lien — a Lien that secures Purchase Money Debt, encumbering only the fixed assets acquired with such Debt, and any proceeds thereof, and constituting a Capital Lease, a purchase money security interest under the UCC or a purchase money mortgage.
RCRA — the Resource Conservation and Recovery Act (42 U.S.C. §§ 6991-6991i).
Real Estate — all right, title and interest (whether as owner, lessor or lessee) in any real Property or any buildings, structures, parking areas or other improvements thereon.

Refinance — in respect of any Debt, to refinance, extend, renew, defease, supplement, replace or repay such Debt, or to issue other Debt in exchange or replacement for such Debt, in whole or in part, whether with the same or different lenders, arrangers or agents, “Refinanced” and “Refinancing” shall have correlative meanings.
Refinancing Conditions — the following conditions for Refinancing Debt: (a) it is in an aggregate principal amount that does not exceed the principal amount of the Debt being extended, renewed or refinanced, plus the amount of any premiums required to be paid thereon, accrued interest and reasonable fees and expenses associated therewith; (b) it has a final maturity no sooner than, a weighted average life no less than, and an interest rate on market terms for the type of Debt being refinanced, extended, or renewed; (c) it is subordinated to the Obligations at least to the same extent as the Debt being extended, renewed or refinanced; (d) the representations, covenants and defaults applicable to it are on market terms for the type of Debt being extended, renewed or refinanced; (e) no additional Lien is granted to secure it (other than to secure the additional Debt permitted to be incurred pursuant to clause (a) of this definition); provided that with respect to any extension, renewal or refinancing of the Senior Note Debt, Liens may be granted to the holders thereof so long as such Liens are permitted under Section 10.2.2(s); (f) no additional Person is obligated on such Debt; provided that with respect to any extension, renewal or refinancing of the Senior Note Debt, any Obligor may be obligated in respect thereof; and (g) upon giving effect to it, no Default or Event of Default exists.
Refinancing Debt — Borrowed Money that is the result of an extension, replacement, renewal or refinancing of Debt permitted under Section 10.2.1 (b), (c), (d), (e), (i), (p), (u) or (v).
Register — as defined in Section 13.2.2.
Reimbursement Date — as defined in Section 2.3.2.
Related Parties — with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, attorneys and advisors of such Person and of such Person’s Affiliates.
Related Real Estate Documents — with respect to any Real Estate subject to a Mortgage, the following, in form and substance reasonably satisfactory to Agent and received by Agent for review at least 15 days prior to the effective date of the Mortgage (or such shorter length of time acceptable to Agent in its reasonable discretion): (a) a mortgagee title policy (or binder therefor) covering Agent’s interest under the Mortgage, in a form and amount and by an insurer reasonably acceptable to Agent (provided that (i) any insurer, and (ii) any title or survey exception (and any endorsement or affirmative insurance with respect thereto), and any other matter relating to the form and substance of a title policy, previously deemed satisfactory by the First Lien Agent with respect to its first lien shall also be deemed so acceptable to Agent and the Required Lenders), which must be fully paid on such effective date; (b) such assignments of leases, rents, estoppel letters, attornment agreements, consents, waivers and releases as Agent may require with respect to other Persons having an interest in the Real Estate; (c) a current, as-built survey of the Real Estate, containing a metes-and-bounds property description and flood plain certification, and certified by a licensed surveyor reasonably acceptable to Agent (provided that any such survey (and any exceptions thereon) and any other matter relating to the form and substance of a survey, previously deemed satisfactory by the First Lien Agent with respect to its first lien shall also be deemed so acceptable to Agent and the Required Lenders); (d) flood insurance in an amount, with endorsements and by an insurer reasonably acceptable to Agent, if the Real Estate is within a flood plain; (e) a current appraisal of the Real Estate, prepared by an appraiser reasonably acceptable to Agent, and in form and substance reasonably satisfactory to Required Lenders

(and provided that any stated fair market value for the applicable Real Estate in any appraisal dated within the last year shall be deemed satisfactory); (f) a Phase I (and to the extent appropriate, Phase II) environmental assessment report, prepared by an environmental consulting firm reasonably satisfactory to Agent, and accompanied by such reports, certificates, studies or data as Agent may reasonably require, which shall all be in form and substance reasonably satisfactory to Agent; and (g) an Environmental Agreement and such other documents, instruments or agreements as Agent may reasonably require with respect to any environmental risks regarding the Real Estate. If, prior to the Bank Loan Termination Date, any Related Real Estate Document delivered pursuant to part (b), (d), (e), (f), or (g) above is satisfactory to or approved by the First Lien Agent as to form and substance and/or the applicable third party that prepared the policy, report or appraisal or issued the policy, it shall be deemed so satisfactory or approved to Agent and the Required Lenders. Notwithstanding anything herein to the contrary, if any Related Real Estate Document is waived by First Lien Agent, it shall be deemed waived by Agent and the Required Lenders.
Report — as defined in Section 12.2.3.
Reportable Event — any event set forth in Section 4043(b) of ERISA.
Required Lenders — Lenders (subject to Section 4.2) having an aggregate outstanding principal amount of Term Loans in excess of 50% of the aggregate principal amount of all outstanding Term Loans; provided that the portion of the Term Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders; provided, further that in no event shall any Obligor, or Affiliate of an Obligor, be a “Lender” for purposes of this definition or otherwise.
Restatement Date — means the first date on which the First Lien Loan Agreement is amended and restated in the form of the Proposed Restated Revolving Credit Agreement (as defined in the Intercreditor Agreement) including any changes thereto which would otherwise be permitted by the Intercreditor Agreement.
Restricted Investment — any Investment by Parent or a Subsidiary, other than (a) (i) Investments in Subsidiaries to the extent existing on the Closing Date and (ii) Investments in any Borrower or Guarantor; (b) Cash Equivalents that are subject to Agent’s Lien and Priority Lien Agent’s control, pursuant to documentation in form and substance reasonably satisfactory to Agent; (c) loans and advances permitted under Section 10.2.7, (d) investments held by the Obligors comprised of notes payable, or stock or other securities issued by Account Debtors to any Obligor pursuant to negotiated agreements with respect to settlement of such Account Debtor’s Accounts in the ordinary course of business consistent with past practice, (e) any Investment made as a result of the receipt of non-cash consideration from an Permitted Asset Disposition, (f) Investments evidenced by Hedging Agreements which are otherwise permitted to be entered into pursuant to Section 10.2.15, (g) stock, obligations or securities received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business or received in satisfaction of judgment, (h) advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of any Obligor and endorsements for collection or deposit arising in the ordinary course of business, (i) commission, payroll, travel and similar advances to officers and employees of any Obligor so long as such advances are otherwise permitted under Section 10.2.7, (j) Investments consisting of the licensing or contribution of Intellectual Property in the ordinary course of business, (k) Permitted Acquisitions, (l) Investments described on Schedule 1.1(b) and modifications and replacements thereof so long as the amount of such Investment does not increase, (m) Investments resulting from deposits referred to herein in

Sections 10.2.2(e), (m) and (p), and other deposits made in the ordinary course of business securing obligations or performance under real estate or personal property leases, (n) other Investments (not constituting the acquisition of all or substantially all of the assets of, or the Equity Interests of, or a business line or unit or a division of, any Person) made within 180 days of an equity issuance and made solely with the cash proceeds of such equity issuance in an aggregate amount not to exceed the Available Basket Amount then in effect so long as (i) no Default or Event of Default shall have occurred and be continuing immediately prior to making such Investment and after giving effect thereto and (ii) prior to the Bank Loan Termination Date, Excess Availability on the date of the making of such Investment on a pro forma basis after giving effect to such Investment, and projected Excess Availability on a pro forma basis for the upcoming twelve month period (after giving effect to such Investment) is, in each case, greater than or equal to 17% of the lesser of (A) the Tranche A Revolver Commitments, plus the Tranche A-1 Revolver Commitments or (B) the Tranche A Borrowing Base, plus the Tranche A-1 Borrowing Base and (o) Investments in any Subsidiary that is not an Obligor in an amount not to exceed $1,150,000 at any time outstanding; provided that clauses (k), (m), (n) and (o) shall only apply on and after the Restatement Date.
Restrictive Agreement — an agreement (other than a Loan Document) that conditions or restricts the right of any Borrower, Subsidiary or other Obligor to incur or repay Borrowed Money, to grant Liens on any assets, to declare or make Distributions, to modify, extend or renew any agreement evidencing Borrowed Money, or to repay any intercompany Debt.
S&P — Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.
Sarbanes-Oxley — the Sarbanes-Oxley Act of 2002, as amended and in effect.
Securities Laws — the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the Public Company Accounting Oversight Board, as each of the foregoing may be amended and in effect on any applicable date hereunder.
Secured Parties — Agent, Collateral Agent, Documentation Agent and Lenders.
Security Documents — this Loan Agreement, Pledge Agreements, Mortgages, Trademark Security Agreements, the Copyright Security Agreements, the Account Control Agreements and all other documents, instruments and agreements now or hereafter securing (or given with the intent to secure) any Obligations.
Senior Note Debt — the unsecured Debt of Bon-Ton in an aggregate principal amount not to exceed $510,000,000, represented by the Senior Note Debt Documents.
Senior Note Debt Documents — the Senior Note Indenture, the 10.25% senior notes issued by the Parent in connection therewith, and all other instruments and documents from time to time executed in favor of all or any of the holders of the Senior Note Debt, as any of the same may be amended, restated, supplemented, modified, renewed, replaced or Refinanced in whole or in part from time to time, in each case in a manner not inconsistent with the Loan Documents.
Senior Note Indenture — the Senior Note Indenture, dated as of March 6, 2006, by and among Bon-Ton and The Bank of New York, as trustee, as it may be amended, restated, supplemented, modified, renewed, replaced or Refinanced in whole or in part from time to time and any other agreement extending the maturity of, consolidating, otherwise renewing, replacing or Refinancing all or any portion of the Debt under the Senior Note Debt Documents or all or any portion of the amounts owed under any other agreement that itself is the Senior Note Indenture hereunder and whether by the same or any other agent, lender or group of lenders and whether or not increasing the amount of Debt under the Senior Note Debt Documents that may be incurred thereunder, in each case in a manner not inconsistent with the Loan Documents.

Senior Officer — the chairman of the board, president, chief executive officer, treasurer, member manager or chief financial officer of a Borrower or, if the context requires, an Obligor.
Software — as defined in the UCC.
Solvent — as to any Person, such Person (a) owns Property whose Fair Salable Value is greater than the amount required to pay all of its debts (including contingent, subordinated, unmatured and unliquidated liabilities); (b) owns Property whose present Fair Salable Value (as defined below) is greater than the probable total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person as they become absolute and matured; (c) is able to pay all of its debts as they mature; (d) has capital that is not unreasonably small for its business and is sufficient to carry on its business and transactions and all business and transactions in which it is about to engage; (e) is not “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code; and (f) has not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) under any Loan Documents, or made any conveyance in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of such Person or any of its Affiliates. “Fair Salable Value” means the amount that could be obtained for assets within a reasonable time, either through collection or through sale under ordinary selling conditions by a capable and diligent seller to an interested buyer who is willing (but under no compulsion) to purchase. For the purposes of this definition, any right of contribution of such Person existing by law, contract or otherwise shall be deemed an asset of such Person.
SPE — collectively, Bonstores Realty One, LLC, a Delaware limited liability company (“BROLLC”); Bonstores Holdings One, LLC, a Delaware limited liability company and the sole member of BROLLC; Bonstores Realty Two, LLC, a Delaware limited liability company (“BRTLLC”); and Bonstores Holdings Two, LLC, a Delaware limited liability company and the sole member of BRTLLC, each a special purpose entity and a borrower of the Mortgage Loan Debt.
Store — any retail department store operated by the Parent or any of its Subsidiaries.
Subsidiary — any entity at least 50% of whose voting securities or Equity Interests is owned by any Obligor or any combination of Obligors (including indirect ownership by an Obligor through other entities in which such Obligor directly or indirectly owns 50% of the voting securities or Equity Interests).
Supporting Obligation — as defined in the UCC.
Taxes — any taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including income, receipts, excise, property, sales, use, transfer, license, payroll, withholding, social security, franchise, intangibles, stamp or recording taxes imposed by any Governmental Authority, and all interest, penalties and similar liabilities relating thereto.
Termination Date — (a) March 6, 2011 if a First Lien Refinancing has not occurred or (b) November 18, 2013 if a First Lien Refinancing has occurred.
Term Loan — a loan made pursuant to Section 2.1.1 and “Term Loans” shall mean each such loan.

Term Loan Commitment — for any Lender, its obligation to make Term Loans up to the maximum principal amount shown on Schedule 1.1(a), or as specified hereafter in the most recent Assignment and Assumption Agreement to which it is a party. “Term Loan Commitments means the aggregate amount of such commitments of all Lenders. On the Closing Date, the Term Loan Commitments are $75,000,000.
Term Note — a promissory note to be executed by Borrowers in favor of a Lender substantially in the form of Exhibit A, which shall be in the amount of such Lender’s Term Loan Commitment and shall evidence the Term Loans made by such Lender.
Total Stores — as to any date of determination, an amount equal to the sum of (x) the aggregate number of Stores open on the Closing Date plus (y) the aggregate number of Stores acquired or opened through such date of determination.
Trademark Security Agreements — each trademark collateral security and pledge agreement or other trademark security agreement pursuant to which an Obligor grants to Agent, for the benefit of Secured Parties, a Lien on such Obligor’s interests in trademarks, as security for the Obligations.
Tranche A Borrowing Base — as defined in the First Lien Loan Agreement on the date hereof, together with any amendments permitted by the Intercreditor Agreement.
Tranche A Excess Availability — as defined in the First Lien Loan Agreement on the date hereof, together with any amendments permitted by the Intercreditor Agreement.
Tranche A Real Estate Amount — as defined in the First Lien Loan Agreement on the date hereof, together with any amendments permitted by the Intercreditor Agreement.
Tranche A Revolver Commitments — as defined in the First Lien Loan Agreement on the date hereof, together with any amendments permitted by the Intercreditor Agreement.
Tranche A-1 Borrowing Base — as defined in the First Lien Loan Agreement on the date hereof, together with any amendments permitted by the Intercreditor Agreement.
Tranche A-1 Excess Availability — as defined in the First Lien Loan Agreement on the date hereof, together with any amendments permitted by the Intercreditor Agreement.
Tranche A-1 Real Estate Amount — as defined in the First Lien Loan Agreement on the date hereof, together with any amendments permitted by the Intercreditor Agreement.
Tranche A-1 Revolver Commitments — as defined in the First Lien Loan Agreement on the date hereof, together with any amendments permitted by the Intercreditor Agreement.
Transferee — any actual or potential Eligible Assignee, Participant or other Person acquiring an interest in any Obligations.
Trigger Event — any date on which (a) an Event of Default occurs or (b) an Excess Availability Trigger Event occurs.
Trigger Event Period — any period (a) commencing upon the occurrence of a Trigger Event and (ii) ending on a Trigger Event Termination Date.

Trigger Event Termination Date — any date during a Trigger Event Period on which (a) with respect to a Trigger Event resulting from the occurrence of an Event of Default, all Events of Default have been waived or remedied in accordance with the terms of the Loan Documents or (b) with respect to an Excess Availability Trigger Event, Excess Availability for a period of ninety (90) consecutive calendar days exceeds the greater of (i) $77,000,000 or (ii) 15% of the lesser of (x) the Tranche A Revolver Commitments, plus the Tranche A-1 Revolver Commitments or (y) the Tranche A Borrowing Base, plus the Tranche A-1 Borrowing Base; provided, however, that in no event shall a Trigger Event Termination Date be deemed to have occurred (and a Trigger Event Period may not end) more than two (2) times during any period of twelve (12) consecutive months.
UCC — the Uniform Commercial Code as in effect in the State of New York or, when the laws of any other jurisdiction govern the perfection or enforcement of any Lien, the Uniform Commercial Code of such jurisdiction.
Upstream Payment — a Distribution by a Subsidiary or any Obligor to any Obligor.
Voting Stock — of any Person as of any date means the capital stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
1.2. Accounting Terms. Under the Loan Documents (except as otherwise specified herein), all accounting terms shall be interpreted, all accounting determinations shall be made, and all financial statements shall be prepared, in accordance with GAAP applied on a basis consistent with the most recent audited financial statements of Parent delivered to Agent before the Closing Date and using the same inventory valuation method as used in such financial statements, except for any change required or permitted by GAAP if Parent and Borrowers’ certified public accountants concur in such change, the change is disclosed to Agent, and Section 10.3 is amended in a manner that preserves the original intent thereof in light of such change in GAAP.
1.3. Certain Matters of Construction. The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Loan Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. In the computation of periods of time from a specified date to a later specified date, “from” means “from and including,” and “to” and “until” each mean “to but excluding.” The terms “including” and “include” shall mean “including, without limitation” and, for purposes of each Loan Document, the parties agree that the rule of ejusdem generis shall not be applicable to limit any provision. Section titles appear as a matter of convenience only and shall not affect the interpretation of any Loan Document. All references to (a) laws or statutes include all related rules, regulations, interpretations, amendments and successor provisions; (b) any document, instrument or agreement include any amendments, waivers and other modifications, extensions or renewals (to the extent permitted by the Loan Documents); (c) any section means, unless the context otherwise requires, a section of this Loan Agreement; (d) any exhibits or schedules mean, unless the context otherwise requires, exhibits and schedules attached hereto, which are hereby incorporated by reference; (e) any Person include successors and assigns; (f) time of day means time of day at Agent’s notice address under Section 14.3.1; or (g) discretion of Agent or any Lender means the sole and absolute discretion of such Person. Fundings of Term Loans and payments of Obligations shall be in Dollars and, unless the context otherwise requires, all determinations (including financial covenants) made from time to time under the Loan Documents shall be made in light of the circumstances existing at such time. Borrowers shall have the burden of establishing any alleged negligence, misconduct or lack of good faith by Agent or any Lender under any Loan Documents. No provision of any Loan Documents shall be construed against any party by reason of such party having, or being deemed to have, drafted the provision. Whenever the phrase “to the best of Borrowers’ knowledge” or words of similar import are used in any Loan Documents, it means actual knowledge of a Senior Officer.
1.4. [Reserved].

1.5. Certifications. All certifications and other statements made by any officer, director or employee of an Obligor pursuant to any Loan Document are and will be made on the behalf of such Obligor and not in such officer’s, director’s or employee’s individual capacity.
1.6. Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

SECTION 2.	TERM LOAN FACILITY
2.1. Commitment.
2.1.1. Term Loans. Each Lender agrees, severally on a Pro Rata basis up to its Term Loan Commitment, on the terms set forth herein, to make a Term Loan to Borrowers on the Closing Date in the Term Loan Commitment amounts (and in each case subject to the OID) as provided on Schedule 1.1.(a). The Term Loans may be repaid as provided herein, but may not be reborrowed.
2.1.2. Notes. The Term Loans made by each Lender and interest accruing thereon shall be evidenced by the records of Agent and such Lender. At the request of any Lender, Borrowers shall deliver a Term Note to such Lender.
2.1.3. Use of Proceeds. The proceeds of Term Loans shall be used by Borrowers solely (a) to satisfy existing Debt and other obligations under the First Lien Loan Agreement and the related documents; (b) to pay fees and transaction expenses associated with the closing of this credit facility; and (c) for working capital and other lawful corporate purposes of the Obligors and their Subsidiaries, which purposes shall include, without limitation, the making of loans to Affiliates of the Borrowers, capital expenditures, acquisitions and distributions, so long as each of the foregoing does not violate the terms of this Loan Agreement.
2.1.4. OID. Borrowers and the Lenders hereby agree (i) that the Term Loans are debt for federal income tax purposes, (ii) that the Term Loans made by each Lender constitute a single debt instrument for purposes of Section 1271 through 1275 of the IRC and the Treasury Regulations thereunder (pursuant to Treasury Regulations Section 1.1275-2(c)), that such debt instrument is issued with original issue discount (“OID”), and that such debt instrument is described in Treasury Regulations 1.1272-1(c)(2) and therefore is governed by the rules set out in Treasury Regulations Section 1.1272-1(c), including Section 1.1272-1(c)(5), and is not governed by the rules set out in Treasury Regulations Section 1.1275-4, (iii) that any calculation by the Borrowers regarding the amount of OID for any accrual period on the Term Loans shall be subject to review and approval of the Agent (not to be unreasonably withheld or delayed), and (iv) to adhere to this Agreement for federal income tax purposes and not to take any action or file any tax return, report or declaration inconsistent herewith (including with respect to the amount of OID on the Term Loans as determined in accordance with the preceding clause (iii)). The inclusion of this Section 2.1.4 is not an admission by any Lender that it is subject to United States taxation.
2.1.5. [Reserved].
SECTION 3. INTEREST, FEES AND CHARGES
3.1. Interest.
3.1.1. Rates and Payment of Interest.
(a) The Obligations shall bear interest (i) if a Base Rate Term Loan, at the Base Rate in effect from time to time, plus the Applicable Margin for Base Rate Term Loans; (ii) if a LIBOR Term Loan, at Adjusted LIBOR for the applicable Interest Period, plus the Applicable Margin for LIBOR Term Loans. Interest shall accrue from the date the Loan is advanced or the Obligation is incurred or payable, until paid by Borrowers. If a Loan is repaid on the same day made, one day’s interest shall accrue.

(b) During any Event of Default, at the election of the Agent or the Required Lenders, Obligations shall bear interest at the Default Rate. Each Borrower acknowledges that the cost, expense and risk to Agent and each Lender due to an Event of Default are difficult to ascertain and that the Default Rate is a fair and reasonable estimate to compensate Agent and Lenders for such added cost, expense and risk.
(c) Interest accrued on the Term Loans shall be due and payable in arrears, (i) with respect to each Base Rate Term Loan, on the first day of each Fiscal Quarter, (ii) with respect to each LIBOR Term Loan, on the last day of its Interest Period; provided that if any Interest Period for a LIBOR Term Loan exceeds three months, interest accrued on such LIBOR Term Loan shall also be due and payable on the respective dates that fall every three months after the beginning of such Interest Period, and (iii) on any date of prepayment, with respect to the principal amount of Term Loans being prepaid. Interest accrued on any other Obligations shall be due and payable as provided in the Loan Documents and, if no payment date is specified, shall be due and payable on demand. Notwithstanding the foregoing, interest accrued at the Default Rate shall be due and payable on demand.
3.1.2. Application of Adjusted LIBOR to Outstanding Term Loans.
(a) Borrowers may on any Business Day, subject to delivery of a Notice of Conversion/Continuation, elect to convert any portion of the Base Rate Term Loan to, or to continue any LIBOR Term Loan at the end of its Interest Period as, a LIBOR Term Loan. Borrowers may on any Business Day, subject to delivery of a Notice of Conversion/Continuation, elect to convert any portion of the LIBOR Term Loans to a Base Rate Term Loan. During any Default or Event of Default, Agent may (and shall at the direction of Required Lenders) declare that no Term Loan may be converted or continued as a LIBOR Term Loan.
(b) Whenever Borrowers desire to convert or continue Term Loans as LIBOR Term Loans, Borrower Agent shall give Agent a Notice of Conversion/Continuation, no later than 11:00 a.m. at least three Business Days before the end of the then current Interest Period. Promptly after receiving any such notice, Agent shall notify each Lender, as applicable, thereof. Each Notice of Conversion/Continuation shall be irrevocable, and shall provide that the aggregate principal amount of Term Loans to be converted or continued, and the duration of the Interest Period (which shall be deemed to be one month if not specified). If, upon the expiration of any Interest Period in respect of any LIBOR Term Loans, Borrowers shall have failed to deliver a Notice of Conversion/Continuation, they shall be deemed to have elected an Interest Period of one month.
3.1.3. Interest Periods. In connection with the making (on the Closing Date), conversion or continuation of any LIBOR Term Loans, Borrowers shall select an interest period (“Interest Period”) to apply, which interest period shall be one, two, three or six months; provided, however, that:
(a) the Interest Period shall commence on the date the Loan is made or continued as, or converted into, a LIBOR Term Loan, and shall expire on the numerically corresponding day in the calendar month at its end;
(b) if any Interest Period commences on a day for which there is no corresponding day in the calendar month at its end or if such corresponding day falls after the last Business Day of such month, then the Interest Period shall expire on the last Business Day of such month; and if any Interest Period would expire on a day that is not a Business Day, the period shall expire on the next Business Day; and
(c) no Interest Period shall extend beyond the Termination Date.

3.1.4. Interest Rate Not Ascertainable. If Agent shall determine that on any date for determining Adjusted LIBOR, due to any circumstance affecting the London interbank market, adequate and fair means do not exist for ascertaining such rate on the basis provided herein, then Agent shall immediately notify Borrowers of such determination. Until Agent notifies Borrowers that such circumstance no longer exists the Term Loans shall bear interest at the Base Rate then in effect, plus the Applicable Margin for Base Rate Term Loans.
3.2. Reserved.
3.3. Computation of Interest, Fees, Yield Protection. All computations of interest for Base Rate Term Loans shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computation of interest, as well as fees and other charges calculated on a per annum basis, shall be computed for the actual days elapsed, based on a year of 360 days. Each determination by Agent of any interest, fees or interest rate hereunder shall be final, conclusive and binding for all purposes, absent error. All fees shall be fully earned when due and shall not be subject to rebate or refund, nor subject to proration except as specifically provided herein. All fees payable under Section 3.2 are compensation for services and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money. A certificate as to amounts payable by Borrowers under Section 3.4, 3.6, 3.7, 3.9 or 5.8, submitted to Borrowers by Agent or the affected Lender, as applicable, shall be final, conclusive and binding for all purposes, absent error.
3.4. Reimbursement Obligations. Borrowers shall reimburse Agent for all Extraordinary Expenses. Borrowers shall also reimburse Agent for all reasonable and documented legal fees of one outside counsel, one local counsel in each relevant jurisdiction (as determined by the Agent in its reasonable discretion), one special or regulatory counsel in respect of each matter (as reasonably required by the Agent) and conflict of interest counsel (as determined by the Agent in its reasonable discretion), accounting, appraisal, consulting and other reasonable and documented fees, out-of-pocket costs and expenses incurred by it in connection with (a) syndication, negotiation and preparation of any Loan Documents, including any amendment or other modification thereof; (b) administration of and actions relating to any Collateral, Loan Documents, and transactions contemplated thereby, including any actions taken to perfect or maintain priority of Agent’s Liens on any Collateral, to maintain any insurance required hereunder or to verify Collateral; and (c) subject to the limits of Section 10.1.1(b), each inspection, audit or appraisal with respect to any Obligor or Collateral, whether prepared by Agent’s personnel or a third party. Borrowers shall also reimburse Lenders for all costs and expenses incurred by them (but limited to legal fees of one outside counsel for all Lenders, one local counsel in each relevant jurisdiction (as determined by the Lenders in their reasonable discretion), one special or regulatory counsel in respect of each matter (as reasonably required by the Lenders) and conflict of interest counsel (as determined by the any Lender in its reasonable discretion)) during an Event of Default in connection with the enforcement or preservation of any rights under this Loan Agreement or any of the other Loan Documents. All amounts reimbursable by Borrowers under this Section 3.4 shall constitute Obligations secured by the Collateral and shall be payable within ten Business Days after presentation by Agent to Borrowers of a reasonably detailed itemization of such amounts.
3.5. Illegality. Notwithstanding anything to the contrary herein, if (a) any change in any law or interpretation thereof, made after the date hereof, by any Governmental Authority makes it unlawful for a Lender to make or maintain a LIBOR Term Loan or (b) a Lender determines that the making or continuance of a LIBOR Term Loan has become impracticable as a result of a circumstance that adversely affects the London interbank market or the position of such Lender in such market, then such Lender shall give notice thereof to Agent and Borrowers and may (i) declare that LIBOR Term Loans will not thereafter be made by such Lender, whereupon any request for a LIBOR Term Loan from such Lender shall be deemed to be a request for a Base Rate Term Loan unless such Lender’s declaration has been withdrawn (and it shall be withdrawn promptly upon cessation of the circumstances described in clause (a) or (b) above); and/or (ii) require that all outstanding LIBOR Term Loans made by such Lender be converted to Base Rate Term Loans immediately, in which event all outstanding LIBOR Term Loans of such Lender shall be immediately converted to Base Rate Term Loans.

3.6. Increased Costs. If, by reason of (a) the introduction of or any change in any law or interpretation thereof, in each case made after the date hereof, or (b) the compliance with any guideline or request from any Governmental Authority or other Person exercising control over banks or financial institutions generally (whether or not having the force of law), promulgated after the date hereof:
(i) a Lender shall be subject to any Tax with respect to any LIBOR Term Loan, or a change shall result in the basis of taxation of any payment to a Lender with respect to its LIBOR Term Loans or its obligation to make LIBOR Term Loans (except for Excluded Taxes); or
(ii) any reserve (including any imposed by the Board of Governors), special deposits or similar requirement against assets of, deposits with or for the account of, or credit extended by, a Lender shall be imposed or deemed applicable, or any other condition affecting a Lender’s LIBOR Term Loans or obligation to make LIBOR Term Loans shall be imposed on such Lender or the London interbank market;
and as a result there shall be a material increase in the cost to such Lender of agreeing to make or making, funding or maintaining LIBOR Term Loans (except to the extent already included in determination of Adjusted LIBOR), or there shall be a reduction in the amount receivable by such Lender, then the Lender shall promptly notify Borrowers and Agent of such event, and Borrowers shall, within five days following demand therefor, pay such Lender the amount of such increased costs or reduced amounts; provided, however, that such Lender shall repay to Borrowers any amounts paid by Borrowers to such Lender under this Section 3.6 at any time such Lender shall determine that such change or compliance was not applicable to, or required by, such Lender.
If a Lender determines that, because of circumstances described above or any other circumstances arising hereafter affecting such Lender, the London interbank market or the Lender’s position in such market, Adjusted LIBOR or its Applicable Margin, as applicable, will not adequately and fairly reflect the cost to such Lender of funding or maintaining LIBOR Term Loans, then (A) the Lender shall promptly notify Borrowers and Agent of such event; (B) such Lender’s obligation to make or maintain LIBOR Term Loans shall be immediately suspended, until each condition giving rise to such suspension no longer exists; and (C) such Lender shall make a Base Rate Term Loan as part of any requested conversion to LIBOR Term Loans as a result of delivery of a Notice of Conversion/Continuation, which Base Rate Term Loan shall, for all purposes, be considered part of such request.
Within fifteen (15) days after receipt by Borrower Agent of written notice and/or demand from any Lender (an “Affected Lender”) (i) stating that, pursuant to Section 3.5, that such Lender can no longer make LIBOR Term Loans or (ii) demanding payment of additional amounts or increased costs pursuant to Section 3.6, Borrower Agent may, at its option, notify Agent and such Affected Lender of its intention to replace the Affected Lender. So long as no Default or Event of Default shall have occurred and be continuing, Borrower Agent may obtain, at Borrowers’ expense, a replacement Lender (“Replacement Lender”) for the Affected Lender, which Replacement Lender must be an Eligible Assignee. If Borrowers obtain a Replacement Lender within ninety (90) days following notice of their intention to do so, the Affected Lender must sell and assign its Term Loans to such Replacement Lender for an amount equal to the principal balance of all Term Loans held by the Affected Lender and all accrued interest and fees with respect thereto through the date of such sale; provided that Borrowers shall have reimbursed such Affected Lender for the additional amounts or increased costs that it is entitled to receive under this Loan Agreement through the date of such sale and assignment. Notwithstanding the foregoing, Borrowers shall not have the right to obtain a Replacement Lender if the Affected Lender (i) in the case of a notice under Section 3.5, rescinds its notice that it can no longer fund LIBOR Term Loans or (ii) in the case of a demand under Section 3.6, rescinds its demand for increased costs or additional amounts, within fifteen (15) days following its receipt of Borrower Agent’s notice of intention to replace such Affected Lender. Furthermore, if Borrower Agent gives a notice of intention to replace and do not so replace such Affected Lender within ninety (90) days thereafter, Borrowers’ rights under this paragraph as to such noticed replacement shall terminate.

3.7. Capital Adequacy. If a Lender determines that any introduction of or any change in a Capital Adequacy Regulation, any change in the interpretation or administration of a Capital Adequacy Regulation by a Governmental Authority charged with interpretation or administration thereof, or any compliance by such Lender or any Person controlling such Lender with a Capital Adequacy Regulation, in each case made after the date hereof, increases the amount of capital required or expected to be maintained by such Lender or Person (taking into consideration its capital adequacy policies and desired return on capital) as a consequence of such Lender’s Term Loans or other obligations under the Loan Documents, then Borrowers shall, within five days following demand therefor, pay such Lender an amount sufficient to compensate for such increase. A Lender’s demand for payment shall set forth the nature of the occurrence giving rise to such compensation and a calculation of the amount to be paid. In determining such amount, the Lender may use any reasonable averaging and attribution method.
3.8. Mitigation. Each Lender agrees that, upon becoming aware that it is subject to Section 3.5, 3.6, 3.7 or 5.8, it will take reasonable measures to reduce Borrowers’ obligations under such Sections, including funding its Term Loans through another office, as long as use of such measures would not adversely affect the Lender’s Term Loans, business or interests, and would not be inconsistent with any applicable legal or regulatory restriction.
3.9. Funding Losses. If for any reason (other than default by a Lender) (a) any conversion to or continuation of, a LIBOR Term Loan does not occur on the date specified therefor in a Notice of Conversion/Continuation (whether or not withdrawn), (b) any repayment or conversion of a LIBOR Term Loan occurs on a day other than the end of its Interest Period, or (c) Borrowers fail to repay a LIBOR Term Loan when required hereunder, then Borrowers shall pay to Agent its customary administrative charge and to each Lender all losses and expenses that it sustains as a consequence thereof, including any loss or expense arising from liquidation or redeployment of funds or from fees payable to terminate deposits of matching funds, but excluding any loss of profits in connection therewith. Lenders shall not be required to purchase Dollar deposits in the London interbank market or any other offshore Dollar market to fund any LIBOR Term Loan, but the provisions hereof shall be deemed to apply as if each Lender had purchased such deposits to fund its LIBOR Term Loans.
3.10. Maximum Interest. In no event shall interest, charges or other amounts that are contracted for, charged or received by Agent and Lenders pursuant to any Loan Documents and that are deemed interest under Applicable Law (“interest”) exceed the highest rate permissible under Applicable Law (“maximum rate”). If, in any month, any interest rate, absent the foregoing limitation, would have exceeded the maximum rate, then the interest rate for that month shall be the maximum rate and, if in a future month, that interest rate would otherwise be less than the maximum rate, then the rate shall remain at the maximum rate until the amount of interest actually paid equals the amount of interest which would have accrued if it had not been limited by the maximum rate. If, upon payment in full, in cash, of the Obligations, the total amount of interest actually paid under the Loan Documents is less than the total amount of interest that would, but for this Section 3.10, have accrued under the Loan Documents, then Borrowers shall, to the extent permitted by Applicable Law, pay to Agent, for the account of Lenders, (a) the lesser of (i) the amount of interest that would have been charged if the maximum rate had been in effect at all times, or (ii) the amount of interest that would have accrued had the interest rate otherwise set forth in the Loan Documents been in effect, minus (b) the amount of interest actually paid under the Loan Documents. If a court of competent jurisdiction determines that Agent or any Lender has received interest in excess of the maximum amount allowed under Applicable Law, such excess shall be deemed received on account of, and shall automatically be applied to reduce, Obligations other than interest (regardless of any erroneous application thereof by Agent or any Lender), and upon payment in full, in cash of the Obligations, any balance shall be refunded to Borrowers. In determining whether any excess interest has been charged or received by Agent or any Lender, all interest at any time charged or received from Borrowers in connection with the Loan Documents shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated and spread in equal parts throughout the full term of the Obligations.

SECTION 4. LOAN ADMINISTRATION
4.1. Funding Term Loans.
4.1.1. [Reserved].
(a) [Reserved].
4.1.2. Fundings by Lenders. Each Lender shall timely honor its Term Loan Commitment by funding its Pro Rata share of the Term Loan. Each Lender shall fund to Agent such Lender’s Pro Rata share of the Term Loan to the account specified by Agent in immediately available funds on the Closing Date. Subject to its receipt of such amounts from Lenders, Agent shall disburse the proceeds of the Term Loan as directed by Borrower Agent. If a Lender’s share of the Term Loan is not in fact received by Agent, then Borrowers agree to repay to Agent on demand the amount of such share, together with interest thereon from the date disbursed until repaid, at the rate applicable to such Borrowing. If any Lender makes available to the Agent funds for any Term Loan to be made by such Lender as provided in this Loan Agreement, and such funds are not made available to the Borrowers by the Agent because the conditions to the credit extension set forth in Section 6 are not satisfied or waived in accordance with the terms hereof, the Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
4.1.3. [Reserved].
4.1.4. Notices. Each Borrower authorizes Agent and Lenders to extend, convert or continue Term Loans, effect selections of interest rates, and transfer funds to or on behalf of Borrowers based on telephonic or other e-mailed, electronic or internet-based instructions in form, in each case, acceptable to the Agent and the Borrowers. Borrowers shall confirm each such request by prompt delivery to Agent of a Notice of Conversion/Continuation, if applicable, but if it differs in any material respect from the action taken by Agent or Lenders, the records of Agent and Lenders shall govern. Neither Agent nor any Lender shall have any liability for any loss suffered by a Borrower as a result of Agent or any Lender acting upon its understanding of telephonic or other e-mailed, electronic or internet-based instructions in form, in each case, reasonably acceptable to the Agent and the Borrowers, from a person believed in good faith by Agent or any Lender to be a person authorized to give such instructions on a Borrower’s behalf.
4.2. Defaulting Lender. If a Lender is a Defaulting Lender, Agent may (but shall not be required to), in its discretion, retain payments that would otherwise be made to such Defaulting Lender hereunder, apply the payments to such Lender’s defaulted obligations or readvance the funds to Borrowers in accordance with this Loan Agreement. The failure of any Lender to fund a Loan shall not relieve any other Lender of its obligations hereunder, and no Lender shall be responsible for default by another Lender. Lenders and Agent agree (which agreement is solely among them, and not for the benefit of or enforceable by any Borrower) that, solely for purposes of determining a Defaulting Lender’s right to vote on matters relating to the Loan Documents and to share in payments, fees and Collateral proceeds thereunder, a defaulting Lender shall not be deemed to be a “Lender” until all its defaulted obligations have been cured.

4.3. Number and Amount of LIBOR Term Loans; Determination of Rate. No more than three LIBOR Term Loans, in the aggregate, may be outstanding at any time, and each aggregate LIBOR Term Loan when continued or converted shall be in a minimum amount of $5,000,000, or an increment of $1,000,000 in excess thereof.
4.4. Borrower Agent. Each Borrower hereby designates Bon-Ton (“Borrower Agent”) as its representative and agent for all purposes under the Loan Documents, including designation of interest rates, delivery or receipt of communications with Agent or any Lender, preparation and delivery of financial reports, receipt and payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with Agent or any Lender. Borrower Agent hereby accepts such appointment. Agent and Lenders shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or communication delivered by Borrower Agent on behalf of any Borrower. Agent and Lenders may give any notice or communication with a Borrower hereunder to Borrower Agent on behalf of such Borrower. Agent shall have the right, in its discretion, to deal exclusively with Borrower Agent for any or all purposes under the Loan Documents. Each Borrower agrees that any notice, election, communication, representation, agreement or undertaking made on its behalf by Borrower Agent shall be binding upon and enforceable against it.
4.5. One Obligation. The Term Loans and other Obligations shall constitute one general obligation of Borrowers and (unless otherwise expressly provided in any Loan Document) shall be secured by Agent’s Lien upon all Collateral; provided, however, that Agent and each Lender shall be deemed to be a creditor of, and the holder of a separate claim against, each Borrower to the extent of any Obligations jointly or severally owed by such Borrower.
4.6. Effect of Termination. All undertakings of Borrowers contained in the Loan Documents shall survive any termination, and Agent shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents until the occurrence of payment in full, in cash of all accrued and unpaid principal, interest and fees, and any other Obligations then due and owing, the payment of any appropriate collateral deposits in connection with other Obligations and the occurrence of the Termination Date. Notwithstanding such payment in full, in cash, of all accrued and unpaid principal, interest and fees, and any other Obligations then due and owing, the payment of any appropriate collateral deposits in connection with other Obligations and the occurrence of the Termination Date, Agent shall not be required to terminate its Liens in any Collateral unless, with respect to any damages Agent may incur as a result of the dishonor or return of Payment Items applied to Obligations, Agent receives a written agreement, executed by Borrowers and any Person whose advances are used in whole or in part to satisfy the Obligations, indemnifying Agent and Lenders from any such damages. The provisions of Sections 3.4, 3.6, 3.7, 3.9, 5.4, 5.8, 12, and 14.2, and the obligation of each Obligor and Lender with respect to each indemnity given by it in any Loan Document, shall survive Full Payment of the Obligations and any release relating to this credit facility.
SECTION 5. PAYMENTS
5.1. General Payment Provisions. All payments of Obligations shall be made in Dollars, without condition, deduction, offset, counterclaim or defense of any kind, free of (and without deduction for) any Taxes, and in immediately available funds, not later than 2:00 p.m. on the due date. Any payment after such time shall be deemed made on the next Business Day. Borrowers may, at the time of payment, specify to Agent the Obligations to which such payment is to be applied, but Agent shall in all events retain the right to apply such payment in such manner as Agent, subject to the provisions hereof, may determine to be appropriate. If any payment under the Loan Documents shall be stated to be due on a day other than a Business Day, the due date shall be extended to the next Business Day and such extension of time shall be included in any computation of interest and fees. Any payment of a LIBOR Term Loan prior to the end of its Interest Period shall be accompanied by all amounts due under

Section 3.9. Unless the Agent shall have received notice from the Borrower Agent prior to the time at which any payment is due to the Agent for the account of the Lenders hereunder that the Borrowers will not make such payment, the Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders severally agrees to repay to the Agent forthwith on demand the amount so distributed to such Lender in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it but excluding the date of payment to the Agent, at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation.
5.2. Repayment of Term Loans.
5.2.1. Termination Date; Repayment in General. The Term Loans shall be due and payable in full on the Termination Date, unless payment is sooner required hereunder. The Term Loans may be prepaid in accordance with Section 5.2.4 and Section 5.5.
5.2.2. Mandatory Prepayments.
(a) On and after the Restatement Date, net of any amounts used to pay down and reduce Debt (whether or not accompanied by any commitment reduction) under the First Lien Debt Documents, to the extent permitted by Section 10.2.8 of the First Lien Loan Agreement, the Term Loans shall be prepaid as soon as practicable but no later than three (3) Business Days after (or at such later time as provided in Section 10.2.8 of the First Lien Loan Agreement) the consummation of any Asset Disposition (other than any Asset Disposition by any SPE or Passive Company) (x) specified in clauses (l) through (r) of the definition of “Permitted Asset Disposition” or (y) occurring after the commencement and during the continuation of a Trigger Event Period (or if a Trigger Event would occur after giving effect to any such Asset Disposition), in each case, in an amount equal to 100% of the Net Proceeds of such Asset Disposition, with such Net Proceeds to be applied to the Obligations in accordance with Section 5.5 and subject to the premium referenced in Section 5.2.4. The Term Loans shall also be prepaid in accordance with Section 8.6.
(b) Certain Other Mandatory Repayments of the Loans. On and after the Restatement Date, net of any amounts used to pay down and reduce Debt (whether or not accompanied by any commitment reduction) under the First Lien Debt Documents under Section 5.2.1 of the First Lien Debt Documents, as soon as practicable but no later than three (3) Business Days after (i) a store closing, going-out-of-business or similar sale by all of the Obligors of all or substantially all of their retail operations or Inventory, (ii) a foreclosure by Agent of its Liens on a material portion of the Collateral or (iii) a disposition of a material portion of the Collateral by Agent as a result of the cessation of retail operations at all or substantially all Stores, excluding Force Majeure or Ordinary Course of Business temporary closures, the Borrowers agree and acknowledge that the Net Proceeds therefrom shall be applied, to the extent permitted by Section 10.2.8 of the First Lien Loan Agreement, to Obligations in accordance with Section 5.5.
(c) Each prepayment made pursuant to this Section 5.2.2 shall be (a) accompanied by the payment of accrued interest to the date of such payment on the amount prepaid, and (b) accompanied by the premium provided in Section 5.2.4.
5.2.3. Voluntary Prepayments. Prior to the first anniversary of the Closing Date, Borrowers may not prepay the principal of the Term Loan. On or after the first anniversary of the Closing Date, Borrowers may, upon at least five (5) Business Days prior written notice to Agent, prepay the principal of the Term Loan, in whole or in part subject to Section 5.2.4. Each prepayment made pursuant to this Section 5.2.3 shall be (a) accompanied by the payment of accrued interest to the date of such payment on the amount prepaid, (b) accompanied by the premium provided in Section 5.2.4, and (c) in an amount which is not less than $1,000,000 (or the remaining balance if less than $1,000,000).

5.2.4. Prepayment Premium. Any prepayments (a) made pursuant to Section 5.2.2 hereof (whether before or after acceleration), if made prior to the first year anniversary of the Closing Date, shall be accompanied by a make whole premium equal to the greater of (x) all remaining interest that would have otherwise accrued through the first anniversary of the Closing Date on such amount being prepaid and (y) five percent (5.00%) of such amount being prepaid and (b) made pursuant to Section 5.2.2 or Section 5.2.3 hereof (whether before or after acceleration) shall be accompanied by an additional premium equal to (x) five percent (5.00%) of the principal amount so prepaid, with respect to prepayments made on or after the first anniversary of the Closing Date but prior to the second anniversary of the Closing Date, (y) three percent (3.00%) of the principal amount so prepaid, with respect to prepayments made on or after the second anniversary of the Closing Date but prior to the third anniversary of the Closing Date. On or after the third anniversary of the Closing Date, no premiums or penalties shall be payable pursuant to this Section 5.2.4 in connection with any prepayments of the Term Loans other than LIBOR breakage costs as required under the terms of this Loan Agreement.
5.3. Payment of Other Obligations. Obligations other than Term Loans, including Extraordinary Expenses, shall be paid by Borrowers as provided in the Loan Documents or, if no payment date is specified, on demand.
5.4. Marshaling; Payments Set Aside. None of Agent or Lenders shall be under any obligation to marshal any assets in favor of any Obligor or against any Obligations. If any Obligor makes a payment to Agent or Lenders, or if Agent or any Lender receives payment from the proceeds of Collateral, exercise of setoff or otherwise, and such payment is subsequently invalidated or required to be repaid to a trustee, receiver or any other Person, then the Obligations originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been received and any enforcement or setoff had not occurred.
5.5. Allocation of Payments.
5.5.1. Pre- and Post-Default Allocation of Payments. Notwithstanding anything herein to the contrary but subject to the Intercreditor Agreement, at all times whether or not an Event of Default has occurred and is continuing, all payments, whether arising from payments by Obligors, realization on Collateral, setoff or otherwise, shall be allocated as follows:
(a) first, to all costs and expenses, including Extraordinary Expenses, owing to Agent;
(b) second, to all Obligations constituting fees owing to Lenders in their capacity as Lenders;
(c) third, to all Obligations constituting interest then owing on Term Loans; and
(d) fourth, to all other Obligations owing to Lenders in their capacity as Lenders.
Amounts shall be applied to each category of Obligations set forth above until Full Payment thereof and then to the next category. If amounts are insufficient to satisfy a category, they shall be applied on a Pro Rata basis among the Obligations in the category. The allocations set forth in this Section 5.5.1 are solely to determine the rights and priorities of Agent and Lenders as among themselves, and may be changed by agreement among them without the consent of any Obligor.
5.5.2. [Reserved].

5.5.3. Erroneous Application. Agent shall not be liable for any application of amounts made by it in error (unless it has been determined in a final, non-appealable judgment by a court of competent jurisdiction that such error was a result of the gross negligence or willful misconduct of Agent) and if any such application is subsequently determined to have been made in error, the sole recourse of any Lender or other Person to which such amount should have been made in error (unless it has been determined in a final, non-appealable judgment by a court of competent jurisdiction that such error was a result of the gross negligence or willful misconduct of Agent) shall be to recover the amount from the Person that actually received it (and, if such amount was received by any Lender, such Lender hereby agrees to return it).
5.6. Application of Payments. On each Business Day occurring prior to the commencement of a Trigger Event Period if prior to the Bank Loan Termination Date, the available ledger balance in the main Dominion Account on each Business Day (to the extent practicable and consistent with past practices) shall be transferred, by the Borrowers, to the Borrower Account on the next Business Day (to the extent practicable and consistent with past practices). On each Business Day after the commencement and during the continuation of a Trigger Event Period if prior to the Bank Loan Termination Date, the available balance in the Dominion Accounts on such Business Day shall be transferred, by the First Lien Agent (or, following the Bank Loan Termination Date, Agent), to a Borrower Account at Bank of America (or, following the Bank Loan Termination Date, such other applicable institution reasonably acceptable to Agent) and, subject to the Intercreditor Agreement, shall be applied to the Obligations on the next Business Day. Each Obligor irrevocably waives the right at all times after the commencement and during the continuation of a Trigger Event Period to direct the application of any payments or Collateral proceeds, and agrees that, subject to the Intercreditor Agreement, First Lien Agent (and, following the Bank Loan Termination Date, Agent) (subject to Section 5.5.1) shall have the continuing, exclusive right to apply and reapply same against the Obligations, in such manner as First Lien Agent (and, subject to the Intercreditor Agreement) deems advisable, notwithstanding any entry by Agent in its records. If, as a result of First Lien Agent’s (or Agent’s, as applicable) receipt of Payment Items or proceeds of Collateral, a credit balance exists, the balance shall not accrue interest in favor of Obligors and shall be made available to Borrowers as long as no Default or Event of Default exists.
5.7. Loan Account; Account Stated.
5.7.1. Loan Account. Agent shall maintain in accordance with its usual and customary practices an account or accounts (“Loan Account”) evidencing the Debt of Borrowers resulting from each Term Loan. Any failure of Agent to record anything in the Loan Account, or any error in doing so, shall not limit or otherwise affect the obligation of Borrowers to pay any amount owing hereunder. Agent may maintain a single Loan Account in the name of Borrower Agent, and each Borrower confirms that such arrangement shall have no effect on the joint and several character of its liability for the Obligations.
5.7.2. Entries Binding. Entries made in the Loan Account shall constitute presumptive evidence of the information contained therein. If any information contained in the Loan Account is provided to or inspected by any Person, then such information shall be conclusive and binding on such Person for all purposes absent demonstrable error, except to the extent such Person notifies Agent in writing within 30 days after receipt or inspection that specific information is subject to dispute.
5.8. Taxes. If any Taxes (except Excluded Taxes) shall be payable by any party due to the execution, delivery, issuance or recording of any Loan Documents, or the creation or repayment of any Obligations, Borrowers shall pay (and shall promptly reimburse Agent and Lenders for their payment of) all such Taxes, including any interest and penalties thereon, and will indemnify and hold harmless Indemnitees against all liability in connection therewith. If Borrowers shall be required by Applicable Law to withhold or deduct any Taxes (except Excluded Taxes) with respect to any sum payable under any Loan Documents, (a) the sum payable to Agent or such Lender shall be increased as may be necessary so that, after making all required withholding or deductions, Agent or such Lender (as the case may be) receives an amount equal to the sum it would have received had no such withholding or deductions been made; (b) Borrowers shall make such withholding or deductions; and (c) Borrowers shall pay the full amount withheld or deducted to the relevant taxing or other authority in accordance with Applicable Law.

5.9. Withholding Tax Exemption. At least five Business Days prior to the first date for payment of interest or fees hereunder to a Foreign Lender, the Foreign Lender shall deliver to Borrowers and Agent two duly completed copies of IRS Form W-8BEN or W-8ECI (or any subsequent replacement or substitute form therefor), certifying that such Lender can receive payment of Obligations without deduction or withholding of any United States federal income taxes. Each Foreign Lender shall deliver to Borrowers and Agent two additional copies of such form before the preceding form expires or becomes obsolete or after the occurrence of any event requiring a change in the form, as well as any amendments, extensions or renewals thereof as may be reasonably requested by Borrowers or Agent, in each case, certifying that the Foreign Lender can receive payment of Obligations without deduction or withholding of any such taxes unless any change in treaty or law has occurred that renders such forms inapplicable or prevents the Foreign Lender from certifying that it can receive payments without deduction or withholding of such taxes. During any period that a Foreign Lender does not or is unable to establish that it can receive payments without deduction or withholding of such taxes, other than by reason of any change in treaty or law that occurs after it becomes a Lender, Agent may withhold taxes from payments to such Foreign Lender at the applicable statutory and treaty rates, and Borrowers shall not be required to pay any additional amounts under Section 5.8 or this Section 5.9 as a result of such withholding. Each Lender or Agent that is organized under the laws of the United States, or any state or district thereof shall provide to the Borrowers (and in the case of a Lender, to the Agent) two duly executed copies of IRS Form W-9. In the event that any Lender or Agent does not comply with the requirements of this Section 5.9, Borrowers may withhold taxes from payments to such Lender or Agent as required by applicable law. In the event of the resignation or removal of the Agent pursuant to Section 12.8 hereunder, the successor Agent shall be subject to the provisions of this Section 5.9 in the same manner as a its predecessor Agent, and shall be required to provide the appropriate IRS Form W-8BEN or W-8ECI to the Borrowers as required in this Section 5.9. In the event that the successor Agent does not comply with the requirements of this Section 5.9, Borrowers may withhold taxes from payments to such successor Agent as required by applicable law.
5.10. Nature and Extent of Each Borrower’s Liability.
5.10.1. Joint and Several Liability. Each Borrower agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to Agent and Lenders the prompt payment and performance of, all Obligations and all agreements under the Loan Documents. Each Borrower agrees that its guaranty of obligations hereunder constitute a continuing guaranty of payment and performance and not of collection, that such obligations shall not be discharged until Full Payment of the Obligations and that such obligations are absolute and unconditional, irrespective of (a) the genuineness, validity, regularity, enforceability, subordination or any future modification of, or change in, any Obligations or Loan Document, or any other document, instrument or agreement to which any Obligor is or may become a party or liable; (b) the absence of any action to enforce this Loan Agreement (including this Section 5.10.1) or any other Loan Document, or any waiver, consent or indulgence of any kind by Agent or any Lender with respect thereto; (c) the existence, value or condition of, or failure to perfect a Lien or to preserve rights against, any security or guaranty for the Obligations or any action, or the absence of any action, by Agent or any Lender in respect thereof (including the release of any security or guaranty); (d) the insolvency of any Obligor; (e) any election by Agent or any Lender in an Insolvency Proceeding for the application of Section 1111(b)(2) of the Bankruptcy Code; (f) any borrowing or grant of a Lien by any other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code or otherwise; (g) the disallowance of any claims of Agent or any Lender against any Obligor for the repayment of any Obligations under Section 502 of the Bankruptcy Code or otherwise; or (h) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, except Full Payment of all Obligations.

5.10.2. Waivers.
(a) Each Borrower expressly waives all rights that it may have now or in the future under any statute, at common law, in equity or otherwise, to compel Agent or Lenders to marshal assets or to proceed against any Obligor, other Person or security for the payment or performance of any Obligations before, or as a condition to, proceeding against such Borrower. It is agreed among each Borrower, Agent and Lenders that the provisions of this Section 5.10.2 are of the essence of the transaction contemplated by the Loan Documents and that, but for such provisions, Agent and Lenders would decline to make Term Loans. Notwithstanding anything to the contrary in any Loan Document, and except as set forth in Section 5.10.3, each Borrower expressly waives all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off, as well as all defenses available to a surety, guarantor or accommodation co-obligor. Each Borrower acknowledges that its guaranty pursuant to this Section 5.10.2 is necessary to the conduct and promotion of its business, and can be expected to benefit such business.
(b) Agent and Lenders may, in their discretion, pursue such rights and remedies as they deem appropriate, including realization upon Collateral or any Real Estate by judicial foreclosure or non-judicial sale or enforcement, without affecting any rights and remedies under this Section 5.10. If, in the exercise of any rights or remedies, Agent or any Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Borrower or any other Person, whether because of any applicable laws pertaining to “election of remedies” or otherwise, each Borrower consents to such action by Agent or such Lender and waives any claim based upon such action, even if the action may result in loss of any rights of subrogation that any Borrower might otherwise have had but for such action. Any election of remedies that results in denial or impairment of the right of Agent or any Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower’s obligation to pay the full amount of the Obligations. Each Borrower waives all rights and defenses arising out of an election of remedies, such as nonjudicial foreclosure with respect to any security for the Obligations, even though that election of remedies destroys such Borrower’s rights of subrogation against any other Person. If Agent bids at any foreclosure or trustee’s sale or at any private sale, Agent may bid all or a portion of the Obligations and the amount of such bid need not be paid by Agent but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether Agent or any other Person is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral, and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 5.10, notwithstanding that any present or future law or court decision may have the effect of reducing the amount of any deficiency claim to which Agent or any Lender might otherwise be entitled but for such bidding at any such sale.
5.10.3. Extent of Liability; Contribution.
(a) Notwithstanding anything herein to the contrary, each Borrower’s liability under this Section 5.10 shall be limited to the greater of (i) all amounts for which such Borrower is primarily liable and (ii) such Borrower’s Allocable Amount.
(b) If any Borrower makes a payment under this Section 5.10 of any Obligations (other than amounts for which such Borrower is primarily liable) (a “Guarantor Payment”) that, taking into account all other Guarantor Payments previously or concurrently made by any other Borrower, exceeds the amount that such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payments in the same proportion that such Borrower’s Allocable Amount bore to the total Allocable Amounts of all Borrowers, then such Borrower shall be entitled to receive contribution and indemnification payments from, and to be reimbursed by, each other Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment. The “Allocable Amount” for any Borrower shall be the maximum amount that could then be recovered from such Borrower under this Section 5.10 without rendering such payment voidable or avoidable under Section 548 of the Bankruptcy Code or under any applicable state fraudulent transfer or conveyance act, or similar statute or common law.

(c) Nothing contained in this Section 5.10 shall limit the liability of any Borrower to pay Term Loans made directly or indirectly to that Borrower (including Term Loans advanced to any other Borrower and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower), and all accrued interest, fees, expenses and other related Obligations with respect thereto, for which such Borrower shall be primarily liable for all purposes hereunder.
5.10.4. Joint Enterprise. Each Borrower has requested that Agent and Lenders make this credit facility available to Borrowers on a combined basis, in order to finance Borrowers’ business most efficiently and economically. Borrowers’ business is a mutual and collective enterprise, and Borrowers believe that consolidation of their credit facility will enhance the borrowing power of each Borrower and ease the administration of their relationship with Lenders, all to the mutual advantage of Borrowers. Borrowers acknowledge and agree that Agent’s and Lenders’ willingness to extend credit to Borrowers and to administer the Collateral on a combined basis, as set forth herein, is done solely as an accommodation to Borrowers and at Borrowers’ request.
5.10.5. Subordination. Each Borrower hereby subordinates any claims, including any right of payment, subrogation, contribution and indemnity, that it may have at any time against any other Obligor, howsoever arising, to the Full Payment of all Obligations.
SECTION 6. CONDITIONS PRECEDENT
6.1. Conditions Precedent to Term Loans. Lenders shall not be required to fund any requested Term Loan, until the date (“Closing Date”) that each of the following conditions has been satisfied:
(a) Notes shall have been executed by Borrowers and delivered to each Lender that requests issuance of a Note. Each of this Loan Agreement and the other Loan Document shall have been duly executed and delivered to Agent by each of the signatories thereto, and each shall be in form and substance reasonably satisfactory to the Agent and each of the Lenders, and each Obligor shall be in compliance with all terms thereof.
(b) Agent and the Lenders shall be satisfied that the Security Documents shall be effective to create in favor of the Agent a legal, valid and enforceable first priority (subject only to the Liens securing the Debt under the First Lien Debt Documents and any other Permitted Liens entitled to priority under Applicable Law) perfected security interest in and Lien upon the Collateral and shall have received (i) evidence that all filings, recordings, deliveries of instruments and other actions necessary or desirable in the commercially reasonable opinion of Agent to protect and preserve such security interests shall have been duly effected, (ii) UCC and Lien searches (and the equivalent thereof in all applicable foreign jurisdictions) and other evidence reasonably satisfactory to Agent that such Liens are the only Liens upon the Collateral, except Permitted Liens and Liens to be discharged on or prior to the Closing Date, (iii) evidence that the payment (or evidence of provision for payment) of all filing and recording fees and taxes due and payable in respect thereof has been made in form and substance reasonably satisfactory to Agent and each of the Lenders, and (iv) a completed and fully executed perfection certificate in form and substance reasonably satisfactory to Agent;
(c) [Reserved].
(d) [Reserved].

(e) Agent shall have received a certificate, in form and substance reasonably satisfactory to it and each of the Lenders, from the chief financial officer of each Borrower (with such certification to be in such Person’s capacity as chief financial officer of such Borrower and not in such Person’s individual capacity) certifying that:
(i) after giving effect to the Term Loans and transactions hereunder, (A) (x) Parent and its Subsidiaries, on a consolidated basis, are Solvent and (y) each Borrower, individually, is Solvent; (B) no Default or Event of Default exists; (C) the representations and warranties set forth in Section 9 are true and correct in all material respects; and (D) each Borrower has complied in all material respects with all agreements and conditions to be satisfied by it under the Loan Documents;
(ii) there is no action, suit, investigation or proceeding pending or, to the knowledge of Parent or its Subsidiaries, threatened in writing in any court or before any arbitrator or governmental authority that could reasonably be expected to have a Material Adverse Effect;
(iii) all Term Loans made by the Lenders to the Borrowers hereunder are and shall remain in full compliance with the Federal Reserve’s margin regulations; and
(iv) no law or regulation to which any Borrower is subject is applicable to the transactions contemplated hereby which could reasonably be expected to have a Material Adverse Effect on any Obligor or a Material Adverse Effect on the transactions contemplated hereby.
(f) Agent shall have received a certificate of a duly authorized officer of each Obligor (with such certification to be in such Person’s capacity as an officer of such Obligor and not in such Person’s individual capacity), certifying (i) that attached copies of such Obligor’s Organic Documents are true and complete, and in full force and effect, without amendment except as shown, (ii) that an attached copy of resolutions authorizing execution and delivery of the Loan Documents is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this credit facility, and (iii) to the title, name and signature of each Person authorized to sign the Loan Documents.
(g) Agent shall have received a written opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, as well as any relevant local counsel to Obligors or Agent, in form and substance reasonably satisfactory to Agent and each of the Lenders.
(h) Agent shall have received copies of the charter documents of each Obligor, certified as appropriate by the Secretary of State or another official of such Obligor’s jurisdiction of organization. Agent shall have received good standing or subsistence certificates, as applicable, for each Obligor, issued by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization and each jurisdiction where such Obligor’s conduct of business or ownership of Property necessitates qualification.
(i) Agent shall (i) have received copies of policies of insurance, (ii) be reasonably satisfied with the amount, types and terms and conditions of all insurance maintained by the Obligors and their Subsidiaries, and (iii) have received certificates of insurance with endorsements naming Agent, for the benefit of the Secured Parties, as loss payee or additional insured, as applicable, with respect to each insurance policy required to be maintained with respect to the Collateral and otherwise in form and substance reasonably satisfactory to Agent and each of the Lenders.
(j) [Reserved].
(k) Borrowers shall have paid all reasonable and documented fees and out-of-pocket expenses to be paid to Agent and Lenders on the Closing Date (including, without limitation, all reasonable and documented fees, out-of-pocket charges and disbursements of one outside counsel, one local counsel in each relevant jurisdiction (as determined by the Agent in its reasonable discretion), one special or regulatory counsel in respect of each matter (as reasonably required by the Agent) and conflict of interest counsel (as determined by the Agent in its reasonable discretion), accounting, appraisal, consulting and other reasonable and documented fees, out-of-pocket to the extent invoiced prior to or on the Closing Date.

(l) Agent shall have received copies of the First Lien Debt Documents, including, but not limited to an amendment to the First Lien Loan Agreement permitting this Loan Agreement and all certificates, opinions and other material documents delivered thereunder, certified by a Senior Officer as complete and correct (with such certification to be in such Person’s capacity a Senior Officer of an Obligor and not in such Person’s individual capacity), and the Agent shall be satisfied with the terms and conditions and provisions thereof.
(m) Agent and the Lenders shall have agreed to satisfactory intercreditor arrangements with the First Lien Agent and Agent shall have received a fully executed Intercreditor Agreement in full force and effect.
(n) Agent shall have received all inventory and asset appraisals, commercial finance audits, field audits and such other reports, audits and other information or certifications as it may reasonably request with respect to the Collateral.
(o) Agent shall have received a flow of funds, in form and substance reasonably satisfactory to it.
(p) [Reserved].
(q) Agent shall have received evidence indicating that Excess Availability as of the Closing Date, after giving effect to the transactions contemplated hereby, is not less than $210,000,000.
(r) [Reserved].
(s) Agent shall have received such other certificates, documents, agreements and information in respect of any Obligor as Agent may reasonably request.
(t) No Default or Event of Default shall exist at the time of, or result from, such funding.
(u) The representations and warranties of each Obligor in the Loan Documents shall be true and correct on the date of, and upon giving effect to, such funding (except for representations and warranties that expressly relate to an earlier date and except for changes therein which do not cause a violation of this Loan Agreement).
(v) No Default or Event of Default (as each is defined in the First Lien Loan Agreement) shall exist at the time of, or shall result from, the transactions contemplated hereunder.
(w) No event shall have occurred or circumstance exist that has or could reasonably be expected to have a Material Adverse Effect.
For purposes of determining compliance with the conditions specified in this Section 6.1, each Lender that has signed this Loan Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Agent shall have received written notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

6.2. [Reserved].
6.3. Limited Waiver of Conditions Precedent. If Agent or Lenders fund any Term Loans or grant any other accommodation when any conditions precedent are not satisfied (regardless of whether the lack of satisfaction was known or unknown at the time), it shall not operate as a waiver of any Default or Event of Default due to such failure of conditions or otherwise.
SECTION 7. COLLATERAL
7.1. Grant of Security Interest. To secure the prompt payment and performance of all Obligations, each Obligor hereby grants to Agent, for the benefit of Secured Parties, a continuing security interest in and Lien upon all of the following personal and fixture property, assets and rights of such Obligor of every kind and nature, whether now owned or hereafter acquired or arising, and wherever located:
(a) all Accounts and all Credit Card Receivables;
(b) all Chattel Paper, including electronic chattel paper;
(c) all Commercial Tort Claims, described on Schedule 7.1(c), as shall be amended from time to time in accordance with Section 7.4.1;
(d) all Deposit Accounts;
(e) all Documents;
(f) subject to the proviso to Section 7.1(m), all General Intangibles, including Payment Intangibles, Software and Intellectual Property; provided, however, that the grant of security interest shall not include any intent-to-use application for a trademark that may be deemed invalidated, canceled or abandoned due to the grant and/or enforcement of such security interest unless and until such time that the grant and/or enforcement of the security interest will not affect the status or validity of such trademark;
(g) all Goods, including Inventory, Equipment and Fixtures, excluding (i) any motor vehicles and (ii) any Equipment subject to Purchase Money Liens securing Permitted Purchase Money Debt so long as the documents evidencing such Permitted Purchase Money Debt expressly prohibit a second priority Lien (or third priority Lien if the Debt under the First Lien Debt Documents is still outstanding) on such Equipment;
(h) all Instruments;
(i) all Investment Property;
(j) all Letter-of-Credit Rights;
(k) all Supporting Obligations;
(l) all monies, whether or not in the possession or under the control of Agent, a Lender, or a bailee or Affiliate of Agent or a Lender;
(m) all equity interests in any Subsidiary of such Obligor; provided that such grant of security interest shall not extend to the partnership interests in any of The Bon-Ton Properties-Eastview L.P., The Bon-Ton Properties- Marketplace L.P., or The Bon-Ton Properties- Greece Ridge L.P. to the extent that the grant of such security interest would constitute or result in a breach or termination pursuant to the terms of, or a default under, any lease, loan document, partnership agreement or other organizational document of such limited partnership, so long as such restrictive provision is enforceable under Applicable Law;

(n) all accessions to, substitutions for, and all replacements, products, and cash and non-cash proceeds of the foregoing, including proceeds of and unearned premiums with respect to insurance policies, and claims against any Person for loss, damage or destruction of any Collateral; and
(o) all books and records (including customer lists, files, correspondence, tapes, computer programs, print-outs and computer records) pertaining to the foregoing;
provided, however, that notwithstanding any of the other provisions set forth herein, (A) solely with respect to assets other than Inventory, Accounts, and other assets of the types that are not included in the Tranche A Borrowing Base or the Tranche A-1 Borrowing Base, this Loan Agreement shall not constitute a grant of a security interest in, and “Collateral” shall not include any property to the extent that a grant of security interest therein (x) is prohibited by any requirements of law or (y) is prohibited by or constitutes a breach or default under or results in the termination of or requires any consent not obtained under any contract, license, agreement, instrument or other document evidencing or giving rise to such property or any applicable shareholder or similar agreement, in the case of clause (x) and (y), solely to the extent such prohibition or breach or default or requirement for consent is in effect and is enforceable under Applicable Law, and (B) this Loan Agreement shall not constitute a grant of security interest in, and “Collateral” shall not include, any equity interest in Bon-Ton or any SPE.
7.2. Lien on Deposit Accounts.
7.2.1. Deposit Accounts. To further secure the prompt payment and performance of all Obligations, each Obligor hereby grants to Agent, for the benefit of Secured Parties, a continuing security interest in and Lien upon all of such Obligor’s right, title and interest in and to each Deposit Account of such Obligor (except for those referred to in clauses (a) through (d) of Section 8.5) and any deposits or other sums at any time credited to any such Deposit Account, including any sums in any blocked or lockbox accounts or in any accounts into which such sums are swept. Prior to the commencement of a Trigger Event Period, each Obligor shall direct each bank or other depository to deliver to the Borrower Account, on each Business Day (to the extent practicable and consistent with past practices), all available balances in each Deposit Account maintained by such Obligor with such depository (except for (a) those Deposit Accounts referred to in clauses (a) through (d) of Section 8.5 and (b) those Deposit Accounts exclusively used as secondary operating accounts and described on Schedule 7.2.1 (as may be updated with the reasonable approval of the First Lien Agent (and, following the Bank Loan Termination Date, Agent) with respect to such secondary operating accounts so long as the average account balances in such accounts described in this clause (b) are in amounts consistent with the Ordinary Course of Business of the Obligors); provided, however, that the Obligors may maintain an aggregate account balance in local Deposit Accounts not to exceed $5,750 for each Store supported by such local Deposit Account for petty cash and Store expense reimbursement purposes). At all times after the commencement and during the continuation of a Trigger Event Period, the First Lien Agent (and, following the Bank Loan Termination Date, Agent) shall direct each bank or other depository to deliver to a Borrower Account at Bank of America on each Business Day, for application (subject to the Intercreditor Agreement and Section 5.5) to the Obligations then outstanding, all available balances in each Deposit Account maintained by any Obligor with such depository except for those Deposit Accounts referred to in clauses (a) through (d) of Section 8.5 hereof. Each Obligor irrevocably appoints, at all times after the commencement and during the continuation of a Trigger Event Period, First Lien Agent (and, following the Bank Loan Termination Date, Agent) as such Obligor’s attorney in fact to collect such balances to the extent any such delivery is not so made. Each Obligor waives the right at all times after the commencement and during the continuation of a Trigger Event Period to direct the application of any payments or Collateral proceeds, and agrees that First Lien Agent (and, following the Bank Loan Termination Date, Agent) shall have the continuing, exclusive right to apply and reapply, in each case subject to the Intercreditor Agreement and Section 5.5, the same against the Obligations, in such manner as First Lien Agent (and, following the Bank Loan Termination Date, Agent) deems advisable, notwithstanding any entry by Agent in its records. If, as a result of First Lien Agent’s (or Agent’s, as applicable) receipt of Payment Items or proceeds of Collateral, a credit balance exists, the balance shall not accrue interest in favor of Obligors and shall be made available to Borrowers as long as no Default or Event of Default exists.

7.2.2. [Reserved].
7.3. Real Estate Collateral. The Obligations shall be secured by Mortgages upon (x) all Real Estate owned by Obligors described on Schedule 7.3 and (y) all leasehold interests in Real Estate described on Schedule 7.3. The Mortgages shall be duly recorded, at Borrowers’ expense, in each office where such recording is required to constitute a fully perfected Lien on the Real Estate covered thereby. If any Obligor acquires any fee ownership in any Real Estate after the Closing Date (unless such Real Estate is encumbered by Permitted Purchase Money Debt, the terms of which expressly prohibit a Lien on such Real Estate junior in priority to the applicable Purchase Money Lien and to the Debt under the First Lien Debt Documents) having a value in excess of $5,750,000 (or lesser amount only if a Mortgage covering such Real Estate is delivered to First Lien Agent), such Obligor shall, within 60 days, execute, deliver and record a Mortgage sufficient to create a first priority perfected Lien, subject to the Lien securing the Debt under the First Lien Debt Documents (or, where such Real Estate is subject to Permitted Purchase Money Debt and the documents evidencing such Debt permit Agent to hold a lien on such Real Estate junior in priority to the applicable Purchase Money Lien and to the Debt under the First Lien Debt Documents, a Lien so junior in priority) in favor of Agent on such Real Estate, and shall deliver all Related Real Estate Documents. The Agent shall amend Schedule 7.3 to reflect thereon any Real Estate that becomes subject to the requirements set forth in the preceding sentence after the Closing Date.
7.4. Other Collateral.
7.4.1. Commercial Tort Claims. Obligors shall promptly notify Agent in writing if Parent or any Subsidiary has a Commercial Tort Claim (other than, as long as no Event of Default exists, a Commercial Tort Claim for less than $115,000 prior to the Restatement Date or $1,150,000 on and after the Restatement Date) and, upon Agent’s request, shall promptly execute such documents and take such actions as Agent deems appropriate (including amending Schedule 7.1(c)) to confer upon Agent (for the benefit of Secured Parties) a duly perfected, first priority (subject to the Lien securing the Debt under the First Lien Debt Documents and to other Permitted Liens entitled to priority under Applicable Law) Lien upon such claim.
7.4.2. Certain After-Acquired Collateral. Obligors shall promptly (or, in the case of Intellectual Property, within 20 Business Days after the first day of each Fiscal Quarter) notify Agent in writing if, after the Closing Date, Parent or any Subsidiary obtains any interest in any Collateral consisting of Deposit Accounts, Chattel Paper, Documents, Instruments, Intellectual Property that is registered or subject to a pending application for registration, Investment Property or Letter-of-Credit Rights which has not yet been perfected and, upon Agent’s reasonable request, shall, subject to the Intercreditor Agreement, promptly execute such documents and take such actions as Agent deems reasonably appropriate (including amending Schedule 7.1(c)) to effect Agent’s duly perfected, first priority (subject to the Lien securing the Debt under the First Lien Debt Documents and to other Permitted Liens entitled to priority under Applicable Law) Lien upon such Collateral, including obtaining any appropriate possession, control agreement or Lien Waiver to the extent required by Section 10.1.10, subject to the Intercreditor Agreement. If any Collateral is in the possession of a third party, at First Lien Agent’s (and, following the Bank Loan Termination Date, Agent’s) request, Obligors shall use commercially reasonable efforts to obtain an acknowledgment that such third party holds the Collateral for the benefit of First Lien Agent (and, following the Bank Loan Termination Date, Agent). Notwithstanding the foregoing, if any additional notifications are required to be delivered to First Lien Agent under Section 7.4.2 of the First Lien Loan Agreement, such notification shall be required hereunder.

7.5. No Assumption of Liability. The Lien on Collateral granted hereunder is given as security only and shall not subject Agent or any Lender to, or in any way modify, any obligation or liability of the Obligors relating to any Collateral.
7.6. Further Assurances. Promptly upon request, Obligors shall deliver such instruments, assignments, title certificates, or other documents or agreements, and shall take such actions, as Agent reasonably deems appropriate under Applicable Law to evidence or perfect its Lien on any Collateral, or otherwise to give effect to the intent of this Loan Agreement. Each Obligor authorizes Agent to file any financing statement that indicates the Collateral as “all assets” or “all personal property” of such Obligor, or words to similar effect, and ratifies any action taken by Agent before the Closing Date to effect or perfect its Lien on any Collateral.
7.7. Foreign Subsidiary Stock. Notwithstanding Section 7.1, the Collateral shall include only 65% of the voting securities of any first tier Foreign Subsidiary.
SECTION 8. COLLATERAL ADMINISTRATION
8.1. Borrowing Base Certificates. The Borrowers shall deliver to the Agent and the Collateral Agent (and Agent shall promptly deliver same to Lenders) (i) at all times prior to the commencement of a Trigger Event Period, not later than the twelfth (12th) Business Day after the immediately preceding fiscal month end, and at such other times as First Lien Agent may reasonably request, a Borrowing Base Certificate prepared as of the close of business of the previous month or such other date so requested by the First Lien Agent and (ii) at all times (x) after the commencement and during the continuation of a Trigger Event Period or (y) during the periods from and including the fiscal month of October of any fiscal year through and including the Friday of the second fiscal week of January of such fiscal year, not later than the last Business Day of each week, and at such other times as First Lien Agent may request, a Borrowing Base Certificate prepared as of the close of business of the previous week or such other date so requested by the First Lien Agent, with such weekly Borrowing Base Certificates (other than those coinciding with a month end) updated for purchases and sales of Inventory (as defined in the First Lien Loan Agreement) from the prior week in a manner consistent with the past practices of the Obligors and reasonably approved by the First Lien Agent. All calculations of Tranche A Excess Availability, Tranche A-1 Excess Availability and Excess Availability in any Borrowing Base Certificate shall originally be made by Borrowers and certified by a Senior Officer (with such certification to be in such Person’s capacity as a Senior Officer of an Obligor and not in such Person’s individual capacity).
8.2. Administration of Accounts and Credit Card Receivables.
8.2.1. Credit Card Notifications; Records. Schedule 8.2.1 sets forth, as of the Closing Date, all arrangements to which any Obligor is a party with respect to the payment to any Obligor of the proceeds of credit card charges for sales by such Obligor. Following the Bank Loan Termination Date, the Obligors shall deliver to Agent Credit Card Notifications instructing each of their Credit Card Issuers or Credit Card Processors to transfer all amounts owing by such processor or issuer to an Obligor directly to the Borrower Account or a Dominion Account, with such Credit Card Notifications to be executed by each relevant Obligor and accompanied by evidence that such Credit Card Notifications have been received by such Credit Card Issuers or Credit Card Processors. Following the Bank Loan Termination Date, the Obligors shall exercise commercially reasonable efforts to obtain acknowledgments to such Credit Card Notifications from each of the Credit Card Issuers and Credit Card Processors. Each Obligor shall keep accurate and complete records of its Credit Card Receivables, and shall submit to Agent Credit Card Receivables reports, including all additions and reductions (cash and non-cash) with respect to Credit Card Receivables of the Obligors in each case accompanied by such supporting detail and documentation as shall be reasonably requested by First Lien Agent (or, following the Bank Loan Termination Date, Agent), in form reasonably satisfactory to First Lien Agent (or, following the Bank Loan Termination Date, Agent), on such periodic basis as First Lien Agent (or, following the Bank Loan Termination Date, Agent) may request.

8.2.2. Account Verification. Following the Bank Loan Termination Date, whether or not a Default or Event of Default exists, Agent shall have the right at any time, in the name of Agent, any designee of Agent or any Obligor to verify the validity, amount or any other matter relating to any Accounts of Obligors by mail, telephone or otherwise. Obligors shall cooperate fully with Agent in an effort to facilitate and promptly conclude any such verification process.
8.2.3. Maintenance of Dominion Accounts. Subject to the Intercreditor Agreement, Obligors shall maintain Dominion Accounts pursuant to lockbox or other arrangements reasonably acceptable to First Lien Agent (and, following the Bank Loan Termination Date, Agent). Obligors shall obtain an agreement (in form and substance reasonably satisfactory to First Lien Agent (and, following the Bank Loan Termination Date, Agent)) from each lockbox servicer and Dominion Account bank, establishing First Lien Agent’s (and, following the Bank Loan Termination Date, Agent’s) control over and Lien in the lockboxes or Dominion Accounts, requiring immediate deposit of all remittances received in the lockbox to a Dominion Account and, if such Dominion Account is not maintained with Bank of America, directing, in accordance with Section 5.6, the account bank to transfer at the end of each Business Day available funds in the Dominion Accounts to the Borrower Account consistent with past practice, and waiving offset rights of such servicer or bank against any funds in the lockboxes or Dominion Accounts, except offset rights for customary administrative charges. Neither Agent nor Lenders assume any responsibility to Obligors for any lockbox arrangement or Dominion Accounts, including any claim of accord and satisfaction or release with respect to any Payment Items accepted by any bank.
8.2.4. Proceeds of Collateral. Obligors shall request in writing and otherwise take all reasonable steps to ensure that all payments on Accounts or otherwise relating to Collateral are made directly to a Dominion Account (or a lockbox relating to a Dominion Account). If any Obligor or Subsidiary receives cash or Payment Items with respect to any Collateral, it shall hold same in trust for Priority Lien Agent subject to the Intercreditor Agreement, and promptly (not later than the next Business Day) deposit same into a Dominion Account.
8.3. Administration of Inventory.
8.3.1. Records and Reports of Inventory. Each Obligor shall keep accurate and complete records of its Inventory, including costs and daily withdrawals and additions, and shall submit to Agent inventory reports in form submitted to First Lien Agent (or, following the Bank Loan Termination Date, Agent). Each Obligor shall conduct a physical inventory at least once per calendar year (and on a more frequent basis if requested by First Lien Agent (or, following the Bank Loan Termination Date, Agent) when an Event of Default exists) and periodic cycle counts consistent with historical practices, and shall provide to Agent a report based on each such inventory and count promptly upon completion thereof, together with such supporting information as First Lien Agent (and, following the Bank Loan Termination Date, Agent) may request. First Lien Agent (and, following the Bank Loan Termination date, Agent) may participate in and observe each inventory or physical count.
8.3.2. Returns of Inventory. No Obligor shall return any Inventory to a supplier, vendor or other Person, whether for cash, credit or otherwise, unless (a) such return is in the Ordinary Course of Business and (b) no Event of Default exists or would result therefrom.

8.3.3. Acquisition, Sale and Maintenance. No Obligor shall sell any Inventory on consignment or approval. Obligors shall use, store and maintain all Inventory with reasonable care and caution, in accordance with applicable standards of any insurance and in conformity with all Applicable Law, and shall make current rent payments (within applicable grace periods provided for in leases) at all locations where any Collateral is located.
8.4. Administration of Equipment.
8.4.1. Records and Schedules of Equipment. Each Obligor shall keep accurate and complete records of its Equipment, including kind, quality, quantity, cost, acquisitions and dispositions thereof, and shall submit to Agent, on such periodic basis as First Lien Agent (or, following the Bank Loan Termination Date, Agent) may request, a current schedule thereof, in form reasonably satisfactory to Priority Lien Agent. Promptly upon request, Obligors shall deliver to First Lien Agent (or, following the Bank Loan Termination Date, Agent) evidence of their ownership or interests in any Equipment.
8.4.2. Dispositions of Equipment. No Obligor shall sell, lease or otherwise dispose of any Equipment, without the prior written consent of Agent, other than (a) a Permitted Asset Disposition; and (b) replacement of Equipment that is worn, damaged or obsolete with Equipment of like function and value, if the replacement Equipment is acquired substantially contemporaneously with such disposition and is free of Liens (other than Permitted Liens).
8.4.3. Condition of Equipment. The Equipment is in good operating condition and repair, and all necessary replacements and repairs have been made so that the value and operating efficiency of the Equipment is preserved at all times, reasonable wear and tear excepted. Except where failure to do so would not reasonably be expected to result in a Material Adverse Effect, each Obligor shall ensure that the Equipment is mechanically and structurally sound, and capable of performing the functions for which it was designed, in accordance with the manufacturer’s published and recommended specifications.
8.5. Administration of Deposit Accounts. Schedule 8.5 sets forth all Deposit Accounts maintained by Obligors as of the Closing Date (or, after any update to such Schedule 8.5 in accordance with the last sentence of this Section 8.5, as of the date of such amendment). Each Obligor shall take all actions necessary to establish First Lien Agent’s (and, following the Bank Loan Termination Date, Agent’s) control (pursuant to an Account Control Agreement) of each Deposit Account other than:
(a) each Deposit Account exclusively used for payroll, payroll taxes or employee benefits set forth on Schedule 8.5(a) or any replacement account exclusively used for payroll, payroll taxes or employee benefits;
(b) each disbursement account of the Obligors as set forth on Schedule 8.5(a) or any replacement disbursement account that is reasonably acceptable to First Lien Agent (and, following the Bank Loan Termination Date, Agent);
(c) each trust account listed on Schedule 8.5(b) maintained at U.S. Bank, N.A. (or any replacement account thereof) so long as the average account balance in the accounts described in this clause (c) is in an amount consistent with the ordinary course of business and past practices of the Obligors and, in any event, does not exceed (x) at any time other than during a Trigger Event Period, $11,500,000 in the aggregate or (y) after the commencement and during the continuation of a Trigger Event Period, $2,300,000 in the aggregate; and

(d) each Deposit Account, other than those described in clauses (a) through (d) above, containing not more than $86,000 at any time; provided that the aggregate amount contained in all such accounts under this clause (d) shall not exceed $863,000 at any time; provided, however, that not later than ten (10) Business Days after the commencement of the first Trigger Event Period to occur after the Closing Date, the Obligors shall either (i) take all actions necessary to establish the First Lien Agent’s (and, following the Bank Loan Termination Date, Agent’s) control of each such Deposit Account referred to in this clause (d) or (ii) close the Deposit Accounts referred in this clause (d) and transfer all balances and all related deposit activity to a deposit account over which the First Lien Agent’s (and, following the Bank Loan Termination Date, Agent’s) control has already been established.
Each Obligor shall be the sole account holder of each Deposit Account and shall not allow any other Person (other than First Lien Agent (and, following the Bank Loan Termination Date, Agent)) to have control over a Deposit Account. Each Obligor shall promptly notify Agent of any opening or closing of a Deposit Account and, at the request of Agent, will amend Schedule 8.5 (and Schedule 8.5(a) or Schedule 8.5(b), if applicable) to reflect the same.
8.6. General Provisions.
8.6.1. Location of Collateral. All tangible items of Collateral, other than (i) tangible inventory having an aggregate value of no more than $575,000, and (ii) Inventory in transit, shall at all times be kept by Obligors at the business locations set forth in Schedule 8.6.1, except that Obligors may (a) make sales or other dispositions of Collateral in accordance with Section 10.2.6; and (b) move Collateral to another location in the United States, so long as, if such Collateral has an aggregate value of more than $575,000 the Borrower Agent has provided Agent with 30 Business Days prior written notice thereof.
8.6.2. Insurance of Collateral; Condemnation Proceeds.
(a) Each Obligor shall maintain insurance with respect to the Collateral, covering casualty, hazard, public liability, theft, malicious mischief, and such other risks, in such amounts, with such endorsements, and with such insurers as are reasonably satisfactory to Agent. On and after the Restatement Date, prior to the Bank Loan Termination Date, all proceeds under each policy shall be payable to First Lien Agent, and following the Bank Loan Termination Date (or prior to the Bank Loan Termination Date if receipt of such proceeds is waived, forgiven or postponed by more than 10 Business Days by the First Lien Agent or First Lien Lenders), all proceeds under each policy shall be payable to Agent for the benefit of the Lenders; provided the foregoing shall in no way limit or impair the Agents rights as an additional insured under such policies. From time to time upon request, Obligors shall deliver to Agent the originals or certified copies of its insurance policies and updated flood plain searches. Unless Agent shall agree otherwise, each policy shall include reasonably satisfactory endorsements (i) showing Agent as loss payee or additional insured, as appropriate; (ii) requiring 30 days prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever; and (iii) specifying that the interest of Agent shall not be impaired or invalidated by any act or neglect of any Obligor or the owner of the Property, nor by the occupation of the premises for purposes more hazardous than are permitted by the policy. If any Obligor fails to provide and pay for such insurance, First Lien Agent (and, following the Bank Loan Termination Date, Agent) may, at its option, but shall not be required to, procure the insurance and charge Obligors therefor. Each Obligor agrees to deliver to Agent, promptly as rendered, copies of all reports made to insurance companies. Subject to the Intercreditor Agreement, while no Event of Default exists, Obligors may settle, adjust or compromise any insurance claim, as long as the proceeds are delivered to First Lien Agent (and, following the Bank Loan Termination Date, Agent). Subject to the Intercreditor Agreement, if an Event of Default exists, only First Lien Agent (and, following the Bank Loan Termination Date, Agent) shall be authorized to settle, adjust and compromise such claims.

(b) On and after the Restatement Date, prior to the Bank Loan Termination Date, any proceeds of insurance (other than proceeds from workers’ compensation or D&O insurance) and any awards arising from condemnation of any Collateral shall be paid to First Lien Agent to pay First Lien Debt, and following the Bank Loan Termination Date (or prior to the Bank Loan Termination Date if receipt of such proceeds is waived, forgiven or postponed by more than 10 Business Days by the First Lien Agent or First Lien Lenders), any such proceeds and awards shall be paid to Agent for the benefit of the Lenders to be applied, to the extent permitted by Section 10.2.8 of the First Lien Loan Agreement in accordance with Section 5.5.
(c) If requested by Obligors in writing within 30 days after Agent’s receipt of any insurance proceeds or condemnation awards relating to any loss or destruction of Equipment or Real Estate, Obligors may use such proceeds or awards to repair or replace such Equipment or Real Estate as long as (i) no Default or Event of Default exists; (ii) such repair or replacement is promptly undertaken and concluded, in accordance with plans reasonably satisfactory to Agent; (iii) replacement buildings are constructed on the sites of the original casualties (or in close proximity thereto) and are of comparable size, quality and utility to the destroyed buildings; (iv) the repaired or replaced Property is free of Liens, other than Permitted Liens; (v) Obligors comply with disbursement procedures for such repair or replacement as First Lien Agent (and, following the Bank Loan Termination Date, Agent) may reasonably require; and (vi) the aggregate amount of such proceeds or awards from any single casualty or condemnation does not exceed $2,000,000 prior to the Restatement Date or $5,750,000 on and after the Restatement Date. On and after the Restatement Date, following the Bank Loan Termination Date (or prior to the Bank Loan Termination Date if receipt of such proceeds is waived, forgiven or postponed by more than 10 Business Days by the First Lien Agent or First Lien Lenders), any such proceeds or awards not applied to repair or replace such Equipment or Real Estate in accordance with this Section 8.6.2(c) shall be applied, to the extent permitted by Section 10.2.8 of the First Lien Loan Agreement, by the Agent, to the Obligations in accordance with Section 5.5.
8.6.3. Protection of Collateral. All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral, all Taxes (other than Excluded Taxes) payable with respect to any Collateral (including any sale thereof), and all other payments required to be made by Agent to any Person to realize upon any Collateral, shall be borne and paid by Obligors. Agent shall not be liable or responsible in any way for the safekeeping of any Collateral, for any loss or damage thereto (except for reasonable care in its custody while Collateral is in Agent’s actual possession), for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency or other Person whatsoever, but the same shall be at Obligors’ sole risk.
8.6.4. Defense of Title to Collateral. Each Obligor shall at all times defend its title to Collateral and Agent’s Liens therein against all Persons, claims and demands whatsoever, except Permitted Liens.
8.7. Power of Attorney. Each Obligor hereby irrevocably constitutes and appoints Agent (and all Persons designated by Agent) or, until the Bank Loan Termination Date, First Lien Agent as such Obligor’s true and lawful attorney (and agent-in-fact) for the purposes provided in this Section 8.7. First Lien Agent or First Lien Agent’s designee (or, following the Bank Loan Termination Date, Agent or Agent’s designee), may, during the continuation of an Event of Default, without notice and in either its or an Obligor’s name, but at the cost and expense of Obligors:
(a) Endorse an Obligor’s name on any Payment Item or other proceeds of Collateral (including proceeds of insurance) that come into First Lien Agent’s (and, following the Bank Loan Termination Date, Agent’s) possession or control; and

(b) (i) Notify any Account Debtors of the assignment of their Accounts, demand and enforce payment of Accounts, by legal proceedings or otherwise, and generally exercise any rights and remedies with respect to Accounts; (ii) settle, adjust, modify, compromise, discharge or release any Accounts or other Collateral, or any legal proceedings brought to collect Accounts or Collateral; (iii) sell or assign any Accounts and other Collateral upon such terms, for such amounts and at such times as First Lien Agent (and, following the Bank Loan Termination Date, Agent) deems advisable; (iv) take control, in any manner, of any proceeds of Collateral; (v) prepare, file and sign an Obligor’s name to a proof of claim or other document in a bankruptcy of an Account Debtor, or to any notice, assignment or satisfaction of Lien or similar document; (vi) receive, open and dispose of mail addressed to an Obligor, and notify postal authorities to change the address for delivery thereof to such address as First Lien Agent (and, following the Bank Loan Termination Date, Agent) may designate; (vii) endorse any Chattel Paper, Document, Instrument, invoice, freight bill, bill of lading, or similar document or agreement relating to any Accounts, Inventory or other Collateral; (viii) use an Obligor’s stationery and sign its name to verifications of Accounts and notices to Account Debtors; (ix) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to any Collateral; (x) make and adjust claims under policies of insurance; (xi) take any action as may be necessary or appropriate to obtain payment under any letter of credit or banker’s acceptance for which an Obligor is a beneficiary; and (xii) take all other actions as First Lien Agent (and, following the Bank Loan Termination Date, Agent) deems reasonably appropriate to fulfill any Obligor’s obligations under the Loan Documents.
SECTION 9. REPRESENTATIONS AND WARRANTIES
9.1. General Representations and Warranties. To induce Agent and Lenders to enter into this Loan Agreement and to make available the Term Loans, each Obligor represents and warrants that:
9.1.1. Organization and Qualification. Each Obligor and Subsidiary is duly organized, validly existing and in good standing or subsisting, as applicable under the laws of the jurisdiction of its organization. Each Obligor and Subsidiary is duly qualified, authorized to do business and in good standing as a foreign corporation in each jurisdiction where failure to be so qualified could reasonably be expected to have a Material Adverse Effect.
9.1.2. Power and Authority. Each Obligor is duly authorized to execute, deliver and perform its Loan Documents. The execution, delivery and performance of the Loan Documents by each Obligor have been duly authorized by all necessary action, and do not (a) require any consent or approval of any holders of Equity Interests of any Obligor, other than those already obtained; (b) contravene the Organic Documents of any Obligor; (c) violate or cause a material default under any Applicable Law or Material Contract; or (d) result in or require the imposition of any Lien (other than Permitted Liens and Liens granted hereunder) on any Property of any Obligor.
9.1.3. Enforceability. Each Loan Document is a legal, valid and binding obligation of each Obligor party thereto, enforceable against each Obligor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.
9.1.4. Capital Structure. Schedule 9.1.4 shows as of the date hereof, for each Obligor and Subsidiary (other than the Parent), its name, its jurisdiction of organization, its duly authorized and validly issued Equity Interests, the holders of its Equity Interests, and all agreements binding on such holders with respect to their Equity Interests. Each Obligor has good title to its Equity Interests in its Subsidiaries, subject only to Agent’s and First Lien Agent’s Lien, and all such Equity Interests are duly issued, fully paid and non-assessable. There are no outstanding options to purchase, warrants, subscription rights, agreements to issue or sell, convertible interests, phantom rights or powers of attorney relating to any Equity Interests of any Obligor (other than the Parent) or Subsidiary.
9.1.5. Corporate Names; Locations. During the five years preceding the Closing Date, except as shown on Schedule 9.1.5, no Obligor or Subsidiary has been known as or used any corporate, fictitious or trade names, has been the surviving corporation of a merger or combination, or has acquired any substantial part of the assets of any Person. The chief executive offices and other places of business of Obligors and Subsidiaries as of the date hereof are shown on Schedule 8.6.1.

9.1.6. Title to Properties; Priority of Liens. Each Obligor and Subsidiary has good and marketable title to (or valid leasehold interests in) all of its Real Estate, and good title to all of its personal Property, including all Property reflected in any financial statements delivered to Agent or Lenders, in each case free of Liens except Liens securing the Debt under the First Lien Debt Documents and any other Permitted Liens. Each Obligor and Subsidiary has paid and discharged all lawful claims that, if unpaid, could become a Lien on its Properties, other than Permitted Liens. All Liens of Agent in the Collateral are duly perfected, first priority (subject to the Liens securing the Debt under the First Lien Debt Documents and any other Permitted Liens entitled to priority under Applicable Law) Liens.
9.1.7. Security Documents. The Security Documents are effective to create in favor of the Agent a legal, valid, perfected and enforceable first priority (subject to the Liens securing the Debt under the First Lien Debt Documents and any other Permitted Liens entitled to priority under Applicable Law) security interest in and Lien upon the Collateral.
9.1.8. Financial Statements. The consolidated and, if applicable, combined balance sheets, and related statements of income, cash flow and shareholder’s equity, of Obligors and Subsidiaries that have been and are hereafter delivered to Agent and Lenders, pursuant to Section 6.1(n) or otherwise, are prepared in accordance with GAAP, and fairly present the financial positions and results of operations of Obligors and Subsidiaries at the dates and for the periods indicated, subject, in the case of interim statements, to normal year-end adjustments. All projections delivered from time to time to Agent and Lenders have been prepared in good faith, based on reasonable assumptions in light of the circumstances at such time. Since January 31, 2009 there have been no changes in the financial condition of any Obligor or Subsidiary that, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Both before and after giving effect to the Term Loans to be made on the Closing Date and the payment of transaction costs in connection with the foregoing, Parent and its Subsidiaries, on a consolidated basis, are Solvent and each Borrower, individually, is Solvent.
9.1.9. Surety Obligations. No Obligor or Subsidiary is obligated as surety or indemnitor under any bond or other contract that assures payment or performance of any obligation of any Person, except as is not prohibited hereunder.
9.1.10. Taxes. Each Obligor and Subsidiary has filed all material federal, state and local tax returns and other reports that it is required by law to file, and has paid, or made provision for the payment of, all Taxes upon it, its income and its Properties that are due and payable, except to the extent being Properly Contested. The provision for Taxes on the books of each Obligor and Subsidiary is adequate for all years not closed by applicable statutes, and for its current Fiscal Year.
9.1.11. Brokers. There are no brokerage commissions, finder’s fees or investment banking fees payable in connection with any transactions contemplated by the Loan Documents.
9.1.12. Intellectual Property. Each Obligor and Subsidiary owns or has the lawful right to use all Intellectual Property necessary for the conduct of its business, without conflict with any rights of others. There is no pending or, to any Obligor’s knowledge, threatened material Intellectual Property Claim with respect to any Obligor, any Subsidiary or any of their Property (including any Intellectual Property). All Intellectual Property registered with the U.S. Patent and Trademark Office which is owned by any Obligor or Subsidiary is shown on Schedule 9.1.12.

9.1.13. Governmental Approvals. Each Obligor and Subsidiary has, is in compliance with, and is in good standing with respect to, all material Governmental Approvals necessary to conduct its business and to own, lease and operate its Properties. All necessary material import, export or other licenses, permits or certificates for the import or handling of any goods or other Collateral have been procured and are in effect, and Obligors and Subsidiaries have complied with all foreign and domestic laws with respect to the shipment and importation of any goods or Collateral, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.
9.1.14. Compliance with Laws. Each Obligor and Subsidiary has duly complied, and its Properties and business operations are in compliance, in all material respects with all Applicable Law, except where noncompliance could not reasonably be expected to have a Material Adverse Effect. There have been no citations, notices or orders of material noncompliance issued to any Obligor or Subsidiary under any Applicable Law.
9.1.15. Compliance with Environmental Laws. Since the Closing Date, except as disclosed on Schedule 9.1.15 or as could not reasonably be expected to have a Material Adverse Effect, (a) no Obligor’s or Subsidiary’s past or present operations, Real Estate or other Properties are subject to any federal, state or local investigation to determine whether any remedial action is needed to address any environmental pollution, hazardous material or environmental clean-up, (b) no Obligor or Subsidiary has received any Environmental Notice, (c) no Obligor or Subsidiary has any material contingent liability with respect to any Environmental Release, environmental pollution or hazardous material on any Real Estate now or previously owned, leased or operated by it, and (d) the representations and warranties contained in the Environmental Agreement are true and correct in all material respects on the Closing Date.
9.1.16. Burdensome Contracts. No Obligor or Subsidiary is a party or subject to any contract, agreement or charter restriction that could reasonably be expected to have a Material Adverse Effect. No Obligor or Subsidiary is party or subject to any material Restrictive Agreement, except as shown on Schedule 9.1.16, none of which prohibit the execution or delivery of any Loan Documents by an Obligor nor the performance by an Obligor of any obligations thereunder.
9.1.17. Litigation. Except as shown on Schedule 9.1.17, there are no proceedings or investigations pending or, to any Obligor’s knowledge, threatened in writing against any Obligor or Subsidiary, or any of their businesses, operations, Properties or conditions, that (a) relate to any Loan Documents or transactions contemplated thereby; (b) as of the Closing Date, could reasonably be expected to result in damages or penalties in excess of $10,000,000 (net of insurance proceeds which Borrowers reasonably believe will cover such claim or claims), or (c) could reasonably be expected to have a Material Adverse Effect if determined adversely to any Obligor or Subsidiary. No Obligor or Subsidiary is in default with respect to any order, injunction or judgment of any Governmental Authority.
9.1.18. Insurance. The properties of the Obligor and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Obligor, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Obligor or the applicable Subsidiary operates.
9.1.19. No Defaults. No Default or Event of Default has occurred and is continuing. No Obligor or Subsidiary is in default, and no event or circumstance has occurred or exists that with the passage of time or giving of notice would constitute a default, under any Material Contract or in the payment of any Borrowed Money. There is no basis upon which any party (other than an Obligor or Subsidiary) could terminate a Material Contract prior to its scheduled termination date.
9.1.20. ERISA. No Obligor or Subsidiary has any Multiemployer Plan or Foreign Plan.

9.1.21. Trade Relations. There exists no actual or threatened termination, limitation or modification of any business relationship between any Obligor or Subsidiary and any customer or supplier, or any group of customers or suppliers, who individually or in the aggregate are material to the business of such Obligor or Subsidiary. There exists no condition or circumstance that could reasonably be expected to impair the ability of any Obligor or Subsidiary to conduct its business at any time hereafter in substantially the same manner as conducted on the Closing Date.
9.1.22. Labor Relations. Except as described on Schedule 9.1.22, no Obligor or Subsidiary is party to or bound by any (a) management agreement, (b) consulting agreement where the aggregate obligations of such Obligor or Subsidiary thereunder are in excess of $115,000 or (c) collective bargaining agreement. There are no material grievances, disputes or controversies with any union or other organization of any Obligor’s or Subsidiary’s employees, or, to any Obligor’s knowledge, any asserted or threatened strikes, work stoppages or demands for collective bargaining.
9.1.23. Not a Regulated Entity. No Obligor is (a) required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended; or (b) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any public utilities code or any other Applicable Law regarding its authority to incur Debt.
9.1.24. Margin Stock. No Obligor or Subsidiary is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No Term Loan proceeds will be used by Obligors to purchase or carry, or to reduce or refinance any Debt incurred to purchase or carry, any Margin Stock or for any related purpose governed by Regulations T, U or X of the Board of Governors.
9.1.25. Plan Assets. No Obligor is an entity deemed to hold “plan assets” within the meaning of 29 C.F.R. §2510.3-101 of any “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA or any “plan” (within the meaning of Section 4975 of the Internal Revenue Code), and neither the execution of this Loan Agreement nor the funding of any Term Loans gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code.
9.1.26. Complete Disclosure. No Loan Document contains any untrue statement of a material fact, nor fails to disclose any material fact necessary to make the statements contained therein not materially misleading in light of the circumstances under which they were delivered.
9.1.27. Anti-Terrorism. No Obligor appears on any list of “Specially Designated Nationals” or other list of known or suspected terrorists that has been generated by the Office of Foreign Assets Control of the United States Department of Treasury (“OFAC”), nor is any Obligor a citizen or resident of any country that is subject to embargo or trade sanctions enforced by OFAC, or otherwise is a Person (i) whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) who engages in any dealings or transactions prohibited by Section 2 of such executive order, or, to its knowledge, is otherwise associated with any such person in any manner violative of Section 2, or (iii) subject to the limitations or prohibitions under any other OFAC regulation or executive order.

SECTION 10. COVENANTS AND CONTINUING AGREEMENTS
10.1. Affirmative Covenants. For so long as any Obligations are outstanding, each Obligor shall, and shall cause each Subsidiary to:
10.1.1. Inspections; Appraisals. (a) Permit First Lien Agent (and, after the occurrence and during the continuance of an Event of Default, Agent) from time to time subject (except when a Default or Event of Default exists) to reasonable notice and normal business hours, to visit and inspect the Properties of any Obligor, inspect, audit and make extracts from any Obligor’s books and records, and discuss with its officers, employees, agents, advisors and independent accountants such Obligor’s business, financial condition, assets, prospects and results of operations. Neither Agent nor any Lender shall have any duty to any Obligor to make any inspection, nor to share any results of any inspection, appraisal or report with any Obligor. To the extent any appraisal or other information is shared by Agent or a Lender with any Obligor, such Obligor acknowledges that it was prepared by Agent and Lenders for their purposes and Obligors shall not be entitled to rely upon it. The Agent shall provide the Collateral Agent with all final Collateral appraisals and audit reports promptly after the Agent’s receipt thereof. Notwithstanding anything contrary in this Section 10.1.1(a), so long as no Event of Default is continuing, Agent shall have no right to conduct, any visit, appraisal, inspection, assessment or audit.
(b) Reimburse Agent for all reasonable and documented out-of-pocket charges, costs and expenses of Agent in connection with (i) examinations of any Obligor’s books and records or any other financial or Collateral matters as Agent deems appropriate, (x) other than those times described in clause (y), following the Bank Loan Termination Date, up to twice per Loan Year or (y) at all times during a continuation of an Excess Availability Trigger Period and for a period of twelve (12) calendar months following the end of any such Excess Availability Trigger Period, up to three times per Loan Year; (ii) appraisals of Inventory (x) other than those times described in clause (y), following the Bank Loan Termination Date, up to twice per Loan Year or (y) at all times during a continuation of an Excess Availability Trigger Period and for a period of twelve (12) calendar months following the end of any such Excess Availability Trigger Period, up to three times per Loan Year; (iii) appraisals of Eligible Real Estate (as defined in the First Lien Loan Agreement), in form and detail reasonably satisfactory to First Lien Agent (or, following the Bank Loan Termination Date, Agent), (x) at all times other than those described in clause (y), following the Bank Loan Termination Date, once per Loan Year if so requested by First Lien Agent (or, following the Bank Loan Termination Date, Agent) or (y) at all times during a continuation of an Excess Availability Trigger Period and for a period of twelve (12) calendar months following the end of any such Excess Availability Trigger Period, twice per Loan Year if so requested by Agent; and (iv) following the Bank Loan Termination Date, environmental assessment reports as Agent deems appropriate in its reasonable discretion, with respect to the Eligible Real Estate (as defined in the First Lien Loan Agreement) of the Obligors; provided, however, that (x) during an Event of Default, the Agent may conduct any examinations and appraisals in its reasonable discretion without regard to any such limits and (y) if any examination or appraisal is initiated during an Event of Default, all reasonable and documented out-of-pocket charges, costs and expenses therefor shall be reimbursed by Obligors without regard to such limits. Obligors shall pay Agent’s then standard charges for each day that an employee of Agent or its Affiliates is engaged in any examination activities in connection with the foregoing, and shall pay the standard charges of Agent’s internal appraisal group. Subject to the following sentence, this Section shall not be construed to limit Agent’s right to conduct examinations or to obtain appraisals at any time in its discretion, nor to use third parties for such purposes. For the avoidance of doubt, this Section 10.1.1(b) is subject to the limitations referenced in Section 10.1.1(a).
10.1.2. Financial and Other Information. Keep adequate records and books of account with respect to its business activities, in which proper entries are made in accordance with GAAP reflecting all financial transactions; and furnish to Agent and Lenders:
(a) within 90 days after the close of each Fiscal Year, balance sheets as of the end of such Fiscal Year and the related statements of income, cash flow and shareholders’ equity for such Fiscal Year, on a consolidated basis for Obligors and Subsidiaries, which consolidated statements shall all be in reasonable detail and prepared in accordance with GAAP, audited and accompanied by (i) a certification (without qualification as to scope or “going concern” (or similar) qualification) by a firm of independent certified public accountants of recognized standing selected by Borrowers and reasonably acceptable to Agent (with the Agent hereby acknowledging and agreeing that each of PricewaterhouseCoopers, Ernst & Young, KPMG and Deloitte & Touche are acceptable), which certification shall be prepared in accordance with GAAP and applicable Securities Laws and (ii) an attestation report of such certified public accountants as to the Obligors’ internal controls pursuant to Section 404 of Sarbanes-Oxley, and shall set forth in comparative form corresponding figures for the preceding Fiscal Year and other information reasonably acceptable to Agent;

(b) within 45 days after the end of each fiscal quarter (but within 60 days after the last fiscal quarter of each Fiscal Year), unaudited balance sheets as of the end of such fiscal quarter and the related statements of income and cash flow for such fiscal quarter and for the portion of the Fiscal Year then elapsed, on a (i) consolidated basis for Obligors and Subsidiaries and (ii) combined basis for Obligors and Subsidiaries other than the SPEs and Passive Companies, setting forth in comparative form corresponding figures for the preceding Fiscal Year as well as the applicable projections for such period delivered under Section 10.1.2(f) and certified by the Borrower Agent pursuant to a certificate signed on behalf of Borrower Agent by a Senior Officer of the Borrower Agent (with such certification to be in such Person’s capacity as a Senior Officer of such Obligor and not in such Person’s individual capacity) as prepared in accordance with GAAP and fairly presenting the financial position and results of operations for such quarterly period, subject to normal year-end adjustments and the absence of footnotes;
(c) within 30 days after the end of each month (but within 60 days after the last month in a Fiscal Year), unaudited balance sheets as of the end of such month and the related statements of income and cash flow for such month and for the portion of the Fiscal Year then elapsed, on a consolidated basis for Parent and Subsidiaries, setting forth in comparative form corresponding figures for the preceding Fiscal Year as well as the applicable projections for such period delivered under Section 10.1.2(f) and certified by a Senior Officer (with such certification to be in such Person’s capacity as a Senior Officer of such Obligor and not in such Person’s individual capacity) of Borrower Agent as prepared in accordance with GAAP and fairly presenting the financial position and results of operations for such month and period, subject to normal year-end adjustments and the absence of footnotes;
(d) concurrently with delivery of financial statements under clauses (a) and (b) above, or more frequently if requested by Agent while an Event of Default exists, a Compliance Certificate executed by a Senior Officer of Borrower Agent (with such certification to be in such Person’s capacity as a Senior Officer of Borrower Agent and not in such Person’s individual capacity);
(e) concurrently with delivery of financial statements under clause (a) above, and otherwise promptly after the request by Agent, copies of any detailed audit reports or management letters submitted to the board of directors (or the audit committee of the board of directors) of any Obligor by independent accountants in connection with the accounts or books of any Obligor or any Subsidiary, or any audit of any of them;
(f) not later than 45 days after the beginning of the then current Fiscal Year, projections of Obligors’ consolidated balance sheets, results of operations, cash flow and Availability for the current Fiscal Year and the next two Fiscal Years, year by year, and for the current Fiscal Year, month by month;
(g) at Agent’s request, a listing of the Obligors’ consolidated trade payables, specifying the trade creditor and balance due, and a detailed trade payable aging;
(h) promptly after the sending or filing thereof, copies of any proxy statements, financial statements or reports that any Obligor has made generally available to its shareholders; copies of any regular, periodic and special reports or registration statements or prospectuses that any Obligor files with the Securities and Exchange Commission or any other Governmental Authority, or any securities exchange; and copies of any press releases or other statements made available by an Obligor to the public concerning material changes to or developments in the business of such Obligor, if and to the extent such information is not available on the SEC’s or the Parent’s website;

(i) promptly after the sending or filing thereof, copies of any annual report to be filed in connection with each Plan or Foreign Plan;
(j) promptly upon the consummation of the transactions relating to the Restatement Date or the Convertible Note Debt or any Refinancing Debt, copies certified by a Senior Officer as complete and correct copies (with such certification to be in such Person’s capacity a Senior Officer of an Obligor and not in such Person’s individual capacity) of the documents for the transactions relating to the Restatement Date or of the Convertible Note Debt Documents or the documents relating to the Refinancing Debt, as the case may be;
(k) promptly (x) upon delivery thereof, copies of all documents and materials of a material financial nature provided to any other creditor of any Obligor or any Subsidiary and (y) upon receipt thereof, copies of all material notices or information or material non-ordinary course correspondence received from, or on behalf of, any other creditor of any Obligor or any Subsidiary (including, without limitation, any default or similar notices);
(l) promptly upon request therefor, all information pertaining to the Obligors and their Subsidiaries reasonably requested by any Lender in order for such Lender to comply with the provisions of the Patriot Act; and
(m) within (i) 15 days after the end of each Fiscal Quarter, a detailed summary of all Hedging Agreements, and (ii) 45 days after the end of each Fiscal Quarter, a detailed summary of Bank Products (as defined in the First Lien Loan Agreement) and any other bank products that constitute Obligations obtained by the Obligors then outstanding (assuming such agreements were terminated on the date of each summary) which shall include, but not be limited to, the amount, interest rate, counterparty institution, and mark to market exposure for each such product.
(n) such other reports and information (financial or otherwise) as Agent may request from time to time in connection with any Collateral or any Obligor’s or Subsidiary’s financial condition or business.
Documents required to be delivered pursuant to Section 10.1.2(a) or Section 10.1.2(b) (to the extent any such documents are included in materials otherwise filed with the Securities and Exchange Commission) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the applicable Borrower posts such documents, or provides a link thereto on such Borrower’s website on the internet at the website address indicated in writing to Agent and Lenders by the Borrower Agent; or (ii) on which such documents are posted on the Borrowers’ behalf on an internet or intranet website, if any, to which each Lender and Agent have access (whether a commercial, third-party website or whether sponsored by Agent); provided that: (i) such Borrower shall deliver paper copies of such documents to Agent or any Lender that requests such Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by Agent or such Lender and (ii) such Borrower shall notify Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrowers shall be required to provide paper copies of the Compliance Certificates to Agent and the Lenders. Except for such Compliance Certificates, Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrowers with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Obligors hereby acknowledge that (a) Agent will make available to the Lenders materials and/or information provided by or on behalf of the Obligors hereunder (collectively, “Borrower Materials”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Obligors or their securities) (each, a “Public Lender”). The Obligors hereby agree that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Obligors shall be deemed to have authorized the Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Obligors or their securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 14.11); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available to the Public Lenders; and (z) Agent and Lenders shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable for Public Lenders.
THE AGENT PARTIES DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS. In no event shall the Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrowers’ or the Agent’s transmission of Borrower Materials through the internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent or such Related Party; provided, however, that in no event shall the Agent or any of its Related Parties have any liability to any Borrower, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
10.1.3. Notices. Notify Agent and Lenders in writing promptly (but in any event, with respect to clauses (k) and (l) below, within five (5) Business Days) after any Senior Officer of the Parent or the Borrower Agent obtaining knowledge thereof, of any of the following that affects an Obligor: (a) the threat (in writing) or commencement of any proceeding or investigation, whether or not covered by insurance, reasonably likely to result in a Material Adverse Effect; (b) any material pending or threatened (in writing) labor dispute, strike or walkout, or the expiration of any material labor contract; (c) any material default under or termination of a Material Contract; (d) the existence of any Default or Event of Default; (e) any judgment in an amount exceeding $5,750,000; (f) the assertion of any Intellectual Property Claim, if an adverse resolution is reasonably likely to result in a Material Adverse Effect; (g) any violation or asserted violation of any Applicable Law (including ERISA, OSHA, FLSA, or any Environmental Laws), if an adverse resolution is reasonably likely to result in a Material Adverse Effect; (h) any material Environmental Release by an Obligor or on any Property owned, leased or occupied by an Obligor; or receipt of any material Environmental Notice; (i) the discharge of or any withdrawal or resignation by Obligors’ independent accountants; (j) any opening of a new office, place of business or Distribution Center where Collateral with a fair market value of $2,300,000 or more will be located, at least 30 days prior to such opening, (k) any “default” or “event of default” under any First Lien Debt Documents, Mortgage Loan Debt Documents, Senior Note Debt Documents or Convertible Note Debt Documents, as the case may be, or (l) any waiver, consent, amendment, or permanent prepayment or permanent commitment reduction (and the amount thereof), pursuant to the First Lien Debt Documents, Mortgage Loan Debt Documents, Senior Note Debt Documents or Convertible Note Debt Documents, as the case may be).

10.1.4. Storage Agreements. Upon request, provide Agent with copies of all existing agreements, and promptly after execution thereof provide Agent upon request with copies of all future agreements, between an Obligor and any warehouseman, processor, shipper, bailee, customs broker or other Person (other than store landlords) that owns any premises at which any Collateral having an aggregate value of more than $575,000 may be kept or that otherwise may possess or handle any Collateral.
10.1.5. Compliance with Laws; Organic Documents; Material Contracts. Comply (a) with all Applicable Laws, including ERISA, Environmental Laws, FLSA, OSHA, Anti-Terrorism Laws, and laws regarding collection and payment of Taxes, and maintain all Governmental Approvals necessary to the ownership of its Properties or conduct of its business, unless failure to comply or maintain could not reasonably be expected to have a Material Adverse Effect, (b) with all Organic Documents unless failure to comply therewith would not (x) be reasonably expected to have a Material Adverse Effect and (y) be reasonably expected to have a materially adverse effect on the Agent or any Lender and (c) with all of its Material Contracts except in each case where the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, if any material Environmental Release occurs at or on any Properties of any Obligor or Subsidiary, it shall act promptly and diligently to investigate and report to Agent and all appropriate Governmental Authorities the extent of, and to make appropriate remedial action to eliminate, such Environmental Release, whether or not directed to do so by any Governmental Authority.
10.1.6. Taxes. Pay and discharge (a) prior to the Restatement Date, all Taxes, and (b) on and after the Restatement Date, all material Taxes, in each case prior to the date on which they become delinquent or penalties attach, unless such Taxes are being Properly Contested.
10.1.7. Insurance. In addition to the insurance required hereunder with respect to Collateral, maintain insurance with insurers reasonably satisfactory to First Lien Agent (and, following the Bank Loan Termination Date, Agent), with respect to the Properties, business and business interruption of Obligors and Subsidiaries of such type (including product liability, workers’ compensation, larceny, embezzlement, or other criminal misappropriation insurance), in each case, in such amounts, and with such coverages and deductibles as are customary for companies similarly situated.
10.1.8. Licenses. Keep each License affecting any Collateral (including the manufacture, distribution or disposition of Inventory) or any other material Property of Obligors and Subsidiaries in full force and effect, if the failure to maintain such License is reasonably likely to result in a Material Adverse Effect.
10.1.9. Future Subsidiaries. Promptly notify Agent upon any Person becoming a Subsidiary and on the date such Person becomes a Subsidiary, unless such Person is a Foreign Subsidiary, SPE or Passive Company, cause it to guaranty the Obligations by executing a Guaranty in favor of the Agent, and to execute and deliver such documents, instruments and agreements and to take such other actions as Agent shall reasonably require to evidence and perfect a first priority (subject only to Liens securing Debt under the First Lien Debt Documents and any other Permitted Liens entitled to priority under Applicable Law) Lien in favor of Agent (for the benefit of Secured Parties) on all assets of such Person constituting Collateral (provided that perfection of any such Lien shall be required to the same extent required by this Loan Agreement on the Closing Date), including delivery of such legal opinions, in form and substance reasonably satisfactory to Agent, as it shall deem appropriate.

10.1.10. Lien Waivers. (A) Prior to the Bank Loan Termination Date, shall deliver Lien Waivers for each of the Obligor’s leased locations that constitute a Large Inventory Location and for each of the Obligor’s leased locations in a Landlord Lien State; provided that notwithstanding anything to the contrary contained in this Loan Agreement (including any of the components of the defined term “Lien Waiver”) or any other Loan Document, the covenant contained in this Section 10.1.10 shall be deemed satisfied if any Obligor or any Subsidiary of any Obligor mails to the lessor, warehouseman, processor, shipper, customs broker, freight forwarder, repairman, mechanic, bailee, or Licensor, as applicable, a Lien Waiver substantially in the form reasonably acceptable to the First Lien Agent, whether or not such Persons agree to countersign such Lien Waiver; provided further that none of the Obligors shall be required to expend any money, or perform any other obligation other than administrative and ministerial tasks such as coordinating signatures to the extent such form of Lien Waiver is acceptable in substantially the form delivered by the Obligors to the landlord or such other form that is approved by the First Lien Agent and the obligation to mail such Lien Waiver, as explicitly set forth in this Section 10.1.10, and (B) following the Bank Loan Termination Date, use commercially reasonable efforts to deliver Lien Waivers for each of the Obligor’s leased locations that constitutes a Large Inventory Location and for each of the Obligor’s leased locations in a Landlord Lien State.
10.1.11. Preservation of Existence. Preserve, renew and maintain in full force and effect its legal existence and good standing under the laws of the jurisdiction of its organization except in a transaction permitted by Section 10.2.6 or Section 10.2.9.
10.1.12. Maintenance of Properties. Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in working order and condition, ordinary wear and tear excepted and make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
10.1.13. Books and Records. Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all material financial transactions and matters involving the assets and business of such Obligors or such Subsidiary, as the case may be.
10.1.14. Operation and Maintenance Plan. If recommended by any environmental report furnished to the First Lien Agent (or, following the Bank Loan Termination Date, Agent) and if required by applicable Environmental Law with respect to any individual parcel of Real Estate, the Obligors shall establish and comply with an operations and maintenance program with respect to such individual parcel of Real Estate, in form and substance reasonably acceptable to First Lien Agent (or, following the Bank Loan Termination Date, Agent), prepared by an environmental consultant reasonably acceptable to First Lien Agent (or, following the Bank Loan Termination Date, Agent). Without limiting the generality of the preceding sentence, First Lien Agent (or, following the Bank Loan Termination Date, Agent) may require (a) periodic notices or reports regarding matters addressed by the operation and maintenance program to First Lien Agent (or, following the Bank Loan Termination Date, Agent) in form, substance and at such intervals as First Lien Agent (or, following the Bank Loan Termination Date, Agent) may reasonably require, (b) and amendment to such operations and maintenance program reasonably required to address changing circumstances or applicable laws, (c) access to such parcel of Real Estate, subject to Section 10.1.1, to review and assess the environmental condition of such parcel and Obligors’ compliance with such operations and maintenance program, and (d) variation of the operations and maintenance program reasonably required in response to the reports provided by any such consultants, as required by applicable Environmental Law.
10.2. Negative Covenants. For so long as any Obligations are outstanding, each Obligor shall not, and shall cause each Subsidiary not to:
10.2.1. Permitted Debt. Create, incur, guarantee or suffer to exist any Debt, except:
(a) the Obligations;
(b) the Mortgage Loan Debt;

(c) the Senior Note Debt;
(d) Permitted Purchase Money Debt;
(e) Borrowed Money (other than the Obligations, Mortgage Loan Debt, the Senior Note Debt and Permitted Purchase Money Debt), but only to the extent outstanding on the Closing Date, not satisfied with proceeds of the Term Loans and set forth on Schedule 10.2.1;
(f) Bank Product Debt; provided that with respect to such Bank Product Debt in respect of Hedging Agreements, such Obligor is otherwise permitted to enter into such Hedging Agreement pursuant to Section 10.2.15;
(g) Permitted Contingent Obligations;
(h) Refinancing Debt as long as each Refinancing Condition is satisfied;
(i) Debt that is not included in any of the preceding clauses of this Section 10.2.1, is not secured by a Lien and the principal amount thereof does not exceed, in the aggregate at any time (x) $5,750,000 minus (y) the then outstanding principal amount of Permitted Purchase Money Debt in excess of $23,000,000;
(j) the guarantee by any Obligor of Debt of another Obligor so long as such Debt was otherwise permitted to be incurred under this Section 10.2.1;
(k) Debt under the First Lien Debt Documents;
(l) the incurrence by any Obligor of Debt arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or guarantees or letters of credit, surety bonds or performance bonds securing any obligations of any other Obligor pursuant to such agreements, in any case incurred in connection with the disposition of any business, assets or capital stock of any Obligor (other than guarantees of Debt incurred by any Person acquiring all or any portion of such business, assets or capital stock of such Obligor for the purpose of financing such acquisition), so long as the principal amount does not exceed the gross proceeds actually received by any Obligor in connection with such disposition;
(m) the incurrence by any Obligor of Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided, however, that such Debt is extinguished within five Business Days of its Incurrence;
(n) Debt in respect of loans permitted to be made pursuant to Section 10.2.7;
(o) an unsecured guarantee by any Obligor of the obligations of any other Obligor, as tenant, under any Master Lease Agreement;
(p) Convertible Note Debt in an aggregate principal amount not to exceed $115,000,000; provided that (i) (I) if the Convertible Note Debt is incurred by Parent and not incurred or guaranteed by any other Obligor, the final maturity of such Debt shall not occur prior to June 30, 2013 and (II) if the Convertible Note Debt is incurred or guaranteed by any Obligor other than Parent, the final maturity of such Debt shall not occur prior to May 18, 2014, (ii) (I) if the Convertible Note Debt is incurred by Parent and not incurred or guaranteed by any other Obligor, there shall be no scheduled amortization or mandatory prepayments or mandatory repayments of such Debt prior to June 30, 2013 and (II) if the Convertible Note Debt is incurred or guaranteed by any Obligor other than Parent, there shall be no scheduled amortization or mandatory prepayments or mandatory repayments of such Debt prior to May 18, 2014, (iii) 100% of the net proceeds from the issuance of such Debt is applied to the repayment of the Debt under the First Lien Debt Documents, (iv) both before and after giving effect to the Convertible Debt Documents, no Default or Event of Default shall exist, and (v) prior to the consummation of any Convertible Note Debt transaction, Agent shall have received an officer’s certificate (in form and substance reasonably satisfactory to Agent) from a Senior Officer of the Borrowers certifying that the conditions set forth in this clause (p) are satisfied;

(q) unsecured Debt owed to sellers constituting consideration for Permitted Acquisitions on terms and conditions reasonably acceptable to Agent;
(r) unsecured Debt consisting of earn-out obligations in connection with any Permitted Acquisition;
(s) Debt of a Person or Debt attaching to assets of a Person that, in either case, becomes a Subsidiary of a Borrower after the date hereof as the result of a Permitted Acquisition, provided that such Debt existed at the time such Person became a Subsidiary or at the time such assets were acquired and, in each case, was not created in anticipation thereof;
(t) Debt in respect of deferred compensation incurred in the ordinary course of business;
(u) Debt incurred in connection with any sale or disposition of any property in connection with any transaction covered by, but not prohibited by, Section 10.2.23; and
(v) Debt owing to any insurance company in connection with the financing of any insurance premiums permitted by such insurance company in the ordinary course of business;
provided, however, that clauses (p) through (v) above shall only apply on and after the Restatement Date.
10.2.2. Permitted Liens. Create or suffer to exist any Lien upon any of its Property, except the following (collectively, “Permitted Liens”):
(a) Liens in favor of Agent;
(b) Purchase Money Liens securing Permitted Purchase Money Debt (provided that such Liens shall not, for the avoidance of doubt, secure the Debt permitted pursuant to Sections 10.2.1(p) and (r));
(c) (i) Liens for Taxes not yet due or being Properly Contested, (ii) Liens for Taxes that are set forth in Schedule 10.2.2(c); provided that such Taxes (and the Liens in respect thereof) are satisfied or are being Properly Contested no later than the date that is 90 days after the Closing Date and (iii) other Liens for Taxes in an aggregate amount not to exceed $575,000; provided that such Taxes (and the Liens in respect thereof) are satisfied or are being Properly Contested no later than the date that is 90 days after a Senior Officer of a Borrower becomes aware of such Liens;
(d) statutory Liens (other than Liens for Taxes or imposed under ERISA) arising in the Ordinary Course of Business, but only if (i) payment of the obligations secured thereby is not yet due or is being Properly Contested, and (ii) such Liens do not materially impair the value or use of the Property or materially impair operation of the business of any Obligor or Subsidiary;
(e) Liens incurred or deposits made in the Ordinary Course of Business to secure the performance of tenders, bids, leases, contracts (except those relating to Borrowed Money), statutory obligations and other similar obligations, or arising as a result of progress payments under government contracts, as long as such Liens are at all times junior to Agent’s Liens;

(f) Liens arising by virtue of a judgment or judicial order against any Obligor or Subsidiary, or any Property of an Obligor or Subsidiary not giving rise to an Event of Default;
(g) easements, rights-of-way, restrictions, covenants or other agreements of record, and other similar charges or encumbrances on Real Estate, that do not secure any monetary obligation and do not interfere with the Ordinary Course of Business;
(h) normal and customary rights of setoff upon deposits in favor of depository institutions, and Liens of a collecting bank on Payment Items in the course of collection;
(i) (x) Liens securing Debt under the First Lien Debt Documents including, without limitation, any Bank Product Debt; provided that such Liens are subject to, and have the priority set forth in, the Intercreditor Agreement in all respects and (y) Liens on the assets of any SPE securing the Mortgage Loan Debt and the Refinancing Debt of Mortgage Loan Debt;
(j) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with any Obligor; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with such Obligor;
(k) Liens on property existing at the time of acquisition thereof by any Obligor; provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to (i) any Accounts or Inventory or (ii) any property other than the property so acquired by such Obligor;
(l) Liens incurred or deposits made in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other social security obligations;
(m) Liens, deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of Debt), leases, or other similar obligations arising in the ordinary course of business;
(n) survey exceptions, encumbrances, easements or reservations of, or rights of others for, rights of way, zoning or other restrictions as to the use of properties, and defects in title which, in the case of any of the foregoing, were not incurred or created to secure the payment of Debt, and which in the aggregate do no materially adversely affect the value of such properties or materially impair the use for the purposes of which such properties are held by any Obligor;
(o) judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;
(p) Liens, deposits or pledges to secure public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds or obligations; and Liens, deposits or pledges in lieu of such bonds or obligations, or to secure such bonds or obligations, or to secure letters of credit in lieu of or supporting the payment of such bonds or obligations;
(q) any interest or title of a lessor, licensor or sublicensor in the property subject to any lease, license or sublicense, including any interest of a Licensor in any License;
(r) Liens arising from UCC financing statements regarding operating leases or consignments;

(s) Liens securing Refinancing Debt of the Senior Note Debt; provided that any such Liens are (i) limited to the collateral securing the Obligations and do not extend to any other assets of the Parent and its Subsidiaries and (ii) expressly subordinated to the Liens securing the Obligations and subject to an intercreditor agreement, in form and substance and on terms and conditions, reasonably acceptable to Agent and the Collateral Agents, and such intercreditor agreement is in full force and effect;
(t) Liens for assessments and governmental charges not yet delinquent or being contested in good faith and for which adequate reserves have been established to the extent required by GAAP;
(u) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being Properly Contested;
(v) deposits in the ordinary course of business to secure liability to insurance carriers;
(w) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;
(x) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage amounts incurred in the ordinary course of business and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;
(y) existing Liens shown on Schedule 10.2.2 and Liens securing Refinancing Debt in respect thereof; and
(z) on and after the Restatement Date, the licensing of Intellectual Property to third Persons on reasonable and customary terms in the ordinary course of business consistent with past practice; provided that such licensing does not (i) materially interfere with the business of the Parent or any other Obligor or (ii) interfere with the Agent’s liens or security interests or the Agent’s right to dispose of any Collateral subject to such Intellectual Property.
10.2.3. Cash Accumulation. After the Restatement Date, permit, for a period exceeding five (5) consecutive Business Days, cash or Cash Equivalents in an aggregate amount in excess of $75,000,000 (other than (a) cash and Cash Equivalents reasonably necessary for the Obligors and their Subsidiaries to satisfy the current liabilities incurred by them in the ordinary course of their business and without acceleration of the satisfaction of such current liabilities and (b) so long as no Trigger Event Period exists, proceeds from the issuance of Equity Interests of the Obligors for a period of 180 days after the receipt by the Obligors thereof) to accumulate and be maintained in the Deposit Accounts and investment accounts of the Obligors; provided, however, that the Obligors’ obligations under this Section 10.2.3 shall be suspended if and for so long as there are no Loans (as defined in the First Lien Loan Agreement) outstanding.
10.2.4. Distributions; Upstream Payments. Declare or make any Distributions, except (i) Upstream Payments or (ii) Permitted Distributions; or create or suffer to exist any encumbrance or restriction on the ability of a Subsidiary to make any Upstream Payment, except for restrictions (a) under the Loan Documents and First Lien Debt Documents, (b) under Applicable Law, (c) in effect on the Closing Date as shown on Schedule 9.1.16 and (d) as set forth in documents evidencing Refinancing Debt with respect to the documents described on Schedule 9.1.16.

10.2.5. Restricted Investments. Make any Restricted Investment.
10.2.6. Disposition of Assets. Make any Asset Disposition (other than any Asset Disposition by any SPE or Passive Company), except a Permitted Asset Disposition, a disposition of Equipment under Section 8.4.2, or a transfer of Property by any Obligor to another Obligor.
10.2.7. Loans. Make any loans or other extensions of credit to any Person, except (a) advances to an officer or employee of any Obligor for salary, travel expenses, relocation expenses, commissions and similar items in the Ordinary Course of Business; (b) prepaid expenses and extensions of trade credit made in the Ordinary Course of Business; (c) deposits with financial institutions permitted hereunder; (d) loans or other extensions of credit from Obligor to Obligor so long as (x) each Borrower is Solvent and (y) Parent and its Subsidiaries, on a consolidated basis, are Solvent, in each case, at the time of any such loan; (e) loans or other extensions of credit by any Obligor to any Subsidiary that is not an Obligor in an amount not to exceed $1,150,000 at any time outstanding; and (f) loans or other extensions of credit by any Subsidiary that is not an Obligor to any Obligor; provided, clauses (d) through (f) shall only apply on and after the Restatement Date.
10.2.8. Restrictions on Payment of Certain Debt. Make any payments (whether voluntary or mandatory, or a prepayment, redemption, retirement, defeasance or acquisition) with respect to (i) any Debt that is not permitted to be made by Section 10.2.8 of the First Lien Loan Agreement prior to the Restatement Date or (ii) the Senior Note Debt, the Mortgage Loan Debt, the Convertible Note Debt and Refinancing Debt of any of the Senior Note Debt and the Mortgage Loan Debt and the Convertible Note Debt (in each case whether before or after the Restatement Date) other than under this clause (ii) (a) payments of interest, fees and expenses due in the ordinary course, (b) regularly scheduled principal payments with respect to the Mortgage Loan Debt and Refinancing Debt of the Mortgage Loan Debt, (c) payments (whether voluntary or mandatory, or a prepayment, redemption, retirement, defeasance or acquisition) of the Senior Note Debt, the Mortgage Loan Debt and the Convertible Note Debt derived solely from Refinancing Debt which meets the Refinancing Condition, (d) other payments (whether voluntary or mandatory, or a prepayment, redemption, retirement, defeasance or acquisition) of Senior Note Debt, the Mortgage Loan Debt and the Convertible Note Debt and Refinancing Debt of the Senior Note Debt, the Convertible Note Debt and the Mortgage Loan Debt, so long as (i) no Default or Event of Default shall have occurred and be continuing or would result after giving effect to any such payment, (ii) at any time prior to the Bank Loan Termination Date, Excess Availability on the date of the making of such payment on a pro forma basis after giving effect to such payment, and projected Excess Availability on a pro forma basis for the upcoming twelve month period (after giving effect to such payment) is, in each case, greater than or equal to 21% of the lesser of (x) the Tranche A Revolver Commitments plus the Tranche A-1 Revolver Commitments or (y) the Tranche A Borrowing Base, plus the Tranche A-1 Borrowing Base, (iii) at any time prior to the Bank Loan Termination Date, as of the monthly fiscal period most recently then ended, the Consolidated Fixed Charge Coverage Ratio (on a pro forma trailing 12 fiscal month basis, giving effect to the making of such payment, and any Debt under the First Lien Debt Documents incurred in connection therewith, determined as though such payment and Debt under the First Lien Debt Documents had been incurred on the first day of the twelve (12) fiscal month period ended prior to such payment) is not less than 0.90 to 1.00, and (iv) the Borrowers shall have provided the Agent with a certificate not less than then (10) days prior to the making of such payment executed by a Senior Officer, evidencing compliance, on a pro forma basis, after giving effect to such payment, with the requirements set forth in clauses (d)(ii) and (d)(iii) above).
10.2.9. Fundamental Changes. (a) Merge, combine or consolidate with any Person, or liquidate, wind up its affairs or dissolve itself, in each case whether in a single transaction or in a series of related transactions, except (i) for mergers or consolidations of (x) an Obligor with another Obligor or (y) a Subsidiary that is not an Obligor with any other Subsidiary that is not an Obligor, (ii) for liquidation or dissolution of any non-Obligor Subsidiary of the Borrowers, so as long as (x) the net assets of such Subsidiaries remaining after payments to creditors are distributed to an Obligor and (y) in any event, 100% of the Capital Stock or other equity securities held by such dissolving Subsidiary are transferred to an Obligor, (iii) for liquidation or dissolution of any Obligor (other than any Borrower) on terms and conditions reasonably acceptable to Agent or (iv) to affect the transactions otherwise permitted pursuant to Section 10.2.5; or (b) without fifteen (15) days prior written notice to the Agent, change its name or conduct business under any fictitious name, change its tax, charter or other organizational identification number, or change its form or state of organization.

10.2.10. Subsidiaries. Form or acquire any Subsidiary after the Closing Date, except in accordance with Sections 10.1.9 and 10.2.5; or permit any existing Subsidiary to issue any additional Equity Interests except (a) director’s qualifying shares and (b) Equity Interests issued to an Obligor.
10.2.11. Organic Documents. Amend, modify or otherwise change, in a manner which would be materially adverse to any Lender, any of its Organic Documents as in effect on the Closing Date.
10.2.12. Tax Consolidation. File or consent to the filing of any consolidated income tax return with any Person other than Obligors and Subsidiaries.
10.2.13. Accounting Changes. Make any material change in accounting treatment or reporting practices, except as required by GAAP and in accordance with Section 1.2; or change its Fiscal Year.
10.2.14. Restrictive Agreements. Other than any conditions or restrictions in respect to Distributions by the Parent, become a party to any Restrictive Agreement, except (a) a Restrictive Agreement as in effect on the Closing Date and shown on Schedule 9.1.16; (b) a Restrictive Agreement relating to secured Debt permitted hereunder, if such restrictions apply only to the collateral for such Debt; (c) customary provisions in leases and other contracts restricting assignment thereof; (d) Restrictive Agreements contained in documents evidencing Refinancing Debt of the Senior Note Debt; (e) Restrictive Agreements contained in documents evidencing Refinancing Debt of the Debt under the First Lien Debt Documents; (f) Restrictive Agreements contained in documents evidencing the Convertible Note Debt or Refinancing Debt of the Convertible Note Debt, in each case that are no more restrictive than the Restrictive Agreements contained in the documents evidencing the Debt under the First Lien Debt Documents; and (g) customary restrictions entered into in the ordinary course of business in asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements limiting the transfer of the assets subject thereto pending the consummation of the sale provided therein; provided that clauses (e), (f) and (g) shall not apply prior to the Restatement Date.
10.2.15. Hedging Agreements. Enter into any Hedging Agreement, except to hedge risks arising in the Ordinary Course of Business and not for speculative purposes.
10.2.16. Conduct of Business. Engage in any business other than Permitted Businesses, except to such extent as would not be material to the Obligors taken as a whole.
10.2.17. Affiliate Transactions. Enter into or be party to any transaction with an Affiliate, except (a) transactions contemplated by the Loan Documents; (b) payment of reasonable compensation to officers and employees for services actually rendered, and loans and advances permitted by Section 10.2.7; (c) payment of customary directors’ fees and indemnities; (d) transactions solely among Obligors; (e) transactions with Affiliates that were entered into prior to the Closing Date, as shown on Schedule 10.2.17 or as thereafter amended or replaced in any manner, that, taken as a whole, is not more adverse to the interests of the Lenders in any material respect than such agreement as it was in effect on the date hereof; (f) transactions contemplated by the Mortgage Loan Debt Documents and (g) transactions with Affiliates in the Ordinary Course of Business, upon fair and reasonable terms fully disclosed to Agent and no less favorable than would be obtained in a comparable arm’s-length transaction with a non-Affiliate.

10.2.18. Plans. Become party to any Multiemployer Plan or Foreign Plan.
10.2.19. Amendments to Certain Material Contracts. Except in connection with any Refinancing Debt permitted hereunder, change, waive or amend any agreement or arrangement to which Parent or a Subsidiary is party that relates to any Mortgage Loan Debt Document, the Convertible Note Debt Document or any Senior Note Debt Document if such change, waiver or amendment (i) increases the principal balance of such Debt, or increases any required payment of principal or interest; (ii) accelerates the date on which any installment of principal or any interest is due, or adds any additional redemption, put or prepayment provisions; (iii) shortens the final maturity date or otherwise accelerates amortization; (iv) increases the interest rate; (v) increases or adds any fees or charges; (vi) modifies any covenant in a manner or adds any representation, covenant or default that is more onerous or restrictive in any material respect for any Obligor or Subsidiary, or that is otherwise materially adverse to any Obligor, any Subsidiary or Lenders; or (vii) could reasonably be considered to be materially adverse to the Lenders.
10.2.20. No Speculative Transactions. Engage in any transaction involving commodity options, futures contracts or similar transactions, except solely to hedge against fluctuations in the prices of commodities owned or purchased by it and the values of foreign currencies receivable or payable by it and interest swaps, caps or collars.
10.2.21. Passive Company Status. Where such Obligor or such Subsidiary is a Passive Company, engage in any trade or business or incur any Debt or guaranteed Debt except for the trade or business in which it is engaged on the Closing Date.
10.2.22. General Partner. Be or become the general partner of any partnership other than (a) a Passive Company and (b) any Subsidiary with nominal assets; provided that notwithstanding anything to the contrary contained herein, at no time may any assets (other than assets with a fair market value of nominal amount) of any Obligor be transferred to any such Subsidiary described in this clause (b).
10.2.23. Sale-Leaseback Transactions. Engage in any sale-leaseback, synthetic lease or similar transaction (a) prior to the Restatement Date unless permitted by Section 10.2.23 of the First Lien Loan Agreement as in effect on the date hereof and (b) on and after the Restatement Date, involving any of its assets other than (x) any such transaction entered into by any SPE or Passive Company where such transaction involves only the assets of such SPE or Passive Company and (y) such transactions involving assets of the Obligors with a fair market value of not more than $90,000,000 in the aggregate; provided that, in the case of clause (y), (a) the terms and conditions of any such transaction shall be reasonably acceptable to Agent; (b) the Net Proceeds received from such sale are not less than 70% of the most recent appraised value of such assets; and (c) simultaneously with the consummation of any such transaction the Obligors shall (i) deliver to First Lien Agent (or, following the Bank Loan Termination Date, Agent) a Lien Waiver (or, prior to the Bank Loan Termination Date, First Lien Agent shall take an appropriate Rent and Charges Reserve (as defined in the First Lien Loan Agreement)), (ii) adjust the Tranche A Borrowing Base and the Tranche A-1 Borrowing Base to reflect the sale of Eligible Real Estate (as defined in the First Lien Loan Agreement) included therein, if any, and (iii) apply proceeds from such transaction to the prepayment of the Term Loans to the extent required by Section 5.2.
10.2.24. Debt under Senior Note Debt Documents. Incur any Indebtedness (as defined in the Senior Note Indenture), other than (i) the Obligations, (ii) the Mortgage Loan Debt and any Refinancing Debt of the Mortgage Loan Debt, (iii) the Debt under the First Lien Debt Documents and any Refinancing Debt of the Debt under the First Lien Debt Documents and (iv) the Convertible Note Debt, that at the time of the incurrence thereof, or at any time thereafter, is Indebtedness (as defined in the Senior Note Indenture) permitted to be incurred under the Senior Note Indenture as a result of such Indebtedness (as defined in the Senior Note Indenture) being permitted under Section 4.09(b)(1) of the Senior Note Indenture.

10.2.25. Use of Proceeds. The proceeds of Term Loans shall not be used by Borrowers, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.
10.2.26. Amendments to First Lien Debt Documents. Agree to any modification to or amendment of, or consent to or obtain any waiver or forbearance with respect to any First Lien Debt Document except as permitted by the Intercreditor Agreement. Notwithstanding anything contained in this Loan Agreement to the contrary, any amendment to, or amendment and restatement of, any First Lien Debt Document, in the form of the Proposed Restated Revolving Credit Documents (as defined in the Intercreditor Agreement), including any changes thereto which are permitted by the terms of the Intercreditor Agreement shall not be prohibited by this Section 10.2.26 or otherwise under this Loan Agreement or any other Loan Document, execution and delivery thereof by any Obligor shall not require the consent or approval of Agent or any Lender.
10.2.27. Acquisition of Debt. Purchase, redeem, prepay, tender for or otherwise acquire, directly or indirectly, any of the outstanding Term Loans or First Lien Debt except (I) upon the repurchase, redemption, tender or other acquisition of the Term Loans in full, (II) any prepayment of the Term Loans in accordance with the terms of this Loan Agreement, (III) any Refinancing, repurchase, redemption, tender or other acquisition of the First Lien Debt not prohibited by the terms of the Intercreditor Agreement or (IV) any voluntary or mandatory prepayment of the First Lien Debt not prohibited by this Loan Agreement. Obligors will promptly cancel all Term Loans or First Lien Debt acquired by it or any of its Subsidiaries or Affiliates which control, are controlled by, or are under common control with such Obligors pursuant to any purchase, redemption, prepayment or tender for the Term Loans or First Lien Debt pursuant to any provision of this Loan Agreement or otherwise and no Term Loans or First Lien Debt may be issued in substitution or exchange for any such Term Loans or First Lien Debt. For the avoidance of doubt, this Section 10.2.27 is not intended and shall not prevent Obligors from making (a) regularly scheduled payments of principal and interest pursuant to the First Lien Loan Agreement, or (b) any prepayments of Term Loans or Debt under the First Lien Loan Agreement not otherwise prohibited by this Loan Agreement.
10.2.28. No Inconsistent Agreements. Except for entering into the Obligations under (a) the Intercreditor Agreement and (b) the First Lien Loan Agreement with respect to prepayments of principal, enter into any contractual obligation or enter into any amendment or other modification to any currently existing contractual obligation, which by its terms restricts or prohibits the ability of the Borrowers to pay the principal of or interest on the Term Loans or prohibits the ability of the Obligors to fully satisfy all of the Obligations.
10.2.29. Stay, Extension and Usury Laws. Insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law wherever enacted (to the extent that it may lawfully do so), now or at any time hereafter in force, that may affect the covenants or the performance of its obligations under the Term Loans, this Loan Agreement or the other Loan Documents, and each Obligor hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to Lenders, but shall suffer and permit the execution of every such power as though no such law has been enacted.

10.3. Financial Covenants. For so long as any Obligations are outstanding, Borrowers shall:
10.3.1. Excess Availability. Only for so long as the First Lien Debt Documents remain in effect, maintain Excess Availability, at all times, of at least $75,000,000; provided that following the Restatement Date, at any time the Commitments (as defined in the First Lien Loan Agreement) are greater than $700,000,000 as a result of an increase in the Commitments (as defined in the First Lien Loan Agreement) under Section 2.4.1 of the First Lien Loan Agreement, such amount shall be increased by an amount equal to the result of (a) $5,000,000 multiplied by (b) the quotient of (i) the result of (x) the aggregate Commitments (as defined in the First Lien Loan Agreement) at such time minus (y) $700,000,000 divided by (ii) $100,000,000.
10.3.2. Capital Expenditures. At any time prior to the Restatement Date, not make Capital Expenditures (other than Capital Expenditures made with insurance proceeds) in excess of (a) $150,000,000 plus (b) $150,000,000 minus the amount of Capital Expenditures (other than Capital Expenditures made with insurance proceeds) actually made in the Fiscal Year most recently then ended, in the aggregate during any Fiscal Year.
SECTION 11. EVENTS OF DEFAULT; REMEDIES ON DEFAULT
11.1. Events of Default. Each of the following shall be an “Event of Default” hereunder, if the same shall occur for any reason whatsoever, whether voluntary or involuntary, by operation of law or otherwise:
(a) Any Borrower fails to pay (i) any principal of the Term Loans when due (whether at stated maturity, on demand, upon acceleration or otherwise) or (ii) any interest on the Term Loans or any fee or any other amount (other than an amount payable under clause (i) of this Section) payable under this Loan Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of one (1) Business Day;
(b) (i) Any information contained in any Compliance Certificate or Borrowing Base Certificate was untrue or incorrect in any material respect when made or (ii) any representation or warranty made or delivered to Agent or any Lender by any Obligor herein, in connection with any Loan Document or transaction contemplated thereby, or in any written statement, report, financial statement or certificate (other than a Borrowing Base Certificate is untrue, incorrect or misleading in any material respect when given or confirmed;
(c) Any Obligor breaches or fails to perform any covenant contained in (i) Section 7.2 (other than inadvertent breaches of such covenant) of this Loan Agreement, (ii) Sections 8.1, 8.2.3, 10.1.1, 10.1.2(a), 10.1.2(b), 10.1.2(c), 10.1.2(d), 10.1.2(e), 10.1.2(f), 10.1.3(k), 10.1.3(l), 10.2 or 10.3 of this Loan Agreement or (iii) any provision contained in the Intercreditor Agreement;
(d) Any Obligor breaches or fails to perform any other covenant contained in any Loan Documents, and such breach or failure is not cured within 30 days after a Senior Officer of such Obligor has knowledge thereof or receives written notice thereof from Agent, whichever is sooner; provided, however, that such notice and opportunity to cure shall not apply if the breach or failure to perform is not capable of being cured within such period;
(e) Any Guarantor repudiates, revokes or attempts to revoke its Guaranty; any Obligor denies or contests the validity or enforceability of any Loan Documents or Obligations, or the perfection or priority of any Lien granted to Agent; or any Loan Document ceases to be in full force or effect for any reason (other than a waiver or release by Agent and Lenders);
(f) Any (x) breach or default of an Obligor or any Subsidiary of an Obligor occurs under any document, instrument or agreement to which it is a party or by which it or any of its Properties is bound, relating to any Debt (other than the Obligations and Debt under the First Lien Debt Documents) in excess of $5,750,000, if the maturity of or any payment with respect to such Debt may be accelerated or demanded due to such breach or (y) Debt (other than the Obligations and Debt under the First Lien Debt Documents) in excess of $5,750,000 of any Obligor or any Subsidiary of any Obligor is required to be repaid, repurchased, redeemed or defeased;

(g) Prior to the Restatement Date, any Event of Default under Section 11.1(g) of the First Lien Loan Agreement, and on and after the Restatement Date, any judgment or order for the payment of money is entered against an Obligor in an amount that exceeds, individually or cumulatively with all unsatisfied judgments or orders against all Obligors, $5,750,000 (other than amounts covered by insurance for which the insurer thereof has not challenged such coverage), unless a stay of enforcement of such judgment or order is in effect, by reason of a pending appeal or otherwise;
(h) (i) Any Obligor becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any Obligor and is not released, vacated or fully bonded within 60 days after its issue or levy (or prior to the Restatement Date, 45 days after its issue or levy);
(i) Any loss, theft, damage or destruction occurs with respect to any Collateral if the amount not covered by insurance exceeds $5,750,000;
(j) Prior to the Restatement Date, any Event of Default under Section 11.2(j) of the First Lien Loan Agreement, and on and after the Restatement Date, any Obligor is enjoined, restrained or in any way prevented by any Governmental Authority from conducting any material part of its business; any Obligor suffers the loss, revocation or termination of any material license, permit, lease or agreement necessary to its business and such loss, revocation or termination could reasonably be expected to result in a Material Adverse Effect; there is a cessation of any material part of an Obligor’s business for a material period of time not covered by business interruption insurance; any material Collateral or Property of an Obligor is taken or impaired through condemnation and such taking or impairment could reasonably be expected to result in a Material Adverse Effect; any Obligor agrees to or commences any liquidation, dissolution or winding up of its affairs; or any Obligor ceases to be Solvent;
(k) Any Insolvency Proceeding is commenced by any Obligor; an Insolvency Proceeding is commenced against any Obligor and: such Obligor consents to the institution of the proceeding against it, the petition commencing the proceeding is not timely controverted by such Obligor, such petition is not dismissed or stayed within 60 days (or prior to the Restatement Date, 45 days) after its filing, or an order for relief is entered in the proceeding; a trustee (including an interim trustee) is appointed to take possession of any substantial Property of or to operate any of the business of any Obligor; or any Obligor makes an offer of settlement, extension or composition to its unsecured creditors generally;
(l) A Reportable Event occurs that constitutes grounds for termination by the Pension Benefit Guaranty Corporation of any Multiemployer Plan or appointment of a trustee for any Multiemployer Plan; any Multiemployer Plan is terminated or any such trustee is requested or appointed; any Obligor is in “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from any withdrawal therefrom; or any event similar to the foregoing occurs or exists with respect to a Foreign Plan, in each case, where the liability associated with the foregoing is reasonably expected to be in excess of $5,750,000;
(m) Any Obligor is criminally indicted or convicted for (i) a felony committed in the conduct of such Obligor’s business, or (ii) any state or federal law (including the Controlled Substances Act, Money Laundering Control Act of 1986 and Illegal Exportation of War Materials Act) that could lead to forfeiture of any material Property or any Collateral;

(n) A Change of Control occurs;
(o) Any Default or Event of Default under Section 11.1(a) of the First Lien Loan Agreement as in effect on the date hereof;
(p) the occurrence of any intentional Overadvance Loan (as defined in the First Lien Loan Agreement on the date hereof, together with any amendments permitted by the Intercreditor Agreement) made at the request of the Borrowers at a time when the making of such Loan would result in an Overadvance Loan; provided, for the avoidance of doubt, that this clause (p) shall not apply to Inadvertent Overadvances (as defined in the Intercreditor Agreement); or
(q) First Lien Agent or First Lien Lenders accelerate any portion of the Debt under the First Lien Debt Documents.
11.2. Remedies upon Default. If an Event of Default described in Section 11.1(k) occurs with respect to any Obligor, then to the extent permitted by Applicable Law, all Obligations shall become automatically due and payable without any action by Agent or notice of any kind. In addition, or if any other Event of Default exists, Agent may in its discretion (and shall upon written direction of Required Lenders) do any one or more of the following from time to time:
(a) declare any Obligations immediately due and payable, whereupon they shall be due and payable without diligence, presentment, demand, protest or notice of any kind, all of which are hereby waived by Obligors to the fullest extent permitted by law;
(b) [Reserved];
(c) [Reserved]; and
(d) subject to the Intercreditor Agreement, exercise any other rights or remedies afforded under any agreement, by law, at equity or otherwise, including the rights and remedies of a secured party under the UCC. Such rights and remedies include the rights to (i) take possession of any Collateral; (ii) require Obligors to assemble Collateral, at Borrowers’ expense, and make it available to Agent at a place designated by Agent; (iii) enter any premises where Collateral is located and store Collateral on such premises until sold (and if the premises are owned or leased by an Obligor, Obligors agree not to charge for such storage); and (iv) sell or otherwise dispose of any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale, with such notice as may be required by Applicable Law, in lots or in bulk, at such locations, all as Agent, in its discretion, deems advisable. Each Obligor agrees that 10 days notice of any proposed sale or other disposition of Collateral by Agent shall be reasonable. Subject to the Intercreditor Agreement, Agent shall have the right to conduct such sales on any Obligor’s premises, without charge, and such sales may be adjourned from time to time in accordance with Applicable Law. Subject to the Intercreditor Agreement, Agent shall have the right to sell, lease or otherwise dispose of any Collateral for cash, credit or any combination thereof, and Agent may purchase any Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of the purchase price, may set off the amount of such price against the Obligations.
11.3. License. Agent is hereby granted an irrevocable, non-exclusive license or other right to use, license or sub-license (without payment of royalty or other compensation to any Person) any or all Intellectual Property (subject, in the case of trademarks owned by any Obligor, to sufficient rights to quality control and inspection in favor of such Obligor to avoid the risk of invalidation of said trademarks), computer hardware and software, trade secrets, brochures, customer lists, promotional and advertising materials, labels, packaging materials and other Property owned by any Obligor, in advertising for sale, marketing, selling, collecting, completing manufacture of, or otherwise exercising any rights or remedies with respect to, any Collateral in each case after the occurrence, and during the continuance, of an Event of Default.

11.4. Setoff. To the extent permitted by the Intercreditor Agreement, Agent, Lenders and their Affiliates are each authorized by Obligors at any time during an Event of Default, without notice to Obligors or any other Person, to set off and to appropriate and apply any deposits (general or special), funds, claims, obligations, liabilities or other Debt at any time held or owing by Agent, any Lender or any such Affiliate to or for the account of any Obligor against any Obligations, whether or not demand for payment of such Obligation has been made, any Obligations have been declared due and payable, are then due, or are contingent or unmatured, or the Collateral or any guaranty or other security for the Obligations is adequate.
11.5. Remedies Cumulative; No Waiver.
11.5.1. Cumulative Rights. All covenants, conditions, provisions, warranties, guaranties, indemnities and other undertakings of Borrowers contained in the Loan Documents are cumulative and not in derogation or substitution of each other. In particular, the rights and remedies of Agent and Lenders are cumulative, may be exercised at any time and from time to time, concurrently or in any order, and shall not be exclusive of any other rights or remedies that Agent and Lenders may have, whether under any agreement, by law, at equity or otherwise.
11.5.2. Waivers. The failure or delay of any party hereto to require strict performance by any other party thereto with any terms of the Loan Documents, or to exercise any rights or remedies with respect to Collateral or otherwise, shall not operate as a waiver thereof nor as establishment of a course of dealing. All rights and remedies shall continue in full force and effect until the payment in full, in cash of all Obligations (other than contingent indemnification obligations) and the occurrence of the Termination Date. No modification of any terms of any Loan Documents (including any waiver thereof) shall be effective, unless such modification is specifically provided in a writing directed to Borrowers and executed by Borrowers and Agent or the requisite Lenders, and such modification shall be applicable only to the matter specified. No waiver of any Default or Event of Default shall constitute a waiver of any other Default or Event of Default that may exist at such time, unless expressly stated. If Agent or any Lender accepts performance by any Obligor under any Loan Documents in a manner other than that specified therein, or during any Default or Event of Default, or if Agent or any Lender shall delay or exercise any right or remedy under any Loan Documents, such acceptance, delay or exercise shall not operate to waive any Default or Event of Default nor to preclude exercise of any other right or remedy. It is expressly acknowledged by Obligors that any failure to satisfy a financial covenant on a measurement date shall not be cured or remedied by satisfaction of such covenant on a subsequent date.
SECTION 12. AGENT
12.1. Appointment, Authority and Duties of Agent.
12.1.1. Appointment and Authority. Each Lender appoints and designates Sankaty as Agent hereunder. Agent may, and each Lender authorizes Agent to, enter into all Loan Documents to which Agent is intended to be a party and accept all Security Documents, for Agent’s benefit and the Pro Rata benefit of Lenders. Each Lender agrees that any action taken by Agent or Required Lenders, in accordance with the provisions of the Loan Documents, and the exercise by Agent or Required Lenders of any rights or remedies set forth therein, together with all other powers reasonably incidental thereto, shall be authorized and binding upon all Lenders. Without limiting the generality of the foregoing, Agent shall have the sole and exclusive authority to (a) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection with the Loan Documents; (b) execute and deliver as Agent each Loan Document, including any intercreditor or subordination agreement, and accept delivery of each Loan Document from any Obligor or other Person; (c) act as collateral agent for Secured Parties for purposes of perfecting and administering Liens under the Loan Documents, and for all other purposes stated therein; (d) manage, supervise or otherwise deal with Collateral; and (e) exercise all rights and remedies given to Agent with respect to any Collateral under the Loan Documents, Applicable Law or otherwise. The duties of Agent shall be ministerial and administrative in nature, and Agent shall not have a fiduciary relationship with any Lender, Secured Party, Participant or other Person, by reason of any Loan Document or any transaction relating thereto.

12.1.2. Duties. Agent shall not have any duties except those expressly set forth in the Loan Documents, nor be required to initiate or conduct any Enforcement Action except to the extent directed to do so by Required Lenders while an Event of Default exists. The conferral upon Agent of any right shall not imply a duty on Agent’s part to exercise such right, unless instructed to do so by Required Lenders in accordance with this Loan Agreement.
12.1.3. Agent Professionals. Agent may perform its duties through agents and employees. Agent may consult with and employ Agent Professionals, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by an Agent Professional. Agent shall not be responsible for the negligence or misconduct of any agents, employees or Agent Professionals selected by it with reasonable care.
12.1.4. Instructions of Required Lenders. The rights and remedies conferred upon Agent under the Loan Documents may be exercised without the necessity of joinder of any other party, unless required by Applicable Law. Agent may request instructions from Required Lenders with respect to any act (including the failure to act) in connection with any Loan Documents, and may seek assurances to its satisfaction from Lenders of their indemnification obligations under Section 12.6 against all Claims that could be incurred by Agent in connection with any act. Agent shall be entitled to refrain from any act until it has received such instructions or assurances, and Agent shall not incur liability to any Person by reason of so refraining. Instructions of Required Lenders shall be binding upon all Lenders, and no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting in accordance with the instructions of Required Lenders. Notwithstanding the foregoing, instructions by and consent of all Lenders shall be required in the circumstances described in Section 14.1.1, and in no event shall, and in no event shall Required Lenders, without the prior written consent of each Lender, direct Agent to accelerate and demand payment of Term Loans held by one Lender without accelerating and demanding payment of all other Term Loans. In no event shall Agent be required to take any action that, in its opinion, is contrary to Applicable Law or any Loan Documents or could subject any Agent Indemnitee to personal liability.
12.1.5. Collateral Agent. Each Lender appoints and designates GB Merchant Partners as a Collateral Agent hereunder.
12.1.6. No Fiduciary Relationship. The relationship between Agent and each of the Lenders is that of an independent contractor. The use of the term “Agent” is for convenience only and is used to describe, as a form of convention, the independent contractual relationship between Agent and each of the Lenders. Nothing contained in this Loan Agreement nor the other Loan Documents shall be construed to create an agency, trust or other fiduciary relationship between Agent and any of the Lenders.
12.2. Agreements Regarding Collateral and Field Examination Reports.
12.2.1. Lien Releases; Care of Collateral. Lenders authorize Agent to release any Lien with respect to any Collateral (a) the occurrence of both payment, in full, in cash of the Obligations (other than unmatured Contingent Obligations) and the occurrence of the Termination Date, (b) that is the subject of an Asset Disposition which Borrowers certify in writing to Agent is a Permitted Asset Disposition (and Agent may rely conclusively on any such certificate without further inquiry), (c) that does not constitute a material part of the Collateral, or (d) with the written consent of all Lenders. Agent shall have no obligation whatsoever to any Lenders to assure that any Collateral exists or is owned by an Obligor, or is cared for, protected, insured or encumbered, nor to assure that Agent’s Liens have been properly created, perfected or enforced, or are entitled to any particular priority, nor to exercise any duty of care with respect to any Collateral.

12.2.2. Possession of Collateral. Agent and Lenders appoint each other Lender as agent for the purpose of perfecting Liens (for the benefit of Secured Parties) in any Collateral that, under the UCC or other Applicable Law, can be perfected by possession. If any Lender obtains possession of any such Collateral, it shall notify Agent thereof and, promptly upon Agent’s request, deliver such Collateral to Agent or otherwise deal with such Collateral in accordance with Agent’s instructions.
12.2.3. Reports. Agent shall promptly, upon receipt thereof, forward to each Lender copies of the results of any field audit or other examination or any appraisal prepared by or on behalf of Agent with respect to any Obligor or Collateral (“Report”). Each Lender agrees (a) that Agent makes no representation or warranty as to the accuracy or completeness of any Report, and shall not be liable for any information contained in or omitted from any Report; (b) that the Reports are not intended to be comprehensive audits or examinations, and that Agent or any other Person performing any audit or examination will inspect only specific information regarding Obligations or the Collateral and will rely significantly upon Obligors’ books and records as well as upon representations of Obligors’ officers and employees; and (c) to keep all Reports confidential and strictly for such Lender’s internal use, and not to distribute any Report (or the contents thereof) to any Person (except to such Lender’s Participants, attorneys and accountants) or use any Report in any manner other than administration of the Term Loans and other Obligations. Each Lender agrees to indemnify and hold harmless Agent and any other Person preparing a Report from any action such Lender may take as a result of or any conclusion it may draw from any Report, as well as any Claims arising in connection with any third parties that obtain all or any part of a Report through such Lender.
12.3. Reliance By Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any certification, notice or other communication (including those by telephone, telex, telegram, telecopy or e-mail) believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and upon the advice and statements of Agent Professionals.
12.4. Action Upon Default. Agent shall not be deemed to have knowledge of any Default or Event of Default unless it has received written notice from a Lender or Borrower specifying the occurrence and nature thereof. If any Lender acquires knowledge of a Default or Event of Default, it shall promptly notify Agent and the other Lenders thereof in writing. Each Lender agrees that, except as otherwise provided in any Loan Documents or with the written consent of Agent and Required Lenders, it will not take any Enforcement Action, accelerate its Obligations, or exercise any right that it might otherwise have under Applicable Law to credit bid at foreclosure sales, UCC sales or other similar dispositions of Collateral. Notwithstanding the foregoing, however, a Lender may take action to preserve or enforce its rights against an Obligor where a deadline or limitation period is applicable that would, absent such action, bar enforcement of Obligations held by such Lender, including the filing of proofs of claim in an Insolvency Proceeding.
12.5. Ratable Sharing. If any Lender shall obtain any payment or reduction of any Obligation, whether through set-off or otherwise, in excess of its share of such Obligation, determined on a Pro Rata basis or in accordance with Section 5.5, as applicable, such Lender shall forthwith purchase from Agent and the other Lenders such participations in the affected Obligation as are necessary to cause the purchasing Lender to share the excess payment or reduction on a Pro Rata basis or in accordance with Section 5.5, as applicable. If any of such payment or reduction is thereafter recovered from the purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

12.6. Indemnification of Agent Indemnitees.
12.6.1. INDEMNIFICATION. EACH LENDER SHALL INDEMNIFY AND HOLD HARMLESS AGENT INDEMNITEES, TO THE EXTENT NOT REIMBURSED BY OBLIGORS (BUT WITHOUT LIMITING THE INDEMNIFICATION OBLIGATIONS OF OBLIGORS UNDER ANY LOAN DOCUMENTS), ON A PRO RATA BASIS, AGAINST ALL CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY AGENT INDEMNITEE; PROVIDED THAT NO LENDER SHALL HAVE ANY OBLIGATION TO INDEMNIFY OR HOLD HARMLESS THE AGENT INDEMNITEES FOR ANY CLAIM THAT IS DETERMINED IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO RESULT FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY AGENT INDEMNITEE. If Agent is sued by any receiver, trustee in bankruptcy, debtor-in-possession or other Person for any alleged preference from an Obligor or fraudulent transfer, then any monies paid by Agent in settlement or satisfaction of such proceeding, together with all interest, costs and expenses (including attorneys’ fees) incurred in the defense of same, shall be promptly reimbursed to Agent by Lenders to the extent of each Lender’s Pro Rata share.
12.6.2. Proceedings. Without limiting the generality of the foregoing, if at any time (whether prior to or after the Termination Date) any proceeding is brought against any Agent Indemnitees by an Obligor, or any Person claiming through an Obligor, to recover damages for any act taken or omitted by Agent in connection with any Obligations, Collateral, Loan Documents or matters relating thereto, or otherwise to obtain any other relief of any kind on account of any transaction relating to any Loan Documents, each Lender agrees to indemnify and hold harmless Agent Indemnitees with respect thereto and to pay to Agent Indemnitees such Lender’s Pro Rata share of any amount that any Agent Indemnitee is required to pay under any judgment or other order entered in such proceeding or by reason of any settlement, including all interest, costs and expenses (including attorneys’ fees) incurred in defending same; provided that no Lender shall be liable for payment of any such amount to the extent that is determined in a final, non-appealable judgment by a court of competent jurisdiction that such judgment, order or settlement resulted from any Agent Indemnitees’ gross negligence or willful misconduct. In Agent’s discretion, Agent may reserve for any such proceeding, and may satisfy any judgment, order or settlement, from proceeds of Collateral prior to making any distributions of Collateral proceeds to Lenders provided that it has not been determined in a final, non-appealable judgment by a court of competent jurisdiction that such judgment, order or settlement resulted from any Agent Indemnitees’ gross negligence or willful misconduct.
12.7. Limitation on Responsibilities of Agent. Agent shall not be liable to Lenders for any action taken or omitted to be taken under the Loan Documents, except for losses directly and solely caused by Agent’s gross negligence or willful misconduct. Agent does not assume any responsibility for any failure or delay in performance or any breach by any Obligor or Lender of any obligations under the Loan Documents. Agent does not make to Lenders any express or implied warranty, representation or guarantee with respect to any Obligations, Collateral, Loan Documents or Obligor. No Agent Indemnitee shall be responsible to Lenders for any recitals, statements, information, representations or warranties contained in any Loan Documents; the execution, validity, genuineness, effectiveness or enforceability of any Loan Documents; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Obligations; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor or Account Debtor. No Agent Indemnitee shall have any obligation to any Lender to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any Obligor of any terms of the Loan Documents, or the satisfaction of any conditions precedent contained in any Loan Documents.

12.8. Successor Agent.
12.8.1. Resignation; Successor Agent. Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving at least 30 days written notice thereof to Lenders and Borrowers. Upon receipt of such notice, Required Lenders shall have the right to appoint a successor Agent which shall be (a) a Lender or an Affiliate of a Lender; or (b) a commercial bank that is organized under the laws of the United States or any state or district thereof, has a combined capital surplus of at least $500,000,000 and (provided no Default or Event of Default exists) is reasonably acceptable to Borrowers. If no successor agent is appointed prior to the effective date of the resignation of Agent, then Agent may appoint a successor agent from among Lenders. Upon acceptance by a successor Agent of an appointment to serve as Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all the powers and duties of the retiring Agent without further act, and the retiring Agent shall be discharged from its duties and obligations hereunder but shall continue to have the benefits of the indemnification set forth in Sections 12.6 and 14.2. Notwithstanding any Agent’s resignation, the provisions of this Section 12 shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while Agent. Any successor by merger or acquisition of the stock or assets of Bank of America shall continue to be Agent hereunder without further act on the part of the parties hereto, unless such successor resigns as provided above.
12.8.2. Separate Collateral Agent. It is the intent of the parties that there shall be no violation of any Applicable Law denying or restricting the right of financial institutions to transact business in any jurisdiction. If Agent believes that it may be limited in the exercise of any rights or remedies under the Loan Documents due to any Applicable Law, Agent may appoint an additional Person who is not so limited, as a separate collateral agent or co-collateral agent. If Agent so appoints a collateral agent or co-collateral agent, each right and remedy intended to be available to Agent under the Loan Documents shall also be vested in such separate agent. Every covenant and obligation necessary to the exercise thereof by such agent shall run to and be enforceable by it as well as Agent. Lenders shall execute and deliver such documents as Agent deems appropriate to vest any rights or remedies in such agent. If any collateral agent or co-collateral agent shall die or dissolve, become incapable of acting, resign or be removed, then all the rights and remedies of such agent, to the extent permitted by Applicable Law, shall vest in and be exercised by Agent until appointment of a new agent.
12.9. Due Diligence and Non-Reliance. Each Lender acknowledges and agrees that it has, independently and without reliance upon Agent or any other Lenders, and based upon such documents, information and analyses as it has deemed appropriate, made its own credit analysis of each Obligor and its own decision to enter into this Loan Agreement and to fund Term Loans hereunder. Each Lender has made such inquiries concerning the Loan Documents, the Collateral and each Obligor as such Lender feels necessary. Each Lender further acknowledges and agrees that the other Lenders and Agent have made no representations or warranties concerning any Obligor, any Collateral or the legality, validity, sufficiency or enforceability of any Loan Documents or Obligations. Each Lender will, independently and without reliance upon the other Lenders or Agent, and based upon such financial statements, documents and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in making Term Loans, and in taking or refraining from any action under any Loan Documents. Except for notices, reports and other information expressly requested by a Lender, Agent shall have no duty or responsibility to provide any Lender with any notices, reports or certificates furnished to Agent by any Obligor or any credit or other information concerning the affairs, financial condition, business or Properties of any Obligor (or any of its Affiliates) which may come into possession of Agent or any of Agent’s Affiliates.

12.10. Replacement of Certain Lenders. In the event that (a) any Lender is a Defaulting Lender, (b) if a Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.8 or 5.9, or (c) any Lender fails to give its consent to any amendment, waiver or action for which consent of all Lenders or all affected Lenders was required and Required Lenders have consented thereto, then, in addition to any other rights and remedies that any Person may have, then the Borrower Agent may, at its sole expense and effort, upon notice to such Lender and the Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 13.2), all of its interests, rights and obligations under this Loan Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
(a) the Borrowers shall have paid to the Agent any applicable assignment fee specified in Section 13.2 (unless such fee has been waived by Agent);
(b) such Lender shall have received payment of an amount equal to the outstanding principal of its Term Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.9) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);
(c) in the case of any such assignment resulting from a claim for compensation under Section 3.6 or payments required to be made pursuant to Section 5.8 or 5.9, such assignment will result in a reduction in such compensation or payments thereafter; and
(d) such assignment does not conflict with applicable laws.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.
12.11. Remittance of Payments and Collections.
12.11.1. Remittances Generally. All payments by any Lender to Agent shall be made by the time and on the day set forth in this Loan Agreement, in immediately available funds. If no time for payment is specified or if payment is due on demand by Agent and request for payment is made by Agent by 11:00 a.m. on a Business Day, payment shall be made by Lender not later than 2:00 p.m. on such day, and if request is made after 11:00 a.m., then payment shall be made by 11:00 a.m. on the next Business Day. Payment by Agent to any Lender shall be made by wire transfer, in the type of funds received by Agent. Any such payment shall be subject to Agent’s right of offset for any amounts due from such Lender under the Loan Documents.
12.11.2. Failure to Pay. If any Lender fails to pay any amount when due by it to Agent pursuant to the terms hereof, such amount shall bear interest from the due date until paid at the rate determined by Agent as customary in the banking industry for interbank compensation. In no event shall Borrowers be entitled to receive credit for any interest paid by a Lender to Agent.
12.11.3. Recovery of Payments. If Agent pays any amount to a Lender in the expectation that a related payment will be received by Agent from an Obligor and such related payment is not received, then Agent may recover such amount from each Lender that received it. If Agent determines at any time that an amount received under any Loan Document must be returned to an Obligor or paid to any other Person pursuant to Applicable Law or otherwise, then, notwithstanding any other term of any Loan Document, Agent shall not be required to distribute such amount to any Lender. If any amounts received and applied by Agent to any Obligations are later required to be returned by Agent pursuant to Applicable Law, Lenders shall pay to Agent, on demand, such Lender’s Pro Rata share of the amounts required to be returned.

12.12. Agent in its Individual Capacity. As a Lender, Sankaty shall have the same rights and remedies under the other Loan Documents as any other Lender, and the terms “Lenders,” and “Required Lenders” or any similar term shall include Sankaty in its capacity as a Lender.
12.13. Agent Titles. Each Lender, other than Sankaty and GB Merchant Partners, that is designated (on the cover page of this Loan Agreement or otherwise) as an “Agent” of any type shall not have any right, power, responsibility or duty under any Loan Documents other than those applicable to all Lenders, and shall in no event be deemed to have any fiduciary relationship with any other Lender.
12.14. No Third Party Beneficiaries. This Section 12 is an agreement solely among Lenders and Agent, and does not confer any rights or benefits upon Obligors or any other Person. As between Obligors and Agent, any action that Agent may take under any Loan Documents shall be conclusively presumed to have been authorized and directed by Lenders as herein provided.
12.15. [Reserved].
12.16. Intercreditor Agreement. The Lenders hereby irrevocably authorize the Agent to enter into the Intercreditor Agreement, and agree to be bound by the provisions thereof.
SECTION 13. BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS
13.1. Successors and Assigns. The provisions of this Loan Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Obligor may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 13.2, (ii) by way of participation in accordance with the provisions of Section 13.3 or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Sections 13.2.3 and 13.2.4 (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Loan Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Loan Agreement.
13.2. Assignments.
13.2.1. Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Loan Agreement (including all or a portion of its Term Loans at the time owing to it); provided that:
(i) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Term Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the principal outstanding balance of the Term Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless, so long as no Event of Default has occurred and is continuing, the Borrowers otherwise consent (such consent not to be unreasonably withheld or delayed); provided, however that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such applicable minimum amount has been met under this Section 13.2.1(i); and
(ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Loan Agreement with respect to the Term Loans assigned.

Subject to acceptance and recording thereof by Agent pursuant to Section 13.2, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Loan Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Loan Agreement (provided, however, that notwithstanding the foregoing, any First Lien Agent, First Lien Lender or any First Lien Affiliate who is an assignee shall be subject to Section 14.1.4) and shall not be deemed to be a “Lender” for any such purpose), and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Loan Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Loan Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.4, 3.6, 3.7, 3.9, 5.8, 5.9 and 14.2 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrowers (at the Borrowers’ expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Loan Agreement that does not comply with this subsection shall be treated for purposes of this Loan Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 13.3.
13.2.2. Register. Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at Agent’s office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Term Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Loan Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by each of the Borrowers at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or substantive change to the Loan Documents is pending, any Lender may request and receive from Agent a copy of the Register.
13.2.3. Certain Pledges. Nothing herein shall limit the right of a Lender to pledge or assign any rights under the Loan Documents to (i) any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors and any Operating Circular issued by such Federal Reserve Bank, or (ii) counterparties to swap agreements relating to any Term Loans; provided that any payment by Borrowers to the assigning Lender in respect of any Obligations assigned as described in this sentence shall satisfy Borrowers’ obligations hereunder to the extent of such payment, and no such assignment shall release the assigning Lender from its obligations hereunder.
13.2.4. Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

13.3. Participations.
13.3.1. Participations. Any Lender may at any time, without the consent of, or notice to, the Borrowers or Agent, sell participations to any Person (other than a natural person or any Obligor or any Affiliate or Subsidiary of any Obligor) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Loan Agreement (including all or a portion of its Term Loans owing to it); provided that (i) such Lender’s obligations under this Loan Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, Agent and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Loan Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Loan Agreement and to approve any amendment, modification or waiver of any provision of this Loan Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described Section 14.1.1 that affects such Participant (provided, however, that notwithstanding the foregoing, any First Lien Agent, First Lien Lender or any First Lien Affiliate who is a Participant shall be subject to Section 14.1.4) who is a Participant shall not be entitled to vote on matters relating to the Loan Documents (including during any Insolvency Proceeding of any Obligor) and shall not be deemed to be a “Lender” for any such purpose). Subject to Section 13.3.2, the Obligors agree that each Participant shall be entitled to the benefits of Sections 3.6, 3.9, 5.8 and 5.9 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 13.2. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.4 as though it were a Lender, provided such Participant agrees to be subject to Section 5.5 as though it were a Lender.
13.3.2. Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.6, 5.8 or 5.9 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers’ prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.9 unless the Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 5.9 as though it were a Lender.
13.4. Tax Treatment. If any interest in a Loan Document is transferred to a Transferee that is organized under the laws of any jurisdiction other than the United States or any state or district thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 5.9.
13.5. Representation of Lenders. Each Lender represents and warrants to each Borrower, Agent and other Lenders that none of the consideration used by it to fund its Term Loans or to participate in any other transactions under this Loan Agreement constitutes for any purpose of ERISA or Section 4975 of the Internal Revenue Code assets of any “plan” as defined in Section 3(3) of ERISA or Section 4975 of the Internal Revenue Code and the interests of such Lender in and under the Loan Documents shall not constitute plan assets under ERISA.

SECTION 14. MISCELLANEOUS
14.1. Consents, Amendments and Waivers.
14.1.1. Amendment. No modification of any Loan Document, including any extension or amendment of a Loan Document or any waiver of a Default or Event of Default, shall be effective without the prior written agreement of Agent, the Required Lenders (or Agent acting at the direction of the Required Lenders), and each Obligor party to such Loan Document; provided, that
(a) without the prior written consent of (i) Agent, no modification shall be effective with respect to any provision in a Loan Document that relates to any rights, duties or discretion of Agent and (ii) Collateral Agent, no modification shall be effective with respect to any provision in a Loan Document that relates to any rights, duties or discretion of the Collateral Agent;
(b) [Reserved];
(c) without the prior written consent of each affected Lender, no modification shall be effective that would (i) reduce the amount of, or waive or delay any scheduled payment of, any principal, interest, fees or other amounts payable to such Lender or (ii) extend the Termination Date;
(d) without the prior written consent of all Lenders (except a Defaulting Lender as provided in Section 4.2), no modification shall be effective that would (i) alter Section 5.5, Section 7.1 (except to add Collateral), Section 14.1.1; (ii) amend the definitions of Pro Rata or Required Lenders; or (iii) release all or substantially all of the Collateral (excluding, if any Obligor or any Subsidiary of any Obligor becomes a debtor under the federal Bankruptcy code, the release of “cash collateral”, as defined in Section 363(a) of the federal Bankruptcy Code pursuant to a cash collateral stipulation with the debtor approved by Required Lenders); or (iv) release any Obligor from liability for any Obligations, if such Obligor is Solvent at the time of the release; and
(e) without the prior written consent of the Required Lenders and, at the time of the effectiveness of such proposed modification, all remaining Initial Lenders (except a Defaulting Lender as provided in Section 4.2), no modification shall be effective that would alter Section 8.1 or Section 10.3.
14.1.2. Limitations. The agreement of Borrowers shall not be necessary to the effectiveness of any modification of a Loan Document that deals solely with the rights and duties of Lenders, and/or Agent as among themselves. The making of any Term Loans during the existence of a Default or Event of Default shall not be deemed to constitute a waiver of such Default or Event of Default, nor to establish a course of dealing. Any waiver or consent granted by Lenders hereunder shall be effective only if in writing, and then only in the specific instance and for the specific purpose for which it is given.
14.1.3. Payment for Consents. No Borrower will, directly or indirectly, pay any remuneration or other thing of value, whether by way of additional interest, fee or otherwise, to any Lender (in its capacity as a Lender hereunder) as consideration for agreement by such Lender with any modification of any Loan Documents, unless such remuneration or value is concurrently paid, on the same terms, on a Pro Rata basis to all Lenders providing their consent (it being understood and agreed that the payment of any amounts agreed among the Borrowers, BAS, the Agent and any Lender or Increasing Lender participating in connection with an increase in the Term Loan Commitments or the Term Loan Commitments under Section 2.4 shall not be subject to this Section 14.1.3).
14.1.4. Defaulting Lender Limited Rights. Notwithstanding anything to the contrary herein, (i) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder and (ii) no First Lien Agent, First Lien Lender or First Lien Affiliate who is an assignee of any rights and obligations under this Loan Agreement or a Participant shall have any right to approve or disapprove any amendment, waiver or consent hereunder or shall be entitled to vote on matters relating to the Loan Documents (including during any Insolvency Proceeding or any Obligor) and shall not be deemed to be a “Lender” for any such purpose, except that the Commitment of such Person may not be increased or extended without the consent of such Person.

14.1.5. Amendment to First Lien Debt Documents. If any amendment or modification to the First Lien Debt Documents amends or modifies (X) clauses (v) or (vi) of the definition of “Permitted Acquisition” or clauses (a)(i) or (a)(ii) of the definition of “Permitted Distribution” contained in the First Lien Debt Documents the effect of which is more restrictive than the applicable provision as in effect on the applicable date of determination or (Y) Sections 8.1, 8.2.1, 8.3.1 or 8.4.1 of the First Lien Loan Agreement in a manner that affects the reporting of Collateral and the effect of which is more restrictive than the applicable provision as in effect on the applicable date of determination, or if any amendment or modification to the First Lien Loan Agreement or other First Lien Debt Document adds an additional financial covenant therein, Borrowers acknowledge and agree that this Loan Agreement or the other Loan Documents, as the case may be, shall be automatically amended or modified to effect similar amendments or modifications (maintaining the same percentage difference between such provisions in such First Lien Debt Document, on the one hand, and the corresponding provisions in this Loan Agreement or such other Loan Document, on the other hand, to the extent applicable) with respect to this Loan Agreement or such other Loan Documents, without the need for any further action or consent by any Borrower or any other party. In furtherance of the foregoing, the Borrowers shall permit the Agent and Lenders to document each such similar amendment or modification to this Loan Agreement or such other Loan Document or insert a corresponding new financial covenant in this Loan Agreement or such other Loan Document without any need for any further action or consent by the Borrowers, but failure of Agent and Lenders to do so shall in no way impair or limit the provisions of this Section 14.1.5. Notwithstanding the foregoing for purposes of clarity, in the event that the Agent, in its reasonable judgment, determines that such amendment or modification, as the case may be, relates to provisions of the First Lien Debt Documents for which a corresponding amendment or modification of the Loan Documents would not apply (e.g. availability or eligibility standards), such amendment or modification, as the case may be, of the First Lien Debt Documents shall not be subject to the terms above in this Section 14.1.5.
14.2. Indemnity. EACH BORROWER SHALL INDEMNIFY AND HOLD HARMLESS THE INDEMNITEES AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, PROCEEDINGS, COSTS AND EXPENSES OF ANY KIND (INCLUDING REMEDIAL RESPONSE COSTS, REASONABLE AND DOCUMENTED ATTORNEYS’ FEES AND EXTRAORDINARY EXPENSES OF ONE OUTSIDE COUNSEL, ONE LOCAL COUNSEL IN EACH RELEVANT JURISDICTION (AS DETERMINED BY THE AGENT IN ITS REASONABLE DISCRETION), ONE SPECIAL OR REGULATORY COUNSEL IN RESPECT OF EACH MATTER (AS REASONABLY REQUIRED BY THE AGENT) AND CONFLICT OF INTEREST COUNSEL (AS DETERMINED BY THE AGENT IN ITS REASONABLE DISCRETION)) AT ANY TIME (INCLUDING AFTER FULL PAYMENT OF THE OBLIGATIONS, RESIGNATION OR REPLACEMENT OF AGENT, OR REPLACEMENT OF ANY LENDER) INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE IN ANY WAY RELATING TO (A) ANY LOAN DOCUMENTS OR TRANSACTIONS RELATING THERETO OR THE ADMINISTRATION OF THE LOAN DOCUMENTS, (B) ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY ANY INDEMNITEE IN CONNECTION WITH ANY LOAN DOCUMENTS, (C) THE EXISTENCE OR PERFECTION OF ANY LIENS, OR REALIZATION UPON ANY COLLATERAL, (D) EXERCISE OF ANY RIGHTS OR REMEDIES UNDER ANY LOAN DOCUMENTS OR APPLICABLE LAW, (E) FAILURE BY ANY OBLIGOR TO PERFORM OR OBSERVE ANY TERMS OF ANY LOAN DOCUMENT, IN EACH CASE INCLUDING ALL REASONABLE AND DOCUMENTED OUT-OF-POCKET COSTS AND EXPENSES RELATING TO ANY INVESTIGATION, LITIGATION, ARBITRATION OR OTHER PROCEEDING (INCLUDING AN INSOLVENCY PROCEEDING OR APPELLATE PROCEEDINGS), WHETHER OR NOT THE APPLICABLE INDEMNITEE IS A PARTY THERETO, (F) ANY ACTUAL OR ALLEGED ENVIRONMENTAL RELEASE ON OR FROM ANY PROPERTY OWNED OR OPERATED BY ANY BORROWER OR ANY OF ITS SUBSIDIARIES, OR ANY LIABILITY IN CONNECTION WITH ANY ACTUAL OR ALLEGED VIOLATION OF ANY ENVIRONMENTAL LAW RELATED IN ANY WAY TO ANY BORROWER OR ANY OF ITS SUBSIDIARIES, OR (G) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY, WHETHER BROUGHT

BY A THIRD PARTY OR BY A BORROWER OR ANY OTHER OBLIGOR (HEREINAFTER, “CLAIMS”) THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE, INCLUDING CLAIMS ARISING FROM THE NEGLIGENCE OF AN INDEMNITEE. In no event shall any party to a Loan Document have any obligation thereunder to indemnify or hold harmless an Indemnitee with respect to a Claim that is determined in a final, non-appealable judgment by a court of competent jurisdiction to result from the gross negligence or willful misconduct of such Indemnitee. If any claim is made against any Indemnitee which may result in a claim under this Section 14.2 against Borrowers, such Indemnitee or Agent shall promptly send to Borrower Agent written notice thereof, and Borrower Agent shall have the right, at its expense and with counsel reasonably satisfactory to Agent, to defend such claim. Neither any Indemnitee nor any Borrower shall settle any such claim without the consent of the other party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, the failure of such prompt notice shall not negate or impair the obligation of the Borrowers under this Section 14.2, but shall give Borrowers the right to withhold against any indemnity payment the amount of any actual damages incurred by Borrowers as a result of the failure to give such prompt notice.
14.3. Notices and Communications.
14.3.1. Notice Address. Subject to Section 4.1.4, all notices, requests and other communications by or to a party hereto shall be in writing and shall be given to any Borrower, at Borrower Agent’s address shown on the signature pages hereof, and to any other Person at its address shown on the signature pages hereof (or, in the case of a Person who becomes a Lender after the Closing Date, at the address shown on its Assignment and Assumption Agreement), or at such other address as a party may hereafter specify by notice in accordance with this Section 14.3. Each such notice, request or other communication shall be effective only (a) if given by facsimile transmission, when transmitted to the applicable facsimile number, if confirmation of receipt is received; (b) if given by mail, three Business Days after deposit in the U.S. mail, with first-class postage pre-paid, addressed to the applicable address; or (c) if given by personal delivery, when duly delivered to the notice address with receipt acknowledged. Notwithstanding the foregoing, no notice to Agent pursuant to Section 2.2, 2.3, 3.1.2 or 4.1.1 shall be effective until actually received by the individual to whose attention at Agent such notice is required to be sent. Any written notice, request or other communication that is not sent in conformity with the foregoing provisions shall nevertheless be effective on the date actually received by the noticed party. Any notice received by Borrower Agent shall be deemed received by all Borrowers.
14.3.2. Electronic Communications; Voice Mail. Electronic mail and internet websites may be used only for routine communications, such as financial statements, Borrowing Base Certificates and other information required by Section 10.1.2, administrative matters, distribution of Loan Documents for execution, and matters permitted under Section 4.1.4. Agent and Lenders make no assurances as to the privacy and security of electronic communications. Electronic and voice mail may not be used as effective notice under the Loan Documents.
14.3.3. Non-Conforming Communications. Agent and Lenders may rely upon any notices purportedly given by or on behalf of any Borrower even if such notices were not made in a manner specified herein, were incomplete or were not confirmed, or if the terms thereof, as understood by the recipient, varied from a later confirmation. Each Borrower shall indemnify and hold harmless each Indemnitee from any liabilities, losses, costs and expenses arising from any telephonic communication purportedly given by or on behalf of a Borrower.
14.4. Performance of Borrowers’ Obligations. Agent may, in its discretion at any time and from time to time after the occurrence, and during the continuance, of an Event of Default, at Borrowers’ expense, pay any amount or do any act required of a Borrower under any Loan Documents or otherwise lawfully requested by Agent to (a) enforce any Loan Documents or collect any Obligations; (b) protect, insure, maintain or realize upon any Collateral; or (c) defend or maintain the validity or priority of Agent’s Liens in any Collateral, including any payment of a judgment, insurance premium, warehouse charge, finishing or processing charge, or landlord claim, or any discharge of a Lien. All payments, costs and expenses (including Extraordinary Expenses) of Agent under this Section 14.4 shall be reimbursed to Agent by Borrowers, on demand, with interest from the date incurred to the date of payment thereof at the Default Rate applicable to Base Rate Term Loans. Any payment made or action taken by Agent under this Section 14.4 shall be without prejudice to any right to assert an Event of Default or to exercise any other rights or remedies under the Loan Documents.

14.5. Credit Inquiries. Each Obligor hereby authorizes Agent and Lenders (but they shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning any Obligor or Subsidiary.
14.6. Severability. Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be valid under Applicable Law. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of the Loan Documents shall remain in full force and effect.
14.7. Cumulative Effect; Conflict of Terms. The provisions of the Loan Documents are cumulative. The parties acknowledge that the Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters, and they agree that these are cumulative and that each must be performed as provided. Except as otherwise specifically provided in another Loan Document (by specific reference to the applicable provision of this Loan Agreement), if any provision contained herein is in direct conflict with any provision in another Loan Document, the provision herein shall govern and control.
14.8. Counterparts; Facsimile Signatures. Any Loan Document may be executed in counterparts, each of which taken together shall constitute one instrument. Loan Documents may be executed and delivered by facsimile, and they shall have the same force and effect as manually signed originals. Agent may require confirmation by a manually-signed original, but failure to request or deliver same shall not limit the effectiveness of any facsimile signature.
14.9. Entire Agreement. Time is of the essence of the Loan Documents. The Loan Documents embody the entire understanding of the parties with respect to the subject matter thereof and supersede all prior understandings regarding the same subject matter.
14.10. Obligations of Lenders. The obligations of each Lender hereunder are several, and no Lender shall be responsible for the obligations or Commitments of any other Lender. Amounts payable hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled, to the extent not otherwise restricted hereunder, to protect and enforce its rights arising out of the Loan Documents. It shall not be necessary for Agent or any other Lender to be joined as an additional party in any proceeding for such purposes. Nothing in this Loan Agreement and no action of Agent or Lenders pursuant to the Loan Documents shall be deemed to constitute Agent and Lenders to be a partnership, association, joint venture or any other kind of entity, nor to constitute control of any Obligor. Each Obligor acknowledges and agrees that in connection with all aspects of any transaction contemplated by the Loan Documents, Obligors, Agent and Lenders have an arms-length business relationship that creates no fiduciary duty on the part of Agent or any Lender, and each Obligor, Agent and Lender expressly disclaims any fiduciary relationship.
14.11. Confidentiality. During the term of this Loan Agreement and for 12 months thereafter, Agent and Lenders agree to take reasonable precautions to maintain the confidentiality of any information that Obligors deliver to Agent and Lenders and identify as confidential at the time of delivery, except that Agent and any Lender may disclose such information (a) to their respective officers, directors, employees, Affiliates and agents, including legal counsel, auditors and other professional advisors; (b) to any party to the Loan Documents from time to time; (c) pursuant to the order of any court or administrative agency;

(d) upon the request of any Governmental Authority exercising regulatory authority over Agent or such Lender; (e) which ceases to be confidential, other than by an act or omission of Agent or any Lender, or which becomes available to Agent or any Lender on a nonconfidential basis; (f) to the extent reasonably required in connection with any litigation relating to any Loan Documents or transactions contemplated thereby, or otherwise as required by Applicable Law; (g) to the extent reasonably required for the exercise of any rights or remedies under the Loan Documents; (h) to the National Association of Insurance Commissioners or any similar organization, or to any nationally recognized rating agency that requires access to information about a Lender’s portfolio in connection with ratings issued with respect to such Lender; (i) to any investor or potential investor in an Approved Fund that is a Lender or Transferee, but solely for use by such investor to evaluate an investment in such Approved Fund, or to any manager, servicer or other Person in connection with its administration of any such Approved Fund; or (j) with the consent of Borrowers. Notwithstanding the foregoing, Agent and Lenders may issue and disseminate to the public general information describing this credit facility, including the names and addresses of Obligors and a general description of Obligors’ businesses, and may (so long as the Borrower Agent has previously reviewed and approved the form of such advertisement or promotional materials) use Obligors’ names in advertising and other promotional materials.
14.12. GOVERNING LAW. THIS LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS, UNLESS OTHERWISE SPECIFIED, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, NEW YORK GENERAL OBLIGATIONS LAW SECTIONS 5-1401 AND 5-1402 (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).
14.13. Consent to Forum.
14.13.1. Forum. EACH BORROWER HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL COURT SITTING IN OR WITH JURISDICTION OVER THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY STATE COURT OF THE STATE OF NEW YORK SITTING IN THE COUNTY OF MANHATTAN, IN ANY PROCEEDING OR DISPUTE RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND AGREES THAT ANY SUCH PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. EACH BORROWER IRREVOCABLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. Nothing herein shall limit the right of Agent or any Lender to bring proceedings against any Obligor in any other court. Nothing in this Loan Agreement shall be deemed to preclude enforcement by Agent of any judgment or order obtained in any forum or jurisdiction.
14.14. Waivers by Borrowers. To the fullest extent permitted by Applicable Law, each Borrower waives (a) the right to trial by jury (which Agent and each Lender hereby also waives) in any proceeding, claim or counterclaim of any kind relating in any way to any Loan Documents, Obligations or Collateral; (b) presentment, demand, protest, notice of presentment, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Agent on which a Borrower may in any way be liable, and hereby ratifies anything Agent may do in this regard; (c) notice prior to taking possession or control of any Collateral; (d) any bond or security that might be required by a court prior to allowing Agent to exercise any rights or remedies; (e) the benefit of all valuation, appraisement and exemption laws; (f) any claim against Agent or any Lender, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) in any way relating to any Enforcement Action, Obligations, Loan Documents or transactions relating thereto; and (g) notice of acceptance hereof. Each Borrower acknowledges that the foregoing waivers are a material inducement to Agent and Lenders entering into this Loan Agreement and that Agent and Lenders are relying upon the foregoing in their dealings with Borrowers. Each Borrower has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial and other rights following consultation with legal counsel. In the event of litigation, this Loan Agreement may be filed as a written consent to a trial by the court.

14.15. Patriot Act Notice. Agent and Lenders hereby notify Borrowers that pursuant to the requirements of the Patriot Act, Agent and Lenders are required to obtain, verify and record information that identifies each Borrower, including its legal name, address, tax ID number and other information that will allow Agent and Lenders to identify it in accordance with the Patriot Act. Agent and Lenders will also require information regarding each personal guarantor, if any, and may require information regarding Borrowers’ management and owners, such as legal name, address, social security number and date of birth.
14.16. Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Agent and each Lender, regardless of any investigation made by the Agent or any Lender or on their behalf and notwithstanding that the Agent or any Lender may have had notice or knowledge of any Default at the time of any extension of credit hereunder, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.
14.17. No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower and each Guarantor acknowledges and agrees that: (i) (A) the arranging and other services regarding this Loan Agreement provided by the Agent are arm’s-length commercial transactions between the Borrowers and the Guarantors and their respective Affiliates, on the one hand, and the Agent, on the other hand, (B) each Borrower each Guarantor has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each Borrowers and each Guarantor is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; and (ii) (A) the Agent is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Borrower, any Guarantor or any of their respective Affiliates, or any other Person and (B) the Agent has no obligation to any Borrower, any Guarantor or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents. To the fullest extent permitted by law, each Borrower and each Guarantor hereby waives and releases any claims that it may have against the Agent with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
14.18. Intercreditor Agreement Prevails. Notwithstanding anything to the contrary contained herein, all representations, warranties and covenants of the Obligors hereunder, and the security interest granted to the Agent and the other Secured Parties and all other rights and benefits granted to the Agent and the other Secured Parties hereunder, are expressly subject to the terms and conditions of the Intercreditor Agreement.
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IN WITNESS WHEREOF, this Loan Agreement has been executed and delivered as of the date set forth above.

BORROWERS: THE BON-TON DEPARTMENT STORES, INC.
/s/ Keith E. Plowman
By:	Keith E. Plowman
Title:	Executive Vice President, Chief Financial Officer and Principal Accounting Officer

Address:	2801 East Market Street
York, PA 17402
Attn:	Keith E. Plowman
Telecopy:	(717) 751-3196

THE ELDER-BEERMAN STORES CORP.
/s/ H. Todd Dissinger
By:	H. Todd Dissinger
Title:	Vice President — Treasurer

Address:	2801 East Market Street
York, PA 17402
Attn:	Keith E. Plowman
Telecopy:	(717) 751-3196

The following Persons are signatories to this Loan Agreement in their capacity as Obligors and not as Borrowers:

OBLIGORS: THE BON-TON STORES, INC.
/s/ Keith E. Plowman
By:	Keith E. Plowman
Title:	Executive Vice President, Chief Financial Officer and Principal Accounting Officer

Address:	2801 East Market Street
York, PA 17402
Attn:	Keith E. Plowman
Telecopy:	(717) 751-3196

THE BON-TON TRADE, LLC
/s/ Keith E. Plowman
By:	Keith E. Plowman
Title:	Treasurer and Chief Financial Officer

Address:	300 Delaware Avenue
Suite 12122
Wilmington, DE 19801
Attn:	Keith E. Plowman
Telecopy:	(302) 652-8667
Signature Page to Second Lien Loan and Security Agreement

THE BON-TON STORES OF LANCASTER, INC.
/s/ Robert E. Stern
By:	Robert E. Stern
Title:	Secretary and Treasurer

Address:	2801 East Market Street
York, PA 17402
Attn:	Keith E. Plowman
Telecopy:	(717) 751-3196

THE BON-TON GIFTCO, INC.
/s/ Keith E. Plowman
By:	Keith E. Plowman
Title:	President and Chief Financial Officer

Address:	2801 East Market Street
York, PA 17402
Attn:	Keith E. Plowman
Telecopy:	(717) 751-3196

CARSON PIRIE SCOTT II, INC.
/s/ H. Todd Dissinger
By:	H. Todd Dissinger
Title:	Vice President — Treasurer

Address:	2801 East Market Street
York, PA 17402
Attn:	Keith E. Plowman
Telecopy:	(717) 751-3196
Signature Page to Second Lien Loan and Security Agreement

BON-TON DISTRIBUTION, INC.
/s/ H. Todd Dissinger
By:	H. Todd Dissinger
Title:	Vice President — Treasurer

Address:	2801 East Market Street
York, PA 17402
Attn:	Keith E. Plowman
Telecopy:	(717) 751-3196

MCRIL, LLC
/s/ H. Todd Dissinger
By:	H. Todd Dissinger
Title:	Vice President — Treasurer

Address:	2801 East Market Street
York, PA 17402
Attn:	Keith E. Plowman
Telecopy:	(717) 751-3196
Signature Page to Second Lien Loan and Security Agreement

AGENT: SANKATY ADVISORS, LLC, as Agent
By:	/s/ Michael Ewald
	Name:	Michael Ewald
	Title:	Managing Director

Address:	Sankaty Advisors, LLC
111 Huntington Avenue
Boston, Massachusetts 02199
Attn:	James Athanasoulas
Fax:	(617) 516-2710
Email:	jathanasoulas@sankaty.com

With a copy to:

Address:	Proskauer Rose LLP
One International Place, 23rd Floor
Boston, MA 02110
Attn:	Peter J. Antoszyk
Fax:	(617) 526-9899
Email:	pantoszyk@proskauer.com
Signature Page to Second Lien Loan and Security Agreement

COLLATERAL AGENT: GB MERCHANT PARTNERS, LLC, as Collateral Agent
By:	/s/ D. Michael Murray
	Name:	D. Michael Murray
	Title:	Managing Director

Address:	GB Merchant Partners, LLC
101 Huntington Avenue 10th Floor
Boston, MA 02199
Attn:	D. Michael Murray
Fax:	(617) 210-7141
Email:	mmurray@gordonbrothers.com

With a copy to:

Address:	Proskauer Rose LLP
One International Place, 23rd Floor
Boston, MA 02110
Attn:	Peter J. Antoszyk
Fax:	(617) 526-9899
Email:	pantoszyk@proskauer.com
Signature Page to Second Lien Loan and Security Agreement

DOCUMENTATION AGENT: GA CAPITAL, LLC, as Documentation Agent
By:	/s/ Daniel Platt
	Name:	Daniel Platt
	Title:	President

Address:	GA Capital, LLC
130 West 42nd Street
Suite 1001
New York, NY 10036

Attn:	Daniel Platt
Fax:	646-381-9247 Fax
Email:	dplatt@greatamerican.com

With a copy to:

Address:	Proskauer Rose LLP
One International Place, 23rd Floor
Boston, MA 02110
Attn:	Peter J. Antoszyk
Fax:	(617) 526-9899
Email:	pantoszyk@proskauer.com
Signature Page to Second Lien Loan and Security Agreement

LENDERS: SANKATY CREDIT OPPORTUNITIES II, L.P., as Lender
By:	/s/ Michael Ewald
	Name:	Michael Ewald
	Title:	Managing Director

Address:	c/o Sankaty Advisors, LLC
111 Huntington Avenue
Boston, Massachusetts 02199
Attn:	James Athanasoulas
Fax:	(617) 516-2710
Email:	jathanasoulas@sankaty.com

With a copy to:

Address:	Proskauer Rose LLP
One International Place, 23rd Floor
Boston, MA 02110
Attn:	Peter J. Antoszyk
Fax:	(617) 526-9899
Email:	pantoszyk@proskauer.com
Signature Page to Second Lien Loan and Security Agreement

SANKATY CREDIT OPPORTUNITIES III, L.P., as Lender
By:	/s/ Michael Ewald
	Name:	Michael Ewald
	Title:	Managing Director

Address:	c/o Sankaty Advisors, LLC
111 Huntington Avenue
Boston, Massachusetts 02199
Attn:	James Athanasoulas
Fax:	(617) 516-2710
Email:	jathanasoulas@sankaty.com

With a copy to:

Address:	Proskauer Rose LLP
One International Place, 23rd Floor
Boston, MA 02110
Attn:	Peter J. Antoszyk
Fax:	(617) 526-9899
Email:	pantoszyk@proskauer.com
Signature Page to Second Lien Loan and Security Agreement

SANKATY CREDIT OPPORTUNITIES IV, L.P., as Lender
By:	/s/ Michael Ewald
	Name:	Michael Ewald
	Title:	Managing Director

Address:	c/o Sankaty Advisors, LLC
111 Huntington Avenue
Boston, Massachusetts 02199
Attn:	James Athanasoulas
Fax:	(617) 516-2710
Email:	jathanasoulas@sankaty.com

With a copy to:

Address:	Proskauer Rose LLP
One International Place, 23rd Floor
Boston, MA 02110
Attn:	Peter J. Antoszyk
Fax:	(617) 526-9899
Email:	pantoszyk@proskauer.com
Signature Page to Second Lien Loan and Security Agreement

SANKATY CREDIT OPPORTUNITIES (OFFSHORE MASTER) IV, L.P., as Lender
By:	/s/ Michael Ewald
	Name:	Michael Ewald
	Title:	Managing Director

Address:	c/o Sankaty Advisors, LLC
111 Huntington Avenue
Boston, Massachusetts 02199
Attn:	James Athanasoulas
Fax:	(617) 516-2710
Email:	jathanasoulas@sankaty.com

With a copy to:

Address:	Proskauer Rose LLP
One International Place, 23rd Floor
Boston, MA 02110
Attn:	Peter J. Antoszyk
Fax:	(617) 526-9899
Email:	pantoszyk@proskauer.com
Signature Page to Second Lien Loan and Security Agreement

1903 ONSHORE FUNDING, LLC, as Lender
By:	GB Merchant Partners, LLC,
its Investment Manager

By:	/s/ D. Michael Murray
	Name:	D. Michael Murray
	Title:	Managing Director

Address:	c/o GB Merchant Partners, LLC
101 Huntington Avenue 10th Floor
Boston, MA 02188
Attn:	D. Michael Murray
Fax:	(617) 210-7141
Email:	mmurray@gordonbrothers.com

With a copy to:

Address:	Proskauer Rose LLP
One International Place, 23rd Floor
Boston, MA 02110
Attn:	Peter J. Antoszyk
Fax:	(617) 526-9899
Email:	pantoszyk@proskauer.com
Signature Page to Second Lien Loan and Security Agreement

BANK OF AMERICA, N.A., as Lender
By:	/s/ Kendra Neigoot
	Name:	Kendra Neigoot
	Title:	Vice President
Signature Page to Second Lien Loan and Security Agreement

Schedule 1.1(a)
Commitments of Lenders

	Amount of Term Loan	Amount of Term Loan
	Outstanding as of the	Proceeds Provided less the
Lender	Closing Date	OID
Sankaty Credit Opportunities II, L.P.	$7,500,000.00	$7,275,000.00
Sankaty Credit Opportunities III, L.P.	$11,250,000.00	$10,912,500.00
Sankaty Credit Opportunities IV, L.P.	$8,190,000.00	$7,944,300.00
Sankaty Credit Opportunities (Offshore Master) IV, L.P.	$10,560,000.00	$10,243,200.00
1903 Onshore Funding, LLC	$17,500,000.00	$16,975,000.00
Bank of America, N.A.	$20,000,000.00	$19,400,000.00

TOTAL	$75,000,000.00	$72,750,000.00

Schedule 7.1(c)
Commercial Tort Claims
Bostco LLC, et al. v. MMSD, et al., Case No. 03-CV-005040 (filed August 2003 in Cir. Ct., Milwaukee Co., WI). Bon-Ton, successor by merger to Parisian, Inc., is one of the plaintiffs in this claim for damages to a building in Milwaukee. Borrowers maintain a retail store and corporate offices in the building.